                                  EXHIBIT 4.1

                          LONG BEACH SECURITIES CORP.,
                                    Depositor

                          LONG BEACH MORTGAGE COMPANY,
                                 Master Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                            Dated as of July 1, 2003

                         ------------------------------

                      Long Beach Mortgage Loan Trust 2003-4

                    Asset-Backed Certificates, Series 2003-4

                                TABLE OF CONTENTS

   Section 2.03      Cure, Repurchase or Substitution of Mortgage Loans by the Seller; Remedies for
                     Breaches by Depositor or Master Servicer; Remedies for Breaches Relating to

   Section 2.08      Conveyance of REMIC Regular Interests and Acceptance of REMIC 1 by the Trustee;

   Section 3.05      No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the

                                      i

   Section 3.25      Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly

   Section 6.05      Rights of the Depositor, the NIMS Insurer and the Trustee in Respect of the

                                      ii

                                      iii

   Exhibits

Exhibit A-1           Form of Class AV-1 Certificates
Exhibit A-2           Form of Class AV-2 Certificates
Exhibit A-3           Form of Class AV-3 Certificates
Exhibit A-4           Form of Class M-1 Certificates
Exhibit A-5           Form of Class M-2 Certificates
Exhibit A-6           Form of Class M-3 Certificates
Exhibit A-7           Form of Class M-4A Certificates
Exhibit A-8           Form of Class M-4F Certificates
Exhibit A-9           Form of Class M-5A Certificates
Exhibit A-10          Form of Class M-5F Certificates
Exhibit A-11          Form of Class M-6 Certificates
Exhibit A-12          Form of Class C Certificates
Exhibit A-13          Form of Class P Certificates
Exhibit A-14          Form of Class R Certificates
Exhibit A-15          Form of Class R-CX Certificates
Exhibit A-16          Form of Class R-PX Certificates
Exhibit B             Form of Cap Agreement
Exhibit C             Form of Mortgage Loan Purchase Agreement
Exhibit D             Mortgage Loan Schedule
Exhibit E-1           Request for Release (for Trustee/Custodian)
Exhibit E-2           Request for Release (Certificate - Mortgage Loan Paid in Full)
Exhibit F-1           Form of Trustee's Initial Certification
Exhibit F-2           Form of Trustee's Final Certification
Exhibit G             Reserved
Exhibit H             Form of Lost Note Affidavit
Exhibit I             Form of ERISA Representation
Exhibit J             Form of Investment Letter
Exhibit K             Form of  Class R  Certificate,  Class  R-CX  Certificate  and  Class  R-PX  Certificate  Transfer
                      Affidavit
Exhibit L             Form of Transferor Certificate

                                    Schedules

Schedule I            Prepayment Charge Schedule
Schedule II           Cap Premium Schedule (Not applicable)
Schedule III          Reserved
Schedule IV           PMI Mortgage Loan Schedule (Not applicable)

                                      iv

         This POOLING AND SERVICING AGREEMENT is dated as of July 1, 2003 (the
"Agreement"), among LONG BEACH SECURITIES CORP., as depositor (the "Depositor"),
LONG BEACH MORTGAGE COMPANY, as master servicer (the "Master Servicer") and
DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust
Fund created hereunder. The Certificates will consist of sixteen classes of certificates, designated as (i) the Class AV-1 Certificates, (ii) the Class AV-2
Certificates, (iii) the Class AV-3 Certificates, (iv) the Class M-1
Certificates, (v) the Class M-2 Certificates, (vi) the Class M-3 Certificates,
(vii) the Class M-4A Certificates, (viii) the Class M-4F Certificates, (ix) the
Class M-5A Certificates; (x) the Class M-5F Certificates; (xi) the Class M-6
Certificates, (xii) the Class C Certificates, (xiii) the Class P Certificates,
(xiv) the Class R Certificates, (xv) the Class R-CX Certificates and (xvi) the
Class R-PX Certificates.

                                     REMIC 1

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund and the
Master Servicer Prepayment Charge Payment Amounts) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
1." The Class R-1 Interest will represent the sole class of "residual interests"
in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial
Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests
will be certificated.

                                               Uncertificated
                                                  REMIC 1
                     Initial Uncertificated     Pass-Through            Assumed Final
    Designation        Principal Balance            Rate                Maturity Date(1)
----------------     ----------------------    ---------------        ------------------
      LT1-AA          $2,156,000,201.07          Variable(2)             August, 2033
      LT1-A1             $12,913,900.00          Variable(2)             August, 2033
      LT1-A2              $1,226,100.00          Variable(2)             August, 2033
      LT1-A3              $4,175,000.00          Variable(2)             August, 2033
      LT1-M1              $1,265,000.00          Variable(2)             August, 2033
      LT1-M2                $935,000.00          Variable(2)             August, 2033
      LT1-M3                $275,000.00          Variable(2)             August, 2033
      LT1-M4A               $225,000.00          Variable(2)             August, 2033
      LT1-M4F                $50,000.00          Variable(2)             August, 2033
      LT1-M5A               $170,000.00          Variable(2)             August, 2033
      LT1-M5F                $50,000.00          Variable(2)             August, 2033
      LT1-M6                $330,000.00          Variable(2)             August, 2033
      LT1-ZZ             $22,385,004.10          Variable(2)             August, 2033
       LT1-P                    $100.00          Variable(2)             August, 2033
________________________

         1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular
Interest.

         2 Calculated in accordance with the definition of "Uncertificated REMIC
1 Pass-Through Rate" herein.

                                     REMIC 2

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest represents the sole class of
"residual interests" in REMIC 2 for purposes of the REMIC Provisions.

         The following table sets forth (or describes) the Class designation,
Pass-Through Rate and Original Class Certificate Principal Balance for each
Class of Certificates that represents one or more of the "regular interests" in
REMIC 2 and each class of uncertificated "regular interests" in REMIC 2:

                                       Original Class
                                    Certificate Principal           Pass-Through                Assumed Final
      Class Designation                    Balance                      Rate                   Maturity Date(1)
      -------------------           ----------------------        ---------------            ------------------
             AV-1                     $1,291,390,000.00               Variable(2)                 August 2033
             AV-2                       $122,610,000.00               Variable(2)                 August 2033
             AV-3                       $417,500,000.00               Variable(2)                 August 2033
             M-1                        $126,500,000.00               Variable(2)                 August 2033
             M-2                         $93,500,000.00               Variable(2)                 August 2033
             M-3                         $27,500,000.00               Variable(2)                 August 2033
             M-4A                        $22,500,000.00               Variable(2)                 August 2033
             M-4F                         $5,000,000.00                5.745%(3)                  August 2033
             M-5A                        $17,000,000.00               Variable(2)                 August 2033
             M-5F                         $5,000,000.00                6.000%(3)                  August 2033
             M-6                         $33,000,000.00               Variable(2)                 August 2033
       Class C Interest                  $38,500,205.17               Variable(4)                 August 2033
       Class P Interest                         $100.00                 N/A(5)                    August 2033
_______________________

         1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates or uncertificated interests that represents one or more of the "regular interests" in REMIC 2.

         2 Calculated in accordance with the definition of "Pass-Through Rate"
herein.

         3 Subject to limitations, as described in the definitions of Formula
Rate and Pass-Through Rate.

         4 The Class C Interest will accrue interest at its variable
Pass-Through Rate on its Notional Amount outstanding from time to time, which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC
1 Regular Interests. The Class C Interest will not accrue interest on its
Uncertificated Principal Balance.

         5    The Class P Interest will not accrue interest.

                                    REMIC CX

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC CX." The Class R-CX Interest will represent the sole class of "residual interests" in REMIC CX for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, Original Class Certificate
Principal Balance, and solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the
REMIC CX Regular Interests.

                                  Uncertificated REMIC CX      Initial Uncertificated            Assumed Final
         Designation                 Pass-Through Rate            Principal Balance             Maturity Date(1)
         -----------                 -----------------            -----------------             --------------
          Class C                      Variable(2)                  $38,500,205.17                August 2033
______________________
     1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC CX Regular
Interest.

     2 The Class C Certificates will not accrue interest on their Certificate
Principal Balance. Instead, the monthly interest due on the Class C Certificates will be 100% of the interest paid on the Class C Interest.

                                    REMIC PX

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC PX." The Class R-PX Interest will represent the sole class of "residual interests" in REMIC PX for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, Original Class Certificate
Principal Balance, and solely for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the
REMIC PX Regular Interests.

                                Uncertificated REMIC PX      Initial Uncertificated          Assumed Final
     Designation                 Pass-Through Rate            Principal Balance             Maturity Date(1)
     -----------                 -----------------            -----------------             --------------

      Class P                          N/A(2)                        $100.00                  August 2033
______________________

     1 Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC PX Regular
Interest.

     2   The Class P Certificates will not accrue interest.

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the LIBOR Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P
Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act":  The Securities Act of 1933, as amended.

         "Account":  Either of the Collection Account and Distribution Account.

         "Accrual Period": With respect to the Fixed-Rate Certificates, the
Class C Certificates, the REMIC 1 Regular Interests and the Class C Interest,
and each Distribution Date, the calendar month prior to the month of such
Distribution Date. With respect to the LIBOR Certificates, and each Distribution
Date, the period commencing on the immediately preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date)
and ending on the day immediately preceding such Distribution Date.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

         "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan
(or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Maximum Mortgage Rate for such Mortgage Loan (if such
Mortgage Loan is an Adjustable Rate Mortgage Loan) or the Mortgage Rate for such
Mortgage Loan (if such Mortgage Loan is a Fixed Rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such
Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the
PMI Insurer Fee Rate, if applicable, and (iii) the Trustee Fee Rate.

         "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any Distribution Date, a per annum rate of interest equal to the Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Servicing Fee Rate, (ii) the PMI Insurer Fee Rate, if applicable, and
(iii) the Trustee Fee Rate.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan
Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section
4.04.

         "Advancing Person":  As defined in Section 3.27 hereof.

         "Adverse REMIC Event":  As defined in Section 10.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a
Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of the Mezzanine Certificates, the sum of (i) any Realized Losses
allocated to such Class of Certificates on any Distribution Date and (ii) the
amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to
Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged
Property is located to reflect or record the sale of the Mortgage.

         "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds,
Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period (other than any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master
Servicer Prepayment Charge Payment Amount in connection with Mortgage Loans),
(c) the aggregate of any amounts received in respect of an REO Property acquired in respect of a Mortgage Loan withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls on the Mortgage Loans for such
Distribution Date, (e) the aggregate of any Advances made by the Master Servicer or the Trustee for such Distribution Date with respect to the Mortgage Loans,
(f) the aggregate of any related advances made by or on behalf of the Trustee for such Distribution Date with respect to the Mortgage Loans pursuant to
Section 7.02(b) and (g) the aggregate of any amounts constituting proceeds of repurchases or substitutions of the Mortgage Loans occurring during the related

Prepayment Period over (ii) the sum, without duplication, of (a) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the
Seller, the NIMS Insurer or any Sub-Servicer pursuant to Section 3.11 or Section
3.12 in respect of the Mortgage Loans or otherwise payable in respect of
Extraordinary Trust Fund Expenses, (b) amounts deposited in the Collection
Account or the Distribution Account pursuant to clauses (i)(a) through (g)
above, as the case may be, in error, (c) Stayed Funds, (d) any Trustee Fee pursuant to Section 8.05 and any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (e) amounts reimbursable to the Trustee for an advance made pursuant to Section 7.02(b)
which advance the Trustee has determined to be nonrecoverable from the Stayed
Funds in respect of which it was made.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the
United States Code), as amended.

         "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository
Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing
Date, the Class AV Certificates and the Mezzanine Certificates shall be
Book-Entry Certificates.

         "Book-Entry Custodian": The custodian appointed pursuant to Section
5.01(b).

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of
Delaware, the State of New York, the State of Washington, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

         "Cap Agreement": The interest rate cap agreement consisting of the confirmation incorporating by reference the ISDA Master Agreement, dated July
10, 2003 between the Seller and the Cap Provider, as such agreement may be amended and supplemented in accordance with its terms and any replacement interest rate cap agreement acceptable to the Trustee.

         "Cap Assignment": The Fixed Income Cap Assignment Agreement dated July
10, 2003 among the Cap Provider, the Seller, the Depositor and the Trustee.

         "Cap Provider":  West LB AG, New York branch.

         "Certificate":  Any Regular Certificate or Residual Certificate.

         "Certificate Margin": With respect to the Class AV-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.31%
per annum and (B) after the Optional Termination Date, 0.62% per annum. With respect to the Class AV-2 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.07% per annum and (B) after the Optional
Termination Date, 0.14% per annum. With respect to the Class AV-3 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date,
0.34% per annum and (B) after the Optional Termination Date, 0.68% per annum.
With respect to the Class M-1 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 0.68% per annum and (B) after the

Optional Termination Date, 1.02% per annum. With respect to the Class M-2
Certificates on each Distribution Date (A) on or prior to the Optional
Termination Date, 1.75% per annum and (B) after the Optional Termination Date,
2.625% per annum. With respect to the Class M-3 Certificates on each
Distribution Date (A) on or prior to the Optional Termination Date, 2.15% per annum and (B) after the Optional Termination Date, 3.225% per annum. With respect to the Class M-4A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 3.25% per annum and (B) after the Optional
Termination Date, 4.875% per annum. With respect to the Class M-5A Certificates on each Distribution Date (A) on or prior to the Optional Termination Date,
4.00% per annum and (B) after the Optional Termination Date, 6.00% per annum.
With respect to the Class M-6 Certificates on each Distribution Date (A) on or prior to the Optional Termination Date, 4.00% per annum and (B) after the
Optional Termination Date, 6.00% per annum.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class AV
Certificates, Mezzanine Certificates or Class P Certificates immediately prior to any Distribution Date, an amount equal to the Initial Certificate Principal
Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate
Realized Losses allocated thereto on all prior Distribution Dates. With respect to any Class C Certificates as of any date of determination, an amount equal to the Uncertificated Principal Balance of the Class C Interest. The Residual
Certificates will not have a Certificate Principal Balance.

         "Certificate Register": The register established and maintained pursuant to Section 5.02 hereof.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified
Organization or a Non-United States Person shall not be a Holder of a Residual
Certificate for any purposes hereof and, solely for the purposes of giving any consent, direction or taking any other action pursuant to this Agreement, any
Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting
Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, direction or other action has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to
"Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the NIMS Insurer shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class AV Certificates": The Class AV-1 Certificates, the Class AV-2
Certificates and the Class AV-3 Certificates.

         "Class AV Principal Distribution Amount": With respect to any
Distribution Date, the sum of the Group I Senior Principal Distribution Amount
and the Group II Senior Principal Distribution Amount.

         "Class AV-1 Certificate": Any one of the Class AV-1 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-1 executed, authenticated and delivered by the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class AV-2 Certificate": Any one of the Class AV-2 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-2 executed, authenticated and delivered by the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class AV-3 Certificate": Any one of the Class AV-3 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-3 executed, authenticated and delivered by the Trustee, representing the rights to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

          "Class C Certificate": Any one of the Class C Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-12, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC CX.

         "Class C Interest" An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a
Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

         "Class M-1 Certificate": Any one of the Class M-1 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-4, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-1 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-1 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date) and (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.00% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate

                                       10

Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-2 Certificate": Any one of the Class M-2 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-5, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-2 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-2 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date), (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date) and (iii) the aggregate
Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-3 Certificate": Any one of the Class M-3 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-6, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-3 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-3 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date), (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the aggregate
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
Distribution Date) and (iv) the aggregate Certificate Principal Balance of the
Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related

                                       11

Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4 Certificates": The Class M-4A Certificates and the Class
M-4F Certificates.

          "Class M-4 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-4 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date), (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the aggregate
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
Distribution Date), (iv) the aggregate Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), and (v) the aggregate
Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-4A Certificate": Any one of the Class M-4A Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-7, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

          "Class M-4F Certificate": Any one of the Class M-4F Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-8, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-5 Certificates": The Class M-5A Certificates and the Class
M-5F Certificates.

          "Class M-5 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-5 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date), (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the aggregate
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
Distribution Date), (iv) the aggregate Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3

                                       12

Principal Distribution Amount on such Distribution Date), (v) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date) and (vi) the aggregate Certificate Principal Balance of the
Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.50% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class M-5A Certificate": Any one of the Class M-5A Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-9, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

          "Class M-5F Certificate": Any one of the Class M-5F Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-10, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-6 Certificate": Any one of the Class M-6 Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-11, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 2.

         "Class M-6 Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class M-6 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the sum of (i) the aggregate
Certificate Principal Balance of the Class AV Certificates (after taking into account the payment of the Class AV Principal Distribution Amount on such
Distribution Date), (ii) the aggregate Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the payment of the Class M-1
Principal Distribution Amount on such Distribution Date), (iii) the aggregate
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
Distribution Date), (iv) the aggregate Certificate Principal Balance of the
Class M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date), (vi) the aggregate Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date) and (vii) the aggregate
Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last

                                       13

day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         "Class P Certificate": Any one of the Class P Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-13, executed, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC PX.

         "Class P Interest" An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a
Regular Interest in REMIC 2 for purposes of the REMIC Provisions.

         "Class R Certificate": Any one of the Class R Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-14, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

         "Class R-1 Interest":  The Residual Interest in REMIC 1.

         "Class R-2 Interest":  The Residual Interest in REMIC 2.

          "Class R-CX Certificate": Any one of the Class R-CX Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-15, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-CX Interest.

         "Class R-CX Interest":  The Residual Interest in REMIC CX.

         "Class R-PX Certificate": Any one of the Class R-PX Certificates as
designated on the face thereof substantially in the form annexed hereto as
Exhibit A-16, executed, authenticated and delivered by the Trustee, evidencing the ownership of the Class R-PX Interest.

         "Class R-PX Interest":  The Residual Interest in REMIC PX.

         "Close of Business": As used herein, with respect to any Business Day,
5:00 p.m. (New York time).

         "Closing Date":  July 10, 2003.

         "Closing Date Mortgage Loans": The Group I Closing Date Mortgage Loans
and the Group II Closing Date Mortgage Loans.

         "Code":  The Internal Revenue Code of 1986, as amended.

                                       14

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled
"Deutsche Bank National Trust Company, as Trustee, in trust for registered
Holders of Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4," which must be an Eligible Account.

         "Commission":  The Securities and Exchange Commission.

         "Compensating Interest":  As defined in Section 3.24.

         "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place,
Santa Ana, California 92705, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

         "Corresponding Certificates": With respect to (i) REMIC 1 Regular
Interest LT1-A1, (ii) REMIC 1 Regular Interest LT1-A2, (iii) REMIC 1 Regular
Interest LT1-A3, (iv) REMIC 1 Regular Interest LT1-M1, (v) REMIC 1 Regular
Interest LT1-M2, (vi) REMIC 1 Regular Interest LT1-M3, (vii) REMIC 1 Regular
Interest LT1-M4A, (viii) REMIC 1 Regular Interest LT1-M4F, (ix) REMIC 1 Regular
Interest LT1-M5A, (x) REMIC 1 Regular Interest LT1-M5F, (xi) REMIC 1 Regular
Interests LT1-M6, (xii) the Class C Interest and (xiii) REMIC 1 Regular Interest
LT1-P and the Class P Interest, (i) the Class AV-1 Certificates, (ii) the Class
AV-2 Certificates, (iii) the Class AV-3 Certificates, (iv) the Class M-1
Certificates, (v) the Class M-2 Certificates, (vi) the Class M-3 Certificates,
(vii) the Class M-4A Certificates, (viii) the Class M-4F Certificates, (ix) the
Class M-5A Certificates, (x) the Class M-5F Certificates, (xi) the Class M-6
Certificates, (xii) the Class C Certificates and (xiii) the Class P
Certificates, respectively.

         "Credit Enhancement Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate Certificate Principal Balance of the Mezzanine Certificates and
the Uncertificated Principal Balance of the Class C Interest, calculated prior to distribution of the Group I Principal Distribution Amount and the Group II
Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date, and the denominator of which is (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage
Loans due on the related Due Date or received during the related Prepayment
Period.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date.

         "Cumulative Loss Trigger Event": A Cumulative Loss Trigger Event has
occurred with respect to any Distribution Date on or after August 2006, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses

                                       15

incurred with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

     Distribution Date Occurring in                 Cumulative Loss Percentage
     --------------------------------               ----------------------------------------------------
     August 2006 through July 2007                  3.25% for the first month, plus an additional 1/12th
                                                    of 1.25% for each month thereafter.
     August 2007 through July 2008                  4.50% for the first month, plus an additional 1/12th
                                                    of 0.75% for each month thereafter.
     August 2008 through July 2009                  5.25% for the first month, plus an additional 1/12th
                                                    of 0.35% for each month thereafter.
     August 2009 and thereafter                     5.60% for each month

         "Custodial Agreement": Any agreement that may be entered into by the
Trustee and any Custodian or any agreement assigned to the Trustee providing for holding and safekeeping of Mortgage Files on behalf of the Trust.

         "Custodian": A custodian appointed as provided in Section 8.11 hereof pursuant to a Custodial Agreement.

         "Cut-off Date": With respect to each Closing Date Mortgage Loan, July
1, 2003; and with respect to each Qualified Substitute Mortgage Loan, its date of substitution, as applicable.

         "Cut-off Date Aggregate Principal Balance": The aggregate of the
Cut-off Date Principal Balances of the Mortgage Loans.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (with respect to a
Closing Date Mortgage Loan); or as of the applicable date of substitution (with respect to a Qualified Substitute Mortgage Loan), after giving effect to scheduled payments due on or before the Cut-off Date, whether or not received.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates":  As defined in Section 5.01(b) hereof.

         "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                                       16

         "Delinquency Percentage": With respect to any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of
(i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties related to the Mortgage Loans and (iii) Mortgage Loans in foreclosure and in bankruptcy
(excluding any such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the
Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

         "Delinquency Trigger Event": A Delinquency Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 44.00%
of the Credit Enhancement Percentage.

         "Delinquent": With respect to any Mortgage Loan and related Monthly
Payment, the Monthly Payment due on a Due Date which is not made by the Close of
Business on the next scheduled Due Date for such Mortgage Loan. For example, a
Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due
Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Long Beach Securities Corp., a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust
Company, whose nominee is Cede & Co., or any other organization registered as a
"clearing agency" pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. The Depository shall initially be the registered Holder of the
Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of
the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such
15th day is not a Business Day, the Business Day immediately preceding such 15th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such
REO Property in a trade or business conducted by the REMIC other than through an
Independent Contractor; provided, however, that the Trustee (or the Master
Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

                                       17

         "Disqualified Organization": Any: (A) "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of (i) the United
States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the
Code, or (iii) any organization described in Section 1381(a)(2)(C) of the Code;
(B) "electing large partnership" within the meaning of Section 775 of the Code;
or (C) other Person so designated by the Trustee based upon an Opinion of
Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of
Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to income tax and a majority of its board of directors is not selected by a governmental unit. The terms "United States," "state" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled
"Distribution Account, Deutsche Bank National Trust Company, as Trustee, in
trust for the registered Certificateholders of Long Beach Mortgage Loan Trust
2003-4, Asset-Backed Certificates, Series 2003-4" and which must be an Eligible
Account.

         "Distribution Date": The 25th day of any calendar month, or if such
25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2003.

         "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such
Distribution Date occurs and ending on the first day of the month in which such
Distribution Date occurs.

         "Effective Date":  As defined in Section 3.13 hereof.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated no lower than P-1 by Moody's, F-1 by Fitch and A-1 by S&P (or comparable ratings if Moody's, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein; provided that so long as Washington Mutual
Bank, FA is the Sub-Servicer, any account maintained with Washington Mutual
Bank, FA shall be an Eligible Account if the long-term unsecured debt

                                       18

obligations of Washington Mutual Bank, FA are rated no lower than "A2" by
Moody's, or "A" by Fitch and "A-" by S&P and the short-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than A-2 by S&P, provided that if the long-term unsecured debt obligations of Washington Mutual
Bank, FA are downgraded by S&P to a rating lower than "A-" or the short-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by S&P to a rating lower than A-2, Washington Mutual Bank, FA shall transfer the deposits in any account maintained by Washington Mutual Bank, FA (unless any such account is otherwise qualified as an Eligible Account pursuant to (ii),
(iii) or (iv) of the definition of Eligible Account) to an Eligible Account within ten (10) Business Days of notification of such downgrade, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted
Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to the NIMS Insurer and each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

         "Escrow Payments":  As defined in Section 3.09 hereof.

         "Excess Overcollateralized Amount": With respect to any Distribution
Date, the excess, if any, of (i) the Overcollateralized Amount for such
Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the
Overcollateralization Target Amount for such Distribution Date.

         "Extra Principal Distribution Amount": With respect to any Distribution
Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution
Date and (y) the Overcollateralization Deficiency Amount for such Distribution
Date.

         "Extraordinary Trust Fund Expense": Any amounts reimbursable to the
Trustee, or any director, officer, employee or agent of the Trustee, from the
Trust Fund pursuant to Section 8.05, any amounts payable from the Distribution
Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC pursuant to
Section 10.01(c), any amounts payable from the Trust Fund as a trustee fee for any successor trustee and any amounts payable by the Trustee for the recording of the assignments of mortgage pursuant to Section 2.01.

         "Fannie Mae": Federal National Mortgage Association, or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation, or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section
2.03 or 9.01), a determination made by the Master Servicer that all Insurance

                                       19

Proceeds, Liquidation Proceeds and other payments or recoveries which the Master
Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Representative, of each Final Recovery
Determination made thereby.

         "Fitch":  Fitch Ratings, Inc., or its successor in interest.

         "Fixed-Rate Certificates": The Class M-4F Certificates and the Class
M-5F Certificates.

         "Fixed Rate Mortgage Loan": A Mortgage Loan which provides for a fixed
Mortgage Rate payable with respect thereto.

         "Formula Rate": For any Distribution Date and the Class AV Certificates
and the Mezzanine Certificates (other than the Class M-4F Certificates and the
Class M-5F Certificates), the lesser of (i) LIBOR plus the related Certificate
Margin and (ii) the Maximum Cap Rate. For any Distribution Date and the Class
M-4F Certificates, on or prior to the Optional Termination will equal the lesser of (i) 5.745% and (ii) the Maximum Cap Rate and on each Distribution Date after the Optional Termination Date will equal the lesser of (i) 6.245% and (ii) the
Maximum Cap Rate. For any Distribution Date and the Class M-5F Certificates, on
or prior to the Optional Termination Date will equal the lesser of (i) 6.50% and
(ii) the Maximum Cap Rate and on each Distribution Date after the Optional
Termination Date will equal the lesser of (i) 7.00% and (ii) the Maximum Cap
Rate.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any
successor thereto.

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the
Index on each Adjustment Date in accordance with the terms of the related
Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Group I Closing Date Mortgage Loans": Any of the Group I Mortgage
Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date
Principal Balance of the Group I Closing Date Mortgage Loans is equal to
$1,551,132,618.12.

         "Group I Interest Remittance Amount": With respect to any Distribution
Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I
Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

         "Group I Mortgage Loans": Those Mortgage Loans identified as Group I
Mortgage Loans on the Mortgage Loan Schedule.

         "Group I Principal Allocation Percentage": For any Distribution Date,
the percentage equivalent of a fraction, the numerator of which is (x) the Group
I Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                                       20

         "Group I Principal Distribution Amount": The sum of (i) (x) the Group I
Principal Remittance Amount minus (y) the amount of any Overcollateralization
Release Amount multiplied by the Group I Principal Allocation Percentage for
such Distribution Date, and (ii) the Extra Principal Distribution Amount
multiplied by the Group I Principal Allocation Percentage for such Distribution
Date.

         "Group I Principal Remittance Amount": With respect to any Distribution
Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group
I Mortgage Loans applied by the Master Servicer during the related Prepayment
Period, (iii) the principal portion of all Net Liquidation Proceeds and
Insurance Proceeds received during the related Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Shortfall Amounts deposited in the Collection
Account during the related Prepayment Period with respect to the Group I
Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination
Price representing principal with respect to the Group I Mortgage Loans.

         "Group I Senior Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the aggregate Certificate
Principal Balance of the Class AV-1 Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the aggregate Certificate Principal
Balance of the Class AV-1 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (i) 66.50% and (ii) the aggregate
Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $7,756,100.00.

          "Group II Closing Date Mortgage Loans": Any of the Group II Mortgage
Loans included in the Trust Fund on the Closing Date. The aggregate Cut-off Date
Principal Balance of the Group II Closing Date Mortgage Loans is equal to
$648,867,687.05.

         "Group II Interest Remittance Amount": With respect to any Distribution
Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II
Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

         "Group II Mortgage Loans": Those Mortgage Loans identified as Group II
Mortgage Loans on the Mortgage Loan Schedule.

                                       21

         "Group II Principal Allocation Percentage": For any Distribution Date,
the percentage equivalent of a fraction, the numerator of which is (x) the Group
II Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

         "Group II Principal Distribution Amount": With respect to any
Distribution Date, the sum of (i) (x) the Group II Principal Remittance Amount
minus (y) the amount of any Overcollateralization Release Amount multiplied by the Group II Principal Allocation Percentage for such Distribution Date, and
(ii) the Extra Principal Distribution Amount multiplied by the Group II
Principal Allocation Percentage for such Distribution Date.

         "Group II Principal Remittance Amount": With respect to any
Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related
Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (v) the principal portion of any Substitution Shortfall Amounts deposited in the Collection
Account during the related Prepayment Period with respect to the Group II
Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination
Price representing principal with respect to the Group II Mortgage Loans.

         "Group II Senior Principal Distribution Amount": With respect to any
Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the amount equal to the lesser of (I) the sum of the aggregate
Certificate Principal Balances of the Class AV-2 Certificates and the Class AV-3
Certificates immediately prior to such Distribution Date and (II) the excess of
(x) the sum of the aggregate Certificate Principal Balances of the Class AV-2
Certificates and the Class AV-3 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 66.50% and (ii)
the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the
last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $3,243,900.00.

          "Indenture": The indenture or a document of similar import, if any, entered into following the Closing Date, by one or more Affiliates of the
Depositor or one or more entities sponsored by an Affiliate of the Depositor relating to the NIM Notes to be issued thereunder.

         "Independent": When used with respect to any specified Person, any such
Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master
Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee,

                                       22

promoter, underwriter, trustee, trust administrator, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate
thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master
Servicer) that would be an "independent contractor" with respect to any of the
REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or
(ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related
Mortgage Note.

         "Initial Certificate Principal Balance": With respect to any Regular
Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Initial Notional Amount": With respect to any Class C Certificate, the amount designated "Initial Notional Amount" on the face thereof.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or the related Mortgaged
Property (including any related PMI Policy), to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Insured NIM Notes": Net interest margin securities, if any, issued by one or more Affiliates of the Depositor or by one or more entities sponsored by an Affiliate of the Depositor which are backed, in whole or in part, by the cashflow on certain or all of the Class C Certificates and the Class P
Certificates and insured by the NIMS Insurer.

         "Interest Determination Date": With respect to the LIBOR Certificates and each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                                       23

         "Interest Remittance Amount": The Group I Interest Remittance Amount
and the Group II Interest Remittance Amount.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related
Due Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the
"Interest Settlement Rate" for United States dollar deposits of one-month maturity set forth by the British Bankers' Association (the "BBA"), as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such
Interest Determination Date. With respect to any Interest Determination Date, if the BBA's Interest Settlement Rate does not appear on Telerate Page 3750 as of
11:00 a.m. (London time) on such date, or if Telerate Page 3750 is not available on such date the Trustee will obtain such rate from Reuters Monitor Money Rates
Service page "LIBOR01" or Bloomberg L.P. page "BBAM." Alternatively, the Trustee may request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                           (i) If on such Interest Determination Date two or
                  more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiples of 0.03125%); and

                           (ii) If on such Interest Determination Date fewer
                  than two Reference Banks provide such offered quotations,
                  LIBOR for the related Accrual Period shall be the higher of
                  (i) LIBOR as determined on the previous Interest Determination
                  Date and (ii) the Reserve Interest Rate.

         The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

         "LIBOR Business Day": Any day on which banks in The City of London,
England and New York City are open for conducting transactions in foreign currency and exchange.

         "LIBOR Certificates": The Class AV Certificates and the Mezzanine
Certificates (other than the Fixed-Rate Certificates).

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage
Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related
Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                                       24

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery
Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 9.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a
Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a
Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03,
Section 3.23 or Section 9.01.

         "Loan Group I":  All of the Group I Mortgage Loans collectively.

         "Loan Group II":  All of the Group II Mortgage Loans collectively.

         "Loan-to-Value Ratio": As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the (x) Principal
Balance of the Mortgage Loan (if such Mortgage Loan is secured by a first lien on the related Mortgaged Property) or the sum of the Principal Balance of the
Mortgage Loan and any other mortgage loan secured by a senior lien on the related Mortgaged Property (if such Mortgage Loan is secured by a junior lien on the related Mortgaged Property) and the denominator of which is (y) the Value of the related Mortgaged Property.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original
Mortgage Note has been lost or destroyed (together with a copy of the related
Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of
Exhibit H hereto.

         Marker Rate: With respect to the Class C Interest and any Distribution
Date, a per annum rate equal to two (2) multiplied by the weighted average of the Pass-Through Rates for REMIC 1 Regular Interests LT1-A1, LT1-A2, LT1-A3,
LT1-M1, LT1-M2, LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6 and LT1-ZZ,
with the rates on each such REMIC 1 Regular Interest subject to a cap equal to the Pass-Through Rate for the Corresponding Certificate for such REMIC 1 Regular
Interest, and the rate on REMIC 1 Regular Interest LT1-ZZ subject to a cap of zero for purposes of this calculation and with the rates on all of the REMIC 1
Regular Interests (other than REMIC 1 Regular Interest LT1-M4F and REMIC 1
Regular Interest LT1-M5F) multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period for each such REMIC 1
Regular Interest and the denominator of which is 30.

                                       25

         "Master Servicer": Long Beach Mortgage Company, a Delaware corporation, or any successor servicer appointed as herein provided, in its capacity as
Master Servicer hereunder.

         "Master Servicer Event of Default": One or more of the events described in Section 7.01.

         "Master Servicer Prepayment Charge Payment Amount": The amounts (i)
payable by the Master Servicer in respect of any Prepayment Charges waived other than in accordance with the standard set forth in Section 2.04(a)(viii) or (ii)
collected from the Master Servicer in its capacity as Seller in respect of a remedy for the breach of the representation and warranty made by the Master
Servicer in its capacity as Seller set forth in Section 2.04(a)(vii).

         "Master Servicer Remittance Date": With respect to any Distribution
Date, 3:00 p.m. New York time on the Business Day preceding the Distribution
Date.

         "Master Servicer Termination Test": With respect to any Distribution
Date, the Master Servicer Termination Test will be failed with respect to the
Master Servicer if the Cumulative Loss Percentage exceeds 6.125%.

         "Maximum Cap Rate":

         For any Distribution Date and the LIBOR Certificates, a per annum rate equal to (a) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution
Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual
Period.

         For any Distribution Date and the Fixed-Rate Certificates, a per annum rate equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution
Date.

         "Maximum LT1-ZZ Uncertificated Accrued Interest Deferral Amount": With
respect to any Distribution Date, the excess of (i) Uncertificated Accrued
Interest calculated with the Uncertificated Pass-Through Rate for REMIC 1
Regular Interest LT1-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-ZZ over (y) the REMIC 1 Overcollateralized Amount, in each case for such
Distribution Date, over (ii) Uncertificated Accrued Interest on REMIC 1 Regular
Interests LT1-A1, LT1-A2, LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4A, LT1-M4F,
LT1-M5A, LT1-M5F and LT1-M6, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the Pass-Through Rate on the Corresponding Certificate
for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to all of the REMIC 1 Regular Interests (other than REMIC 1
Regular Interest LT1-M4F and REMIC 1 Regular Interest LT1-M5F) shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

                                       26

         "Maximum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "Mezzanine Certificates": The Class M-1 Certificates, the Class M-2
Certificates, the Class M-3 Certificates, the Class M-4A Certificates, the Class
M-4F Certificates, the Class M-5A Certificates, the Class M-5F Certificates and
the Class M-6 Certificates.

         "Minimum Mortgage Rate": With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Interest Distributable Amount": With respect to any
Distribution Date and the Class AV Certificates and the Mezzanine Certificates,
the amount of interest accrued during the related Accrual Period at the related
Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date. With respect to the Class C Interest and any
Distribution Date, the amount of interest accrued during the related Accrual
Period at the related Pass-Through Rate on the Notional Amount of such Class immediately prior to such Distribution Date. With respect to the Class C
Certificates and any Distribution Date, the Monthly Interest Distributable
Amount shall equal the Monthly Interest Distributable Amount for the Class C
Interest.

         In all cases, the Monthly Interest Distributable Amount for any Class
of Certificates and the Class C Interest shall be reduced by any Net Prepayment
Interest Shortfalls and Relief Act Interest Shortfalls allocated to such Class under Section 1.03.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt
Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the
Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Sections 3.01 and 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the
Trustee and delivered to the Trustee or another Custodian pursuant to Section
2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                                       27

         "Mortgage Loan Purchase Agreement": The agreement between the Master
Servicer, in its capacity as Seller, and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D. The Mortgage
Loan Schedule shall be prepared by the Seller and shall set forth the following information as of the Cut-off Date with respect to each Mortgage Loan, as applicable:

                           (i) the Mortgagor's name and the originator's
                  Mortgage Loan identifying number;

                           (ii) the street address of the Mortgaged Property
                  including the state and zip code;

                           (iii) a code indicating whether the Mortgaged
                  Property is owner-occupied;

                           (iv) the type of Residential Dwelling constituting
                  the Mortgaged Property;

                           (v) the original months to maturity;

                           (vi) the Loan-to-Value Ratio and the combined
                  Loan-to-Value Ratio at origination;

                           (vii) the Mortgage Rate in effect immediately
                  following the Cut-off Date;

                           (viii) the date on which the first Monthly Payment
                  was due on the Mortgage Loan;

                           (ix) the stated maturity date;

                           (x) the amount of the Monthly Payment due on the
                  first Due Date after the Cut-off Date;

                           (xi) the last Due Date on which a Monthly Payment was
                  actually applied to the unpaid Stated Principal Balance;

                           (xii) the original principal amount of the Mortgage
                  Loan;

                           (xiii) the Stated Principal Balance of the Mortgage
                  Loan as of the Close of Business on the Cut-off Date;

                           (xiv) whether such Mortgage Loan is a Fixed Rate
                  Mortgage Loan or an Adjustable Rate Mortgage Loan, and with respect to each Adjustable Rate Mortgage Loan: (a) the Gross
                  Margin, (b) the Maximum Mortgage Rate, (c) the Minimum

                                       28

                  Mortgage Rate, (d) the Periodic Rate Cap for the first
                  Adjustment Date and each subsequent Adjustment Date and (e)
                  the next Adjustment Date immediately following the Cut-off
                  Date;

                           (xv) a code indicating the purpose of the Mortgage
                  Loan (i.e., purchase financing, rate/term refinancing,
                  cash-out refinancing);

                           (xvi) the Mortgage Rate at origination;

                           (xvii) a code indicating the documentation program;

                           (xviii) the Seller's risk grade and the FICO score;

                           (xix) the Value of the Mortgaged Property;

                           (xx) the sale price of the Mortgaged Property, if
                  applicable;

                           (xxi) whether such Mortgage Loan is secured by a
                  first lien or a second lien on the related Mortgaged Property;

                           (xxii) the date of origination;

                           (xxiii) the stated remaining months to maturity as of
                  the Cut-off Date;

                           (xxiv) the current principal and interest payment of
                  the Mortgage Loan as of the Cut-off Date;

                           (xxv) the interest "paid to date" of the Mortgage
                  Loan as of the Cut-off Date;

                           (xxvi) a code indicating whether the Mortgage Loan is
                  a Group I Mortgage Loan or a Group II Mortgage Loan;

                           (xxvii) a code indicating the Index that is
                  associated with such Mortgage Loan (if such Mortgage Loan is an Adjustable Rate Mortgage Loan);

                           (xxviii) the rate adjustment frequency (if such
                  Mortgage Loan is an Adjustable Rate Mortgage Loan);

                           (xxix) the number of years the prepayment penalty is
                  in effect; and

                           (xxx) a code indicating that such Mortgage Loan is
                  covered under the PMI Policy.

         The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1)
the number of Mortgage Loans; (2) the Cut-off Date Principal Balance of the
Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and
(4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan
Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute
Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such

                                       29

Mortgage Loan, determined in accordance with the definition of Cut-off Date herein. The Mortgage Loan Schedule shall clearly identify the Mortgage Loans that are included in Group I Mortgage Loans and those that are included in Group
II Mortgage Loans.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Fixed Rate Mortgage Loan, the annual rate set forth in the related Mortgage Note, as amended, modified or supplemented from time to time. With respect to each Adjustable Rate Mortgage
Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan
Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.001% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross
Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple or leasehold estate in a parcel of real property improved by a Residential Dwelling.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage
Loan or any other disposition of related Mortgaged Property (including REO
Property), the related Liquidation Proceeds net of Advances, Servicing Advances,
Servicing Fees and any other servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

         "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution
Date and (b) the positive excess of (x) Available Funds for such Distribution
Date over (y) the sum for such Distribution Date of (A) the Monthly Interest
Distributable Amounts for the Class AV Certificates and the Mezzanine
Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class AV
Certificates and (C) the Principal Remittance Amount.

                                       30

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related
REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the
Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution
Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate":

         For any Distribution Date and the LIBOR Certificates a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the
Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         For any Distribution Date and the Fixed-Rate Certificates a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the
Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date.

         "Net WAC Rate Carryover Amount": With respect to the Class AV
Certificates, the Mezzanine Certificates and any Distribution Date for which the
Pass-Through Rate for such Class of Certificates for such Distribution Date is the Net WAC Rate, the sum of (i) the positive excess of (A) the amount of interest that would have been payable to such Class of Certificates on such
Distribution Date if the Pass-Through Rate for such Class of Certificates for such Distribution Date were calculated at the related Formula Rate over (B) the amount of interest payable on such Class of Certificates at the Net WAC Rate for such Distribution Date and (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid together with interest thereon at a rate equal to the related Formula Rate for such Class of
Certificates for the most recently ended Accrual Period.

         "New Lease": Any lease of REO Property entered into on behalf of the
Trust, including any lease renewed or extended on behalf of the Trust if the
Trust has the right to renegotiate the terms of such lease.

         "NIM Notes":  The Insured NIM Notes and the Other NIM Notes.

         "NIMS Insurer": A Person, or any of its successors that shall be the insurer under an insurance policy insuring certain payments on Insured NIM
Notes, if any, provided, however, upon the occurrence of certain events (as set forth in the Indenture and/or any other agreement among such Person, Long Beach
Asset Holdings Corp., the Master Servicer, the Trustee and other Persons), the
NIMS Insurer shall be the Person designated in the Indenture or such other agreement. If none of the net interest margin securities have been issued by one or more of the Affiliates of the Depositor or by one or more entities which are sponsored by an Affiliate of the Depositor, that are insured by an insurance policy, there shall be no NIMS Insurer under this Agreement, all references to the NIMS Insurer or Insured NIM Notes in this agreement are for administrative convenience only, shall be completely disregarded and no Person shall have any rights of the NIMS Insurer under this Agreement.

                                       31

         "NIMS Insurer Default": The existence and continuation of any default by the NIMS Insurer (including a failure by the NIMS Insurer to make a payment)
under an insurance policy or policies issued in connection with the Indenture.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds or Liquidation
Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": With respect to the Class C Interest, immediately prior to any Distribution Date, an amount equal to the aggregate of the
Uncertificated Principal Balances of the REMIC Regular Interests. With respect to the Class C Certificates, immediately prior to any Distribution Date, an amount equal to the Notional Amount of the Class C Interest.

          "Officers' Certificate": A certificate signed by the Chairman of the
Board, the Vice Chairman of the Board, the President or a vice president
(however denominated), and by the Treasurer, the Secretary, or one of the
assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, reasonably acceptable to the Trustee, if such opinion is delivered to the
Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the
Terminator may elect to terminate the Trust Fund pursuant to Section 9.01.

         "Original Class Certificate Principal Balance": With respect to the
Class AV Certificates, the Mezzanine Certificates and the Class P Certificate,
the corresponding Certificate Principal Balance on the Closing Date.

         "Original Class Notional Amount": With respect to the Class C Interest,
$2,200,000,305.17.

         "Other NIM Notes": Net Interest Margin Securities, if any, issued by one or more Affiliates of the Depositor or by one or more entities sponsored by an Affiliate of the Depositor, which are backed, in whole or in part, by the cashflow on certain Class C Certificates and Class P Certificates and not
insured by any NIMS Insurer.

         "Overcollateralization Deficiency Amount": With respect to any
Distribution Date, the amount, if any, by which the Overcollateralization Target
Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the aggregate Principal Remittance Amount is applied as a principal payment on such Distribution Date).

         "Overcollateralization Floor":  $11,000,000.00.

                                       32

         "Overcollateralization Release Amount": With respect to any
Distribution Date, the lesser of (x) the Principal Remittance Amount for such
Distribution Date and (y) the Excess Overcollateralized Amount.

         "Overcollateralization Target Amount": With respect to any Distribution
Date (i) prior to the Stepdown Date, 1.75% of the aggregate Cut-off Date
Principal Balance of the Closing Date Mortgage Loans, (ii) on or after the
Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (I) 1.75% of the aggregate Cut-off Date Principal Balance of the
Closing Date Mortgage Loans and (II) 3.50% of the aggregate Stated Principal
Balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due
Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the
Overcollateralization Floor, and (iii) on or after the Stepdown Date if a
Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         "Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the
Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate
Principal Balances of the Class AV Certificates and the Mezzanine Certificates
and the Uncertificated Principal Balance of the Class P Interest as of such
Distribution Date (after giving effect to distributions to be made on such
Distribution Date, other than distributions of the Extra Principal Distribution
Amount, if any).

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":

         With respect to the Class AV Certificates and the Mezzanine
Certificates for any Distribution Date (other than the first Distribution Date), the lesser of (x) the related Formula Rate for such Distribution Date and (y)
the Net WAC Rate for such Distribution Date.

         With respect to the Class AV Certificates and the Mezzanine
Certificates and the first Distribution Date, the related Formula Rate for such
Distribution Date;

         With respect to the Class C Interest and any Distribution Date, a per
annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (N)
below, and the denominator of which is the aggregate of the Uncertificated
Principal Balances of REMIC 1 Regular Interests LT1-AA, LT1-A1, LT1-A2, LT1-A3,
LT1-M1, LT1-M2, LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6, LT1-ZZ and
LT1-P. For purposes of calculating the Pass-Through Rate for the Class C
Interest, the numerator is equal to the sum of the following components:

                                       33

                  (A)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-AA;

                  (B)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-A1;

                  (C)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-A2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-A2;

                  (D)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-A3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-A3;

                  (E)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M1;

                  (F)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M2;

                  (G)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M3;

                  (H)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M4A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M4A;

                  (I)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M4F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M4F;

                  (J)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M5A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M5A;

                  (K)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M5F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M5F;

                  (L)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-M6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-M6;

                                       34

                  (M)  the Uncertificated REMIC 1 Pass-Through Rate for
REMIC 1 Regular Interest LT1-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest
LT1-ZZ; and

                  (N)  100% of the interest on REMIC 1 Regular Interest LT1-P.

                  The Class C Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the distributions on the Class C Interest.

         "Percentage Interest": With respect to any Certificate (other than a
Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount
represented by such Certificate and the denominator of which is the Original
Class Certificate Principal Balance or Original Class Notional Amount of the
related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such
Certificate; provided, however, with respect to each Class referred to in this paragraph, that the sum of all such percentages for each such Class totals 100%.

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related
Mortgage Note, which is the maximum amount by which the Mortgage Rate for such
Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage
Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage
Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS
Insurer, the Trustee or any of their respective Affiliates or for which an
Affiliate of the NIMS Insurer or the Trustee serves as an advisor:

                           (i) direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) (A) demand and time deposits in, certificates of
                  deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their commercial
                  capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment
                  providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the
                  depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two
                  highest available ratings of Fitch and the highest available rating category of Moody's and S&P and provided that each such investment has an original maturity of no more than 365 days;
                  and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal
                  subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable

                                       35

                  rating shall be that of the bank holding company; and,
                  provided further that, if the original maturity of such
                  short-term obligations of a domestic branch of a foreign
                  depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                           (iii) repurchase obligations with a term not to
                  exceed 30 days with respect to any security described in
                  clause (i) above and entered into with a depository
                  institution or trust company (acting as principal) rated F-1+
                  or higher by Fitch, rated A-1+ by S&P and rated A2 or higher by Moody's;

                           (iv) securities bearing interest or sold at a
                  discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each Rating Agency in its highest
                  long-term unsecured rating category at the time of such
                  investment or contractual commitment providing for such
                  investment;

                           (v) commercial paper (including both
                  non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency in its highest short-term
                  unsecured debt rating available at the time of such
                  investment;

                           (vi) units of taxable money market funds (which may
                  be 12b-1 funds, as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment
                  Company Act of 1940), which funds have the highest rating
                  available for such securities from the Rating Agencies or
                  which have been designated in writing by the Rating Agencies as Permitted Investments; and

                           (vii) if previously confirmed in writing to the
                  Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be
                  acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings
                  equivalent to its highest initial rating of the Class AV
                  Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         The Trustee or its Affiliates are permitted to receive additional compensation (such compensation shall not be an expense of the Trust or constitute an Extraordinary Trust Fund Expense) that could be deemed to be in

                                       36

the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         "PMI Insurer": None of the Mortgage Loans are insured by a primary mortgage insurance policy. References to the PMI Insurer, PMI Insurer Fee, PMI
Insurer Fee Rate, PMI Mortgage Loans and PMI Policy are left in this Agreement for administrative convenience and shall be completely disregarded. There are no
PMI Mortgage Loans nor any PMI Insurer under this Agreement and no Person shall have any rights of the PMI Insurer under this Agreement.

         "PMI Insurer Fee": The amount payable to the PMI Insurer on each
Distribution Date, which amount shall equal one twelfth of the product of (i)
the PMI Insurer Fee Rate, multiplied by (ii) the aggregate Stated Principal
Balance of the PMI Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

         "PMI Insurer Fee Rate":  0.00% per annum.

         "PMI Mortgage Loans": The Mortgage Loans insured by the PMI Insurer set forth on the list of Mortgage Loans attached hereto as Schedule IV. There are no
PMI Mortgage Loans under this Agreement.

         "PMI Policy":  Not applicable.

         "Prepayment Assumption": The pricing prepayment assumption as described in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such
Mortgage Loan in accordance with the terms thereof (other than any Master
Servicer Prepayment Charge Payment Amount).

         "Prepayment Charge Schedule": As of the Cut-off Date, a list attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto), setting forth the following information with respect to each Prepayment Charge:

                           (i) the Mortgage Loan identifying number;

                                       37

                           (ii) a code indicating the type of Prepayment Charge;

                           (iii) the state of origination of the related
Mortgage Loan;

                           (iv) the date on which the first monthly payment was
due on the related Mortgage Loan;

                           (v) the term of the related Prepayment Charge; and

                           (vi) the principal balance of the related Mortgage
Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of each related amendment shall be furnished by the Master Servicer to the
NIMS Insurer and the Trustee.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment in full or in part that was applied by the Master
Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal
Prepayment for the lesser of (i) the number of days commencing on the date on which the prepayment is applied and ending on the last day of the related
Prepayment Period and (ii) 30 days. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such
Distribution Date occurs.

         "Prime Rate": The prime rate of United States money center commercial banks as published in The Wall Street Journal.

         "Principal Balance": As to any Mortgage Loan other than a Liquidated
Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Cut-off Date Principal Balance of any such
Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan shall equal the Principal
Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Distribution Amount": With respect to any Distribution Date, the sum of the Group I Principal Distribution Amount and the Group II Principal
Distribution Amount.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and

                                       38

which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of the Group I Principal Remittance Amount and the Group II Principal
Remittance Amount.

         "Prospectus Supplement": That certain Prospectus Supplement dated July
8, 2003 relating to the public offering of the Class AV Certificates and the
Mezzanine Certificates.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by an Officers' Certificate from the Master
Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated
Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last paid by the Mortgagor or by an advance by the Master
Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed
Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed in respect of REO Imputed Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances, Advances and Nonrecoverable Advances and any unpaid Servicing Fees allocable to such
Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the
Collection Account in respect of such Mortgage Loan or REO Property pursuant to
Section 3.11 (a)(ix) and Section 3.16(b), (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, enforcement expenses reasonably incurred or to be incurred by the NIMS Insurer, the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be repurchased pursuant to Section 2.03 because such Mortgage Loan is in breach of the representation in Section 6(xlvi) of the Mortgage Loan Purchase Agreement, any additional costs or damages in excess of the amounts to be paid pursuant to clauses (i) through (v) above (including attorney's fees) incurred by the Trust as a result of the Trust's status as an assignee or purchaser of such Mortgage
Loans.

         Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has
previously been repurchased (exclusive of any Mortgage Loans purchased by the
Master Servicer pursuant to Section 3.16(c)) or substituted for, then in addition to those requirements set forth above, the Purchase Price shall include the amount of any related Prepayment Charge (other than with respect to a
Purchase Price paid in connection with Section 9.01).

         "Qualified Insurer":  Any insurance company acceptable to Fannie Mae.

                                       39

         "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a
Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage
Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5.00%
less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii)
have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the
Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a
Maximum Mortgage Rate not greater than the Maximum Mortgage Rate on the Deleted
Mortgage Loan and have a Minimum Mortgage Rate not less than the Minimum
Mortgage Rate of the Deleted Mortgage Loan, (iv) if the Qualified Substitute
Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (v) if the
Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment
Date on the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage
Loan, (vii) be current (with no contractual delinquencies outstanding) as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted
Mortgage Loan as of such date, (ix) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (x)
have been underwritten or reunderwritten by the Seller in accordance with the same or, as determined by the Seller, more favorable, underwriting criteria and guidelines as the Deleted Mortgage Loan, (xi) with respect to Qualified
Substitute Mortgage Loans substituted for Deleted Mortgage Loans that are Group
I Mortgage Loans, have had an original Principal Balance that conformed to
Fannie Mae loan limits as of the date of its origination, (xii) be secured by the same property type as the Deleted Mortgage Loan, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be covered by the PMI Policy if the Deleted Mortgage Loan was covered by the PMI Policy, and
(xv) conform to each representation and warranty set forth in Section 6 of the
Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted
Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances (applied separately for the Group I
Mortgage Loans and Group II Mortgage Loans), the Mortgage Rates described in clauses (ii) through (v) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the
Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (viii)
hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified
Substitute Mortgage Loan or in the aggregate, as the case may be.

         Notwithstanding the foregoing, if an amount of Mortgage Loans (measured by the aggregate principal balance) that is in excess of 2.00% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-Off Date has
previously been repurchased (exclusive of any Mortgage Loans purchased by the
Master Servicer pursuant to Section 3.16(c)) or substituted for, then in

                                       40

addition to clauses (i) through (xiv) above, each Qualified Substitute Mortgage
Loan shall also have a Prepayment Charge provision at least as favorable to the
Holders of the related Class P Certificates as the Prepayment Charge provisions in the Deleted Mortgage Loan.

          "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence,
"Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Master Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds
in respect of such Mortgage Loan.

         "Record Date": With respect to (i) the Fixed-Rate Certificates, the
Class P Certificates, the Class C Certificates, the Residual Certificates and
any Definitive Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the LIBOR Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class AV
Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Recording Documents":  As defined in Section 2.01 hereof.

         "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Seller or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Trustee with the consent of the NIMS Insurer; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the
Trustee with the consent of the NIMS Insurer which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

         "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

         "Regular Certificates": The Class AV Certificates, the Mezzanine
Certificates, the Class C Certificates and the Class P Certificates.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as
amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage
Rate for such Mortgage Loan before giving effect to the application of the
Relief Act.

                                       41

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto, constituting a primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage
Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, including the PMI Policy, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the
Depositor's rights with respect to the Mortgage Loans under the Mortgage Loan
Purchase Agreement (including any security interest created thereby) and (v) the
Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund and
Master Servicer Prepayment Charge Payment Amounts.

         "REMIC 1 Interest Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to (a) the product of (i) 1.00% of the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC
1 Regular Interest LT1-AA minus the Marker Rate, divided by (b) 12.

         "REMIC 1 Overcollateralization Target Amount ": 1.00% of the
Overcollateralization Target Amount.

         "REMIC 1 Overcollateralized Amount": With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-A1, REMIC 1
Regular Interest LT1-A2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular
Interest LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest
LT1-M3, REMIC 1 Regular Interest LT1-M4A, REMIC 1 Regular Interest LT1-M4F,
REMIC 1 Regular Interest LT1-M5A, REMIC 1 Regular Interest LT1-M5F, REMIC 1
Regular Interest LT1-M6, REMIC 1 Regular Interest LT1-ZZ and REMIC 1 Regular
Interest LT1-P minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-A1, REMIC 1 Regular Interest LT1-A2, REMIC 1
Regular Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular
Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest
LT1-M4A, REMIC 1 Regular Interest LT1-M4F, REMIC 1 Regular Interest LT1-M5A,
REMIC 1 Regular Interest LT1-M5F, REMIC 1 Regular Interest LT1-M6 and REMIC 1
Regular Interest LT1-P, in each case as of such date of determination.

          "REMIC 1 Principal Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to the product of (i) 1.00% of the aggregate
Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is 2 times the aggregate of the
Uncertificated Principal Balances of REMIC 1 Regular Interest LT1-A1, LT1-A2,

                                       42

LT1-A3, LT1-M1, LT1-M2, LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F and LT1-M6
and the denominator of which is the aggregate of the Uncertificated Principal
Balances of REMIC 1 Regular Interests LT1-A1, LT1-A2, LT1-A3, LT1-M1, LT1-M2,
LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6 and LT1-ZZ.

         "REMIC 1 Regular Interest LT1-A1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-A1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-A2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-A2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-A3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-A3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-AA": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-AA shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-M1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-M2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-M3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to

                                       43

the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-M4A": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M4A
shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

         "REMIC 1 Regular Interest LT1-M4F": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M4F
shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

         "REMIC 1 Regular Interest LT1-M5A": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M5A
shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

         "REMIC 1 Regular Interest LT1-M5F": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M5F
shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

         "REMIC 1 Regular Interest LT1-M6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-M6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest LT1-P": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a
Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-P shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to any Prepayment Charges relating to the
Mortgage Loans collected by the Master Servicer and to a distribution of

                                       44

principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the
Preliminary Statement hereto.

          "REMIC 1 Regular Interest LT1-ZZ": One of the separate
non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1-ZZ
shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto.

         "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1-AA, REMIC 1
Regular Interest LT1-A1, REMIC 1 Regular Interest LT1-A2, REMIC 1 Regular
Interest LT1-A3, REMIC 1 Regular Interest LT1-M1, REMIC 1 Regular Interest
LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC 1 Regular Interest LT1-M4A, REMIC
1 Regular Interest LT1-M4F, REMIC 1 Regular Interest LT1-M5A, REMIC 1 Regular
Interest LT1-M5F, REMIC 1 Regular Interest LT1-M6, REMIC 1 Regular Interest
LT1-ZZ and REMIC 1 Regular Interest LT1-P.

          "REMIC 2": The segregated pool of assets consisting of all of the
REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates (other than the Class C Certificates and the Class P Certificates), REMIC CX, as the holder of the Class C Interest,
REMIC PX as holder of the Class P Interest, and the Class R Certificateholders,
as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Regular Interests": The Class C Interest and the Class P
Interest.

         "REMIC CX": The segregated pool of assets consisting of the Class C
Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class C Certificates and the Class R-CX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate
REMIC election is to be made.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC PX": The segregated pool of assets consisting of the Class P
Interest, conveyed in trust to the Trustee, for the benefit of the Holders of the Class P Certificates and the Class R-PX Certificates, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate
REMIC election is to be made.

         "REMIC Regular Interests": The REMIC 1 Regular Interests and the REMIC
2 Regular Interests.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the NIMS Insurer and the Trustee pursuant to Section 4.04.

                                       45

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master
Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the
Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage
Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO
Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related
Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed
Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Representative, in the form of Exhibit E-1 or E-2 attached hereto.

         "Reserve Fund":  The reserve fund established pursuant to Section 3.26.

         "Reserve Interest Rate": With respect to any Interest Determination
Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of
0.03125%) of the one-month United States dollar lending rates which banks in New
York City selected by the Trustee with the consent of the NIMS Insurer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any
Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trustee with the consent of the NIMS Insurer are quoting on such
Interest Determination Date to leading European banks.

                                       46

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificates": The Class R Certificates, the Class R-CX
Certificates and the Class R-PX Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, any managing director, director, associate, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies,
Inc., or its successor in interest.

         "Seller": Long Beach Mortgage Company, a Delaware corporation, or its successor in interest, in its capacity as seller under the Mortgage Loan
Purchase Agreement.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses)
incurred by the Master Servicer in the performance of its servicing obligations in connection with a default, delinquencies or other unanticipated event or where reimbursement is otherwise permitted in accordance with any of the terms of this Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the
Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate":  0.50% per annum.

                                       47

         "Servicing Representative": Any officer or employee of the Master
Servicer involved in, or responsible for, the administration and servicing of
Mortgage Loans, whose name and specimen signature appear on a list of servicing representatives furnished by the Master Servicer to the Trustee and the
Depositor on the Closing Date, as such list may from time to time be amended.

         "Startup Day": As defined in Section 10.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage
Loan would be distributed, the related Cut-off Date Principal Balance, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination,
(ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination,
(iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any
Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal
Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO
Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a
Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stayed Funds": If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the making of a Remittance (as defined in
Section 7.02(b)) is prohibited by Section 362 of the federal Bankruptcy Code, funds that are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition.

         "Stepdown Date": The earlier of (a) the later of (i) the Distribution
Date in August 2006 and (ii) the first Distribution Date on which the Credit
Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period but prior to distribution of the Principal Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to 33.50% and (b) the date on which the aggregate Certificate Principal
Balance of the Class AV Certificates has been reduced to zero.

                                       48

         "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a
Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account or accounts established by a
Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between the Master
Servicer and a Sub-Servicer relating to servicing and administration of certain
Mortgage Loans as provided in Section 3.02.

         "Substitution Shortfall Amounts": As defined in Section 2.03(d) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income
Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holder of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Telerate Page 3750": The display designated as page "3750" on the Dow
Jones Telerate Capital Markets Report (or such other page as may replace page
3750 on that report for the purpose of displaying London interbank offered rates of major banks).

         "Termination Price":  As defined in Section 9.01(a) hereof.

         "Terminator":  As defined in Section 9.01.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer of any Ownership
Interest in a Certificate.

         "Trigger Event": A Trigger Event has occurred with respect to a
Distribution Date if either a Cumulative Loss Trigger Event or a Delinquency
Trigger Event has occurred with respect to such Distribution Date.

         "Trust": Long Beach Mortgage Loan Trust 2003-4, the trust created hereunder.

         "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC CX, REMIC PX, the
Reserve Fund and any Master Servicer Prepayment Charge Payment Amounts and the
Trust's rights under the Cap Agreement.

                                       49

         "Trust REMIC": Any of REMIC 1, REMIC 2, REMIC CX and/or REMIC PX.

         "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": With respect to each Distribution Date, one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (prior to giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

         "Trustee Fee Rate":  0.0091% per annum.

         "Uncertificated Accrued Interest": With respect to each REMIC Regular
Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal
Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment
Interest Shortfalls and Relief Act Interest Shortfalls allocated to such REMIC
Regular Interests pursuant to Section 1.03.

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1
Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each REMIC Regular
Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal
Balance of each REMIC Regular Interest shall equal the amount set forth in the
Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC
Regular Interest shall be reduced by all distributions of principal made on such
REMIC Regular Interest on such Distribution Date pursuant to Section 4.05 and, if and to the extent necessary and appropriate, shall be further reduced on such
Distribution Date by Realized Losses as provided in Section 4.06, and the
Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-ZZ shall be increased by interest deferrals as provided in Section 4.05. The Uncertificated
Principal Balance of each REMIC Regular Interest that has an Uncertificated
Principal Balance shall never be less than zero. Notwithstanding the foregoing, the Uncertificated Principal Balance of (i) the Class C Interest shall always be equal to the excess, if any, of (A) the then aggregate Uncertificated Principal
Balances of the REMIC 1 Regular Interests over (B) the sum of the Certificate
Principal Balance of the Class AV Certificates, the Mezzanine Certificates and
the Class P Interest.

         "Uncertificated REMIC 1 Pass-Through Rate": With respect to the REMIC 1
Regular Interests and any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans,
weighted on the basis of the Stated Principal Balances of such Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date.

         "Undercollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the sum of the aggregate Certificate Principal
Balances of the Class AV Certificates and the Mezzanine Certificates and the
Uncertificated Principal Balance of the Class P Interest as of such Distribution
Date (after giving effect to distributions to be made on such Distribution Date)

                                       50

exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the
last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period).

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person" or "U.S. Person": (i) A citizen or resident of the United States; (ii) a corporation, partnership or other entity classified as a corporation or partnership for United States federal income tax purposes created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership or entity treated as a partnership, to the extent provided in regulations) provided that, solely for purposes of the restrictions on the transfer of the Residual
Certificates, no partnership or other entity treated as a partnership shall be treated as a United States Person unless all persons that own an interest in such partnership or other entity, either directly or through any entity that is not a corporation for United States federal income tax purposes, are required by the applicable operative agreement to be United States Persons; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust or if the trust was in existence on August 20, 1996, was treated as a United States Person on August 19, 1996, and made a valid election to continue to be treated as a United States Person. The term "United States"
shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to the Class AV
Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable
Amount for such Class of Certificates for the immediately preceding Distribution
Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such
Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding
Distribution Date, plus interest on the amount of interest due but not paid on such Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class of Certificates for the related Accrual Period.

         "Value": With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the
Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the
Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae.

                                       51

         "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times the Class AV
Certificates, the Mezzanine Certificates and the Class C Certificates shall have
98% of the Voting Rights (allocated among the Holders of the Class AV
Certificates, the Mezzanine Certificates and the Class C Certificates in
proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting
Rights and the Class R Certificates shall have 1% of the Voting Rights, provided that, if and for so long as the Class C Certificates and the Class P
Certificates are held by one or more foreign entities and serve as collateral for the NIM Notes, the total combined voting power of such Classes of
Certificates shall not exceed 9.9%. The Voting Rights allocated to any Class of
Certificates (other than the Class P Certificates and the Class R Certificates)
shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting
Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders'
respective Percentage Interest; provided, however, that when none of the Regular
Certificates are outstanding, 100% of the Voting Rights shall be allocated among
Holders of the Class R Certificates in accordance with such Holders' respective
Percentage Interests in the Certificates of such Class.

         "Washington Mutual Custodian": None of the Mortgage Loans are held by the Washington Mutual Custodian as custodian. References to the Washington
Mutual Custodian are left in this Agreement for administrative convenience and shall be completely disregarded. There is no Washington Mutual Custodian under this Agreement and no Person shall have any rights of the Washington Mutual
Custodian under this Agreement.

         "Washington Mutual Mortgage Loans": The Mortgage Loans acquired by the
Seller from Washington Mutual Bank, Washington Mutual Bank, FA, Washington
Mutual Bank fsb, or from any of their subsidiaries.

Section 1.02      Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account, such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

Section 1.03      Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest
Distributable Amount for the Class AV Certificates, the Mezzanine Certificates
and the Class C Interest for any Distribution Date, the aggregate amount of any
Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls
incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Interest to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of such Regular
Interest and, then, among the Class AV Certificates and the Mezzanine
Certificates on a pro rata basis based on, and to the extent of, interest for the related Accrual Period at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate.

                                       52

         For purposes of calculating the amount of the Monthly Interest
Distributable Amount for the Class C Certificates for any Distribution Date, the
aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act
Interest Shortfalls allocated to the Class C Interest pursuant to the paragraph above shall be allocated among the Class C Certificates on a pro rata basis based on one month's interest.

         For purposes of calculating the amount of Uncertificated Accrued
Interest for the REMIC 1 Regular Interests for any Distribution Date, the
aggregate amount of any Net Prepayment Interest and Relief Act Interest
Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated to REMIC 1 Regular Interest LT1-AA and REMIC 1 Regular
Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss
Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1
Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-A1, REMIC 1 Regular
Interest LT1-A2, REMIC 1 Regular Interest LT1-A3, REMIC 1 Regular Interest
LT1-M1, REMIC 1 Regular Interest LT1-M2, REMIC 1 Regular Interest LT1-M3, REMIC
1 Regular Interest LT1-M4A, REMIC 1 Regular Interest LT1-M4F, REMIC 1 Regular
Interest LT1-M5A, REMIC 1 Regular Interest LT1-M5F, REMIC 1 Regular Interest
LT1-M6, REMIC 1 Regular Interest LT1-ZZ and REMIC 1 Regular Interest LT1-P, pro
rata based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Section 1.04      Rights of the NIMS Insurer.

                  (a)  Each of the rights of the NIMS Insurer set forth in
this Agreement shall exist so long as the Insured NIM Notes remain outstanding;
provided, however, the NIMS Insurer shall not have any rights hereunder (except as provided in Section 9.01) so long as any NIMS Insurer Default is continuing.

                  (b)  Notwithstanding anything to the contrary anywhere in
this Agreement, all rights and benefits of the NIMS Insurer hereunder shall permanently terminate upon such time as the Insured NIM Notes shall no longer be outstanding.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01      Conveyance of Mortgage Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the
Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan
Purchase Agreement (other than the Depositor's rights under Section 17 thereof), the rights of the Depositor under the Cap Agreement, and all other assets included or to be included in REMIC 1. Such assignment includes all scheduled

                                       53

payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date
(other than the portion of such collections due on or prior to the Cut-off
Date). The Depositor herewith delivers to the Trustee an executed copy of the
Mortgage Loan Purchase Agreement, the Cap Agreement, the Cap Assignment and the
PMI Policy.

         If the assignment and transfer of the Mortgage Loans and the other property specified in Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this
Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the
Depositor in and to the Mortgage Loans and all other property conveyed to the
Trust Fund pursuant to this Section 2.01 and all proceeds thereof and (ii) this
Agreement shall constitute a security agreement under applicable law.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, the Trustee as custodian (in which capacity it will, unless otherwise specified, be acting under this Article II) the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage
File"):

                  (a)  the original Mortgage Note, endorsed in blank or in
the following form: "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the
Cut-off Date) a copy of such original Mortgage Note with an accompanying Lost
Note Affidavit executed by the Seller;

                  (b)  the original Mortgage with evidence of recording
thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (c)  an original Assignment in blank;

                  (d)  the original recorded Assignment or Assignments
showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                  (e)  the original or copies of each assumption,
modification, written assurance or substitution agreement, if any; and

                  (f)  the original lender's title insurance policy,
together with all endorsements or riders issued with or subsequent to the issuance of such policy (or a copy of the above, in the case of the Washington
Mutual Mortgage Loans), insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                                       54

         The Master Servicer, in its capacity as Seller, shall promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement between the Master Servicer and the Trustee), following the later of the Closing Date and the date of receipt by the Master Servicer of the recording information for a Mortgage submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the Depositor, in the
appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above and shall execute each original Assignment referred to in clause (c) above in the following form: "Deutsche Bank National
Trust Company, as Trustee under applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer, in its capacity as Seller, shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, the Assignments shall not be required to be completed and submitted for recording with respect to any
Mortgage Loan if each Rating Agency does not require recordation in order for such Rating Agency to assign the initial ratings to the Class AV Certificates, the Mezzanine Certificates and the Other NIM Notes and the initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master
Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master
Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.
Notwithstanding the foregoing, if the Master Servicer is unable to pay the cost of recording the Assignments, such expense shall be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.

         If any of the documents referred to in Sections 2.01(b), (c), (d) or
(e) above (collectively, the "Recording Documents") has as of the Closing Date
been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Master
Servicer, in its capacity as the Seller, to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the applicable Custodian of a copy of each such Recording Document certified by the
Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the applicable Custodian promptly upon receipt thereof, and in any event no later than one year after the Closing Date, of either the original or a copy of such Recording Document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the recording office

                                       55

where any such Recording Documents have been delivered for recordation, the
Recording Documents cannot be delivered to the Trustee or the applicable
Custodian within one year after the Closing Date, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable Custodian within such time period an Officer's Certificate stating the date by which the
Master Servicer, in its capacity as the Seller, expects to receive such
Recording Documents from the applicable recording office. In the event that
Recording Documents have still not been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable Custodian by the date specified in its previous Officer's Certificate delivered to the
Trustee or the applicable Custodian, as the case may be, the Master Servicer, in its capacity as the Seller, shall deliver to the Trustee or the applicable
Custodian by such date an additional Officer's Certificate stating a revised date by which the Master Servicer, in its capacity as the Seller, expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Master Servicer, in its capacity as the Seller, and delivered to the Trustee or the applicable
Custodian. If the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans) was not delivered pursuant to Section 2.01(f) above, the Master Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable
Custodian promptly after receipt thereof, and in any event within 120 days after the Closing Date, the original lender's title insurance policy (or a copy thereof, in the case of the Washington Mutual Mortgage Loans). The Master
Servicer, in its capacity as the Seller, shall deliver or cause to be delivered to the Trustee or the applicable Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         All original documents relating to the Mortgage Loans that are not delivered to the Trustee or the applicable Custodian are and shall be held by or on behalf of the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.
In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee or the applicable Custodian. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

Section 2.02      Acceptance of REMIC 1 by the Trustee.

         Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee or a Custodian on behalf of the Trustee, as applicable, acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "REMIC 1" under clauses (i), (iii), (iv) and (vi) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and all such assets and such other assets included in the definition of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders.

         The Trustee or the Custodian, as applicable, agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing
Date, with respect to each Mortgage Loan and to certify to the Trustee, the NIMS
Insurer, the Depositor and the Master Servicer in substantially the form attached hereto as Exhibit F-1 that, as to each Closing Date Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in
Section 2.01(e)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by the Trustee or the
Washington Mutual Custodian, as applicable and are not mutilated, torn or

                                       56

defaced unless initialed by the related borrower and relate to such Mortgage
Loan and (iii) based on the Trustee's examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates) and (xvi) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, neither the Trustee nor any Custodian is under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(f), whether such title insurance policy (a) contains all necessary endorsements, (b) insures the priority of the Mortgage as a first lien or (c) whether the interest vested in the Mortgagor is a fee interest) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (e) of Section 2.01.

         Prior to the first anniversary date of this Agreement, the Trustee shall deliver (or, with respect to the Mortgage Loans held by another Custodian, such Custodian shall deliver) to the Depositor, the Master Servicer and the NIMS
Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee holding such Mortgage Files or any Custodian holding such Mortgage Files finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the
Trustee shall so notify or such other Custodian shall notify the Depositor, the
Seller, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Mortgage
Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Section 2.03 Cure, Repurchase or Substitution of Mortgage Loans by the Seller;
Remedies for Breaches by Depositor or Master Servicer; Remedies for Breaches
Relating to Prepayment Charges.

                  (a)  Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller, as to which the Seller has no knowledge, without regard to the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), the Trustee shall promptly notify the
Depositor, the Seller, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach (except as described in
Section 2.03(e)), and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the
Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall

                                       57

enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC 1 at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section
2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Mortgage Loan Purchase Agreement. The
Purchase Price for the repurchased Mortgage Loan shall be deposited in the
Collection Account, and the Trustee or a Custodian, as applicable, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File, and the Trustee or a Custodian on behalf of the Trustee, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it or such Custodian, as applicable, and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto, and neither the
Trustee nor any Custodian shall have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Seller may
cause such Mortgage Loan to be removed from REMIC 1 (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute
Mortgage Loans in the manner and subject to the limitations set forth in Section
2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Certificateholders, the Trustee on behalf of the Certificateholders, and the NIMS Insurer.

                  (b)  Within 90 days of the earlier of discovery by the
Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.05 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the
Depositor shall cure such breach in all material respects.

                  (c)  As promptly as practicable (and no later than 90
days) after the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the value of any Mortgage Loan or the interests of the
Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04(a)(vii) or
(viii) which materially and adversely affects the interests of the Holders of the Class P Certificates to any Prepayment Charge, the Master Servicer shall cure such breach in all material respects. If the representation made by the
Master Servicer in its capacity as Seller in Section 2.04(a)(vii) is breached, the Master Servicer in its capacity as Seller shall pay into the Collection
Account the amount of the scheduled Prepayment Charge, less any amount previously collected and deposited by, or paid by, the Master Servicer into the
Collection Account; and if the covenant made by the Master Servicer in Section

                                       58

2.04(a)(viii) is breached, the Master Servicer shall pay into the Collection
Account the amount of the waived Prepayment Charge.

                  (d)  Any substitution of Qualified Substitute Mortgage
Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) shall be effected prior to the date which is two years after the Startup Date for REMIC
1.

         As to any Deleted Mortgage Loan for which the Seller substitutes a
Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or, with respect to the Mortgage Loans held by another Custodian, to such Custodian) on behalf of the Trustee, for such
Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage,
the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage
Loan satisfies the definition thereof and specifying the Substitution Shortfall
Amounts (as described below), if any, in connection with such substitution. The
Trustee shall acknowledge or with respect to the Mortgage Loans held by another
Custodian such other Custodian shall acknowledge receipt for such Qualified
Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Depositor, the Master Servicer and the NIMS Insurer, with respect to such Qualified
Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon.
Within one year of the date of substitution, the Trustee shall deliver or with respect to the Mortgage Loans held by another Custodian, such other Custodian shall deliver to the Depositor, the Seller, the NIMS Insurer and the Master
Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified
Substitute Mortgage Loans in the month of substitution are not part of REMIC 1 and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted
Mortgage Loan on or before the Due Date in the month of substitution, and the
Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give or cause to be given written notice to the NIMS Insurer and the Certificateholders that such substitution has taken place, and the Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule and, if applicable, the Prepayment Charge
Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or
Loans and shall deliver a copy of such amended Mortgage Loan Schedule and, if applicable, the Prepayment Charge Schedule to the NIMS Insurer and the Trustee.
Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan
Purchase Agreement as of the date of substitution.

         For any month in which the Seller substitutes one or more Qualified
Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master
Servicer will determine the amounts (the "Substitution Shortfall Amounts"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans in
Loan Group I or Loan Group II, respectively, exceeds the aggregate of the Stated

                                       59

Principal Balance of the Qualified Substitute Mortgage Loans that will become part of Loan Group I or Loan Group II, respectively, as of the date of substitution, together with one month's interest on such Stated Principal
Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and
Servicing Advances with respect to such Deleted Mortgage Loan. On the date of such substitution, the Seller will deliver or cause to be delivered to the
Master Servicer for deposit in the Collection Account an amount equal to the sum of Substitution Shortfall Amounts, if any (which for federal income tax purposes will be treated as payment for the repurchase of that portion of the Deleted
Mortgage Loans), and the Trustee, upon receipt of the related Qualified
Substitute Mortgage Loan or Loans (or acknowledgement of such receipt by another
Custodian) and certification by the Master Servicer of such deposit, shall release or, if such Mortgage File is held by another Custodian, such Custodian shall release to the Seller the related Mortgage File or Files and the Trustee shall execute and deliver or, if such Mortgage File is held by another
Custodian, such Custodian shall execute and deliver such instruments of transfer or assignment, without recourse, as the Seller shall deliver to it or such
Custodian, as applicable, and as shall be necessary to vest therein any Deleted
Mortgage Loan released pursuant hereto.

         In addition, the Master Servicer in its capacity as Seller shall obtain at its own expense and deliver to the NIMS Insurer and the Trustee an Opinion of
Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, created hereunder, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the
Code or on contributions after the startup day under Section 860G(d)(1) of the
Code, or (b) any Trust REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (e)  Upon discovery by the Depositor, the Seller, the
Master Servicer or the Trustee that any Mortgage Loan does not constitute a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Master Servicer in its capacity as Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in
Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.04      Representations, Warranties and Covenants of the Master Servicer.

                  (a)  The Master Servicer hereby represents, warrants and
covenants to the Trustee, for the benefit of the Trustee and the
Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

                           (i) The Master Servicer is a corporation duly
                  organized, validly existing and in good standing under the laws of the state of its incorporation, is duly authorized and qualified to transact any and all business contemplated by this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such state require licensing or qualification in order to conduct business of the type

                                       60

                  conducted by the Master Servicer or to ensure the
                  enforceability or validity of each Mortgage Loan and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                           (ii) The Master Servicer has the full power and
                  authority to service each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the
                  execution, delivery and performance of this Agreement; and
                  this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability
                  thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors'
                  rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be
                  subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (iii) The execution and delivery of this Agreement by
                  the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation by the Master
                  Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a
                  party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master
                  Servicer is not a party to, bound by, or in breach or
                  violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or
                  regulation of any court, regulatory body, administrative
                  agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer's knowledge, would in the future materially and adversely
                  affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business,
                  operations, financial condition, properties or assets of the
                  Master Servicer taken as a whole;

                           (iv) The Master Servicer is an approved
                  seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and
                  Section 211 of the National Housing Act;

                           (v) No litigation is pending against the Master
                  Servicer that would materially and adversely affect the
                  execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in

                                       61

                  accordance with the terms hereof;

                           (vi) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for such consents,
                  approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                           (vii) The information set forth in the Prepayment
                  Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such
                  information is furnished and each Prepayment Charge is
                  permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's voluntary principal
                  prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors'
                  rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment); provided that the
                  representation, warranty and covenant contained in this clause
                  (vii) is made by the Master Servicer only in its capacity as
                  Seller; and

                           (viii) The Master Servicer will not waive any
                  Prepayment Charge or part of a Prepayment Charge unless such waiver is related to a default or a reasonably foreseeable default and would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related
                  Mortgage Loan and doing so is standard and customary in
                  servicing mortgage loans similar to the Mortgage Loans
                  (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default).

                           (ix) For each Mortgage Loan, the Master Servicer will
                  accurately, fully and in a timely manner report its borrower credit files to each of Equifax, Transunion, and Experian (the
                  "Credit Repositories").

                  (b)  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee or a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the
Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage
Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other of such parties. The obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches (or, in the case of (a)(vii) or (a)(viii) above, to pay a Master
Servicer Prepayment Charge Payment Amount) shall constitute the sole remedy against the Master Servicer available to the Certificateholders, the Depositor, the NIMS Insurer or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this
Section 2.04. The preceding sentence shall not, however, limit any remedies

                                       62

available to the Certificateholders, the Depositor, the NIMS Insurer or the
Trustee on behalf of the Certificateholders, (i) pursuant to the Mortgage Loan
Purchase Agreement signed by the Master Servicer in its capacity as Seller, respecting a breach of the representations, warranties and covenants of the
Master Servicer in its capacity as Seller contained in the Mortgage Loan
Purchase Agreement or (ii) pursuant to Section 7.01 hereof.

Section 2.05      Representations and Warranties of the Depositor.

         The Depositor hereby represents, warrants and covenants to the Trustee, for the benefit of the Trustee and the Certificateholders, and to the Master
Servicer, that as of the Closing Date or as of such date specifically provided herein:

                           (i) Each of this Agreement and the Mortgage Loan
                  Purchase Agreement constitutes a legal, valid and binding
                  obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general
                  principles of equity (whether considered in a proceeding at law or in equity);

                           (ii) Immediately prior to the sale and assignment by
                  the Depositor to the Trustee on behalf of the Trust of each
                  Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan subject to no prior lien, claim,
                  participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature.
                  Immediately prior to the assignment of the Cap Agreement to the Trustee on behalf of the Trust, the Depositor had good title to, and was the sole legal and beneficial owner of, the
                  Cap Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Depositor, and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. Upon the
                  delivery, transfer or assignment of the Cap Agreement to the
                  Trustee on behalf of the Trust as contemplated herein, the
                  Trustee on behalf of the Trust, will receive the Cap
                  Agreement, free and clear of any pledge, lien, security
                  interest, charge, claim, equity or encumbrance of any kind created by the Depositor;

                           (iii) As of the Closing Date, the Depositor has
                  transferred all of its right, title interest in the Mortgage
                  Loans and the Cap Agreement to the Trustee on behalf of the
                  Trust;

                           (iv) The Depositor is solvent and will not be made
                  insolvent by the transfer of the Mortgage Loans. The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors;

                                       63

                           (v) The Depositor has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                           (vi) The Depositor is not in violation of its
                  articles of incorporation or by-laws or in default in the
                  performance or observance of any material obligation,
                  agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other
                  instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a
                  whole, of the Depositor;

                           (vii) The execution, delivery and performance of this
                  Agreement and the Mortgage Loan Purchase Agreement by the
                  Depositor, and the consummation of the transactions
                  contemplated hereby and thereby, do not and will not result in a material breach or violation of any of the terms or
                  provisions of, or, to the knowledge of the Depositor,
                  constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to
                  which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the
                  Depositor is subject, nor will such actions result in any
                  violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts,
                  breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement or the Mortgage Loan Purchase
                  Agreement);

                           (viii) To the best of the Depositor's knowledge
                  without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the
                  Certificates, or the consummation by the Depositor of the
                  other transactions contemplated by this Agreement or the
                  Mortgage Loan Purchase Agreement, except such consents,
                  approvals, authorizations, registrations or qualifications as
                  (a) may be required under State securities or blue sky laws,
                  (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the
                  performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage
                  Loan Purchase Agreement;

                           (ix) There are no actions, proceedings or
                  investigations pending before or, to the Depositor's
                  knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse

                                       64

                  effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement, the Mortgage Loan Purchase Agreement or the
                  Certificates; (c) seeking to prevent the issuance of the
                  Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement or the
                  Mortgage Loan Purchase Agreement, as the case may be; or (d)
                  which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or the Mortgage Loan
                  Purchase Agreement; and

                           (x) The Depositor has the full power and authority to
                  execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the
                  Depositor the execution, delivery and performance of this
                  Agreement and this Agreement, assuming the due authorization, execution and delivery thereof by the parties thereto other than the Depositor, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that (a)
                  the enforceability thereof may be limited by bankruptcy,
                  insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of
                  equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.06      Issuance of Certificates.

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or a Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the written order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

Section 2.07      Reserved.

Section 2.08      Conveyance  of REMIC  Regular  Interests  and  Acceptance  of
                  REMIC 1 by the  Trustee;  Issuance  of Certificates.

                  (a)  The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the Certificates (other than the Class C Certificates, the Class P
Certificates, the Class R-CX Certificates and the Class R-PX Certificates),
REMIC CX, as holder of the Class C Interest, and REMIC PX, as holder of the
Class P Interest. The Trustee acknowledges receipt of the REMIC 1 Regular
Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the
Certificates (other than the Class C Certificates, the Class P Certificates, the
Class R-CX Certificates and the Class R-PX Certificates), and REMIC CX, as

                                       65

holder of the Class C Interest, and REMIC PX, as holder of the Class P Interest.
The interests evidenced by the Class R-2 Interest, the Regular Certificates
(other than the Class C Certificates and the Class P Certificates), and the
REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

                  (b)  In exchange for the REMIC 1 Regular Interests and,
concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates (other than the Class C Certificates and the Class P
Certificates) in authorized denominations evidencing (together with the Class
R-2 Interest and the REMIC 2 Regular Interests) the entire beneficial ownership interest in REMIC 2.

                  (c)  The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the Class C Interest for the benefit of the holders of the
Class C Certificates and the Class R-CX Certificates. The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class C
Certificates and the Class R-CX Certificates. The interests evidenced by the
Class C Certificates and the Class R-CX Certificates constitute the entire beneficial ownership interest in REMIC CX.

                  (d)  In exchange for the Class C Interest and,
concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class C Certificates in authorized denominations evidencing (together with the Class R-CX Interest) the entire beneficial ownership interest in REMIC CX.

                  (e)  The Depositor, concurrently with the execution and
delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the
Depositor in and to the Class P Interest for the benefit of the holders of the
Class P Certificates and the Class R-PX Interest. The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Class P
Certificates and the Class R-PX Certificates. The interests evidenced by the
Class P Certificates and the Class R-PX Certificates constitute the entire beneficial ownership interest in REMIC PX.

                  (f)  In exchange for the Class P Interest and,
concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class P Certificates in authorized denominations evidencing (together with the Class R-PX Interest) the entire beneficial ownership interest in REMIC PX.

                  (g)  Concurrently with (i) the assignment and delivery to
the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.01, Section 2.02 and Section 2.08(a), and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.08(c) and Section 2.08(e), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1

                                       66

Interest and the Class R-2 Interest, the Class R-CX Certificates evidencing the
Class R-CX Interest and the Class R-PX Certificates evidencing the Class R-PX
Interest.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01      Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the
Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective
Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans in the local areas where the related Mortgaged Property is located but without regard to:

                           (i) any relationship that the Master Servicer, any
                  Sub-Servicer or any Affiliate of the Master Servicer or any
                  Sub-Servicer may have with the related Mortgagor;

                           (ii) the ownership or non-ownership of any
                  Certificate by the Master Servicer or any Affiliate of the
                  Master Servicer;

                           (iii) the Master Servicer's obligation to make
                  Advances or Servicing Advances; or

                           (iv) the Master Servicer's or any Sub-Servicer's
                  right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master
Servicer shall have full power and authority, acting alone or through
Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration in accordance with policies and procedures generally accepted in the mortgage banking industry.
Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the
Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the
Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such

                                       67

properties, on behalf of the Trustee and Certificateholders. The Master Servicer
shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the
Trustee, shall execute, at the written direction of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer and each Sub-Servicer a power of attorney to carry out such duties including a power of attorney to take title to
Mortgaged Properties after foreclosure on behalf of the Trustee and the
Certificateholders. The Trustee, at the direction of the Master Servicer, shall execute a separate power of attorney in favor of (and furnish such power of attorney to) the Master Servicer and/or each Sub-Servicer for the purposes described herein to the extent necessary or desirable to enable the Master
Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from collections on the related
Mortgage Loans from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by
Sub-Servicers in effecting the timely payment of taxes and assessments on a
Mortgaged Property shall not, for the purpose of calculating distributions to
Certificateholders, be added to the unpaid principal balance of the related
Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master
Servicer may not make any future advances with respect to a Mortgage Loan
(except as provided in Section 4.04) and the Master Servicer shall not (i)
permit any modification with respect to any Mortgage Loan that would change the
Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code
(or final, temporary or proposed Treasury regulations promulgated thereunder)
and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or contributions after the startup day under the REMIC Provisions.

         The Master Servicer may delegate its responsibilities under this
Agreement; provided, however, that no such delegation shall release the Master
Servicer from the responsibilities or liabilities arising under this Agreement.

                                       68

         For each Mortgage Loan, the Master Servicer will accurately and fully report its borrower credit files to each of the Credit Repositories in a timely manner.

Section 3.02     Sub-Servicing Agreements Between the Master Servicer and
                 Sub-Servicers.

                  (a)  The Master Servicer may enter into Sub-Servicing
Agreements provided (i) that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the ratings on any Class of Certificates, any of the Other NIM Notes or any of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer), as evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the
NIMS Insurer and (ii) that, except in the case of any Sub-Servicing Agreements the Master Servicer may enter into with Washington Mutual, Inc. or any Affiliate thereof, the NIMS Insurer shall have consented to such Sub-Servicing Agreements
(which consent shall not be unreasonably withheld) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. That certain Subservicing
Agreement by and between the Master Servicer and Washington Mutual Bank, FA dated April 9, 2001 is hereby acknowledged as being permitted under this
Agreement and meeting the requirements applicable to Sub-Servicing Agreements set forth in this Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the
Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing
Agreement, (ii) an institution approved as a mortgage loan originator by the
Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Fannie Mae approved mortgage servicer. Each
Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may
enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the
Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master
Servicer shall deliver to the NIMS Insurer and the Trustee copies of all
Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

                                       69

                  (b)  As part of its servicing activities hereunder, the
Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing
Agreement and, subject to the last sentence of this paragraph, of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a
Sub-Servicing Agreement, or to purchase or otherwise remedy as contemplated herein a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The
Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement
against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

Section 3.03      Successor Sub-Servicers.

         The Master Servicer, with the written consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such
Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the
Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, and the Trustee shall so terminate such Sub-Servicing Agreement at the direction of the NIMS Insurer in the event that the Master Servicer (or the Trustee, if then acting as Master Servicer)
shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Default).

Section 3.04      Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master
Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing
Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master
Servicer alone were servicing and administering the Mortgage Loans. The Master

                                       70

Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification and no such indemnification shall be an expense of the Trust.

Section 3.05      No  Contractual   Relationship  Between   Sub-Servicers  and
                  the  NIMS  Insurer,  the  Trustee  or  Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the
Master Servicer alone, and the Trustee, the NIMS Insurer and the
Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master
Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and such fees shall not be an expense of the Trust.

Section 3.06 Assumption or Termination of Sub-Servicing Agreements by Trustee.

         In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer
Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each
Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any
Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) none of the Trustee, its designee or any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master
Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its own expense and without reimbursement shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07      Collection of Certain Mortgage Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due

                                       71

dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to this clause (ii)
shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.04(d)
pursuant to which the Master Servicer shall not be required to make any such advances that are Nonrecoverable Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master
Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related
Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a "Short Pay-off") or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided, that in the judgment of the Master
Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such
Mortgage Loans in excess of Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds
5% of the number of Closing Date Mortgage Loans as of the Cut-off Date.

Section 3.08      Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer shall be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing
Account"). The Sub-Servicing Account shall be an Eligible Account and shall be entitled "Deutsche Bank National Trust Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan Trust 2003-4, Asset-Backed
Certificates, Series 2003-4. The Sub-Servicer shall be required to deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter be required to deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this
Agreement, the Master Servicer shall be deemed to have received payments on the
Mortgage Loans when the Sub-Servicer receives such payments.

                                       72

Section 3.09      Collection of Taxes, Assessments and Similar Items;
                  Servicing Accounts.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts").
Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the
Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii)
reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) clear and terminate the Servicing Account upon the termination of the Master
Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX or (vi) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or
Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing
Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a
Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances shall constitute Servicing Advances.

Section 3.10      Collection Account and Distribution Account.

                  (a)  On behalf of the Trust Fund, the Master Servicer
shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two

                                       73

Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto):

                           (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                           (ii) all payments on account of interest (net of the
                  related Servicing Fee) on each Mortgage Loan;

                           (iii) all Insurance Proceeds and Liquidation Proceeds
                  (other than proceeds collected in respect of any particular
                  REO Property and amounts paid by the Master Servicer in
                  connection with a purchase of Mortgage Loans and REO
                  Properties pursuant to Section 9.01);

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.12 in connection with any losses realized on
                  Permitted Investments with respect to funds held in the
                  Collection Account;

                           (v) any amounts required to be deposited by the
                  Master Servicer pursuant to the second paragraph of Section
                  3.14(a) in respect of any blanket policy deductibles;

                           (vi) all proceeds of any Mortgage Loan repurchased or
                  purchased in accordance with Section 2.03, Section 3.16 or
                  Section 9.01 and all Master Servicer Prepayment Charge Payment
                  Amounts required to be deposited in the Collection Account pursuant to Section 2.03;

                           (vii) all Substitution Shortfall Amounts;

                           (viii) all Prepayment Charges collected by the Master
                  Servicer; and

                           (ix) without duplication, all payments of claims
                  received by the Master Servicer under the PMI Policy.

         For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

         The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges
(other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and shall, upon collection, belong to the Master Servicer as additional compensation for its servicing activities. In the event the Master
Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection
Account, any provision herein to the contrary notwithstanding.

                                       74

                  (b)  On behalf of the Trust Fund, the Trustee shall
establish and maintain one or more accounts (such account or accounts, the
"Distribution Account"), held in trust for the benefit of the Trustee and the
Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the
Distribution Account on or before 3:00 p.m. New York time (i) on the Master
Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges on the Prepayment Charge Schedule collected by the Master Servicer in connection with any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment
Amounts then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.27 and (ii) on each
Business Day as of the commencement of which the balance on deposit in the
Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection
Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection
Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 3:00 p.m. New York time on such Business Day, withdraw from the
Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to
Section 3.11 and shall pay such amounts to the Persons entitled thereto.

                  (c)  Funds in the Collection Account and the Distribution
Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the NIMS Insurer, the Depositor and the Rating Agencies of the
location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the
NIMS Insurer, the Depositor and the Rating Agencies of the location of the
Distribution Account when established and prior to any change thereof.

                  (d)  Funds held in the Collection Account at any time may
be delivered by the Master Servicer to the Trustee for deposit in an account
(which may be the Distribution Account and must satisfy the standards for the
Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection
Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master
Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw, and the Trustee shall withdraw, such amount from the
Distribution Account and remit to the Master Servicer any such amount, any provision herein to the contrary notwithstanding. In addition, the Master
Servicer shall deliver to the Trustee from time to time for deposit, and the
Trustee shall so deposit, in the Distribution Account:

                           (i) any Advances, as required pursuant to Section
                  4.04, unless delivered directly to the Trustee by an Advancing
                  Person;

                           (ii) any amounts required to be deposited pursuant to
                  Section 3.23(d) or (f) in connection with any REO Property;

                                       75

                           (iii) any amounts to be paid by the Master Servicer
                  in connection with a purchase of Mortgage Loans and REO
                  Properties pursuant to Section 9.01;

                           (iv) any amounts required to be deposited pursuant to
                  Section 3.24 in connection with any Prepayment Interest
                  Shortfalls; and

                           (v) any Stayed Funds, as soon as permitted by the
                  federal bankruptcy court having jurisdiction in such matters.

                  (e)  Promptly upon receipt of any Stayed Funds, whether
from the Master Servicer, a trustee in bankruptcy, federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account, subject to withdrawal thereof pursuant to Section 7.02(b) or as otherwise permitted hereunder.

Section 3.11      Withdrawals from the Collection Account and Distribution Account.

                  (a)  The Master Servicer shall, from time to time, make
withdrawals from the Collection Account, for any of the following purposes or as described in Section 4.04, without priority:

                           (i) to remit to the Trustee for deposit in the
                  Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                           (ii) subject to Section 3.16(d), to reimburse the
                  Master Servicer for Advances, but only to the extent of
                  amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on the related
                  Mortgage Loans in accordance with the provisions of Section
                  4.04;

                           (iii) subject to Section 3.16(d), to pay the Master
                  Servicer or any Sub-Servicer (a) any unpaid Servicing Fees or
                  (b) any unreimbursed Servicing Advances with respect to each
                  Mortgage Loan, but only to the extent of any Late Collections,
                  Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan;

                           (iv) to pay to the Master Servicer as servicing
                  compensation (in addition to the Servicing Fee) on the Master
                  Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                           (v) to pay to the Master Servicer or the Seller, as
                  the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                                       76

                           (vi) to reimburse the Master Servicer for any Advance
                  or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                           (vii) to reimburse the Master Servicer or the
                  Depositor for expenses incurred by or reimbursable to the
                  Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

                           (viii) to reimburse the NIMS Insurer, the Master
                  Servicer or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or
                  defect giving rise to the purchase obligation under Section
                  2.03 of this Agreement that were included in the Purchase
                  Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation; provided,
                  however, that the reimbursement to the NIMS Insurer pursuant to this clause shall be limited to an annual amount of
                  $25,000;

                           (ix) to pay, or to reimburse the Master Servicer for
                  advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

                           (x) to clear and terminate the Collection Account
                  pursuant to Section 9.01.

         The Master Servicer shall keep and maintain separate accounting, on an individual Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee and the NIMS Insurer, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

                  (b)  The Trustee shall, from time to time, make
withdrawals from the Distribution Account, for any of the following purposes, without priority:

                           (i) to make distributions to Certificateholders in
                  accordance with Section 4.01;

                           (ii) to pay to itself amounts to which it is entitled
                  pursuant to Section 8.05 or to pay any other Extraordinary
                  Trust Fund Expenses;

                           (iii) to pay to itself any interest income earned on
                  funds deposited in the Distribution Account pursuant to
                  Section 3.12(c);

                           (iv) to reimburse itself pursuant to Section 7.02 or
                  pursuant to Section 7.01 to the extent such amounts in Section
                  7.01 were not reimbursed by the Master Servicer;

                           (v) to pay any amounts in respect of taxes pursuant
                  to Section 10.01(g);

                                       77

                           (vi) to remit to the Master Servicer any amount
                  deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with
                  Section 3.10(d);

                           (vii) to pay to an Advancing Person reimbursements
                  for Advances and/or Servicing Advances pursuant to Section
                  3.27;

                           (viii) to clear and terminate the Distribution
                  Account pursuant to Section 9.01;

                           (ix) to pay the PMI Insurer the PMI Insurer Fee based
                  on information received from the Master Servicer; and

                           (x) to pay itself the Trustee Fees.

Section 3.12      Investment of Funds in the Collection Account and the
                  Distribution Account.

                  (a)  The Master Servicer may direct any depository
institution maintaining the Collection Account and any REO Account (for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in its
individual capacity, may direct any depository institution maintaining the
Distribution Account (for purposes of this Section 3.12, the Distribution
Account is also an "Investment Account"), to invest the funds in such Investment
Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business
Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an
Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                           (x) consistent with any notice required to be given
                  thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then
                  payable thereunder and (2) the amount required to be withdrawn on such date; and

                           (y) demand payment of all amounts due thereunder
                  promptly upon actual notice by a Responsible Officer of the
                  Trustee that such Permitted Investment would not constitute a
                  Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                                       78

                  (b)  All income and gain realized from the investment of
funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or
Section 3.23, as applicable. The Master Servicer shall deposit in the Collection
Account or any REO Account, as applicable, from its own funds, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (c)  All income and gain realized from the investment of
funds deposited in the Distribution Account held by or on behalf of the Trustee shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, from its own funds, the amount of any loss of principal incurred in respect of any such
Permitted Investment made with funds in such accounts immediately upon realization of such loss.

                  (d)  Except as otherwise expressly provided in this
Agreement, if any default occurs in the making of a payment due under any
Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and subject to Section 8.01 and
Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13      Reserved.

Section 3.14      Maintenance of Hazard Insurance and Errors and Omissions and
                  Fidelity Coverage.

                  (a)  The Master Servicer shall cause to be maintained for
each Mortgage Loan fire insurance with extended coverage on the related
Mortgaged Property in an amount which is at least equal to the least of (i) the then current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related
Mortgage Loan at the time it became an REO Property, plus accrued interest at

                                       79

the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related
Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and
Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage
Loan and (ii) the maximum amount of such insurance available for the related
Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related
Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (b)  The Master Servicer shall keep in force during the
term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer or any of its
Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie
Mae or Freddie Mac, unless the Master Servicer or any of its Affiliates has obtained a waiver of such Fannie Mae or Freddie Mac requirements from either
Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the
NIMS Insurer (upon such party's reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond

                                       80

shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a comparable policy of insurance covering errors and omissions and a fidelity bond meeting such requirements.

Section 3.15      Enforcement of Due-On-Sale Clauses; Assumption Agreements.

         The Master Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor
(whether by absolute conveyance or by contract of sale, and whether or not the
Mortgagor remains or is to remain liable under the Mortgage Note and/or the
Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes that the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated, and the Master
Servicer shall not exercise any such rights if prohibited by law from doing so.
If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master
Servicer may also enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the
Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, the Master
Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The
Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable under the circumstances)
it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master
Servicer in respect of any assumption, modification or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the
Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the
Trustee and the NIMS Insurer that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMS Insurer) the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such
Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing,

                                       81

for any reason whatever. For purposes of this Section 3.15, the term
"assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16      Realization Upon Defaulted Mortgage Loans.

                  (a)  The Master Servicer shall use reasonable efforts
consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will constitute and be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged
Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole and absolute discretion that such restoration will increase the proceeds of liquidation of the related Mortgage
Loan after reimbursement to itself for such expenses.

                  (b)  Notwithstanding the foregoing provisions of this
Section 3.16 or any other provision of this Agreement, with respect to any
Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the
Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

                           (1) such Mortgaged Property is in compliance with
                  applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such
                  actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                           (2) there are no circumstances present at such
                  Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation
                  could be required under any federal, state or local law or regulation, or that if any such materials are present for
                  which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                                       82

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(ix), such right of reimbursement being prior to the rights of
Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the
Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage
Loan or other Mortgage Loans. It is understood by the parties hereto that any such advance will constitute a Servicing Advance.

                  (c)  The Master Servicer may at its option purchase from
REMIC 1, as applicable, any Mortgage Loan or related REO Property that is 90 days or more delinquent or that has been otherwise in default for 90 days or more, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the
Purchase Price; provided, however, that the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency or default, purchasing first the Mortgage Loans or related REO Properties that became delinquent or otherwise in default on an earlier date; and provided, further, that such option shall expire as of the last day of the calendar quarter during which such Mortgage Loan or related REO Property became 90 days delinquent or otherwise in default for 90 days or more. In the event the Master
Servicer does not exercise its option to purchase from REMIC 1 any such Mortgage
Loan or related REO Property prior to the expiration of such option, the NIMS
Insurer shall be entitled to purchase such Mortgage Loan or related REO Property at any time thereafter. The Purchase Price for any Mortgage Loan or related REO
Property purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer or the NIMS Insurer, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer or the NIMS Insurer, as applicable, shall furnish and as shall be necessary to vest in the Master Servicer or the
NIMS Insurer, as applicable, title to any Mortgage Loan or related REO Property released pursuant hereto.

                  (d)  Proceeds received (other than any Prepayment Charges
received) in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or
Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any
Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid

                                       83

interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and
third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees;
and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the
Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

Section 3.17      Trustee to Cooperate; Release of Mortgage Files.

                  (a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will promptly notify the Trustee and the applicable Custodian holding the related
Mortgage File by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Representative and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee or such Custodian, as applicable, shall promptly release the related
Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

                  (b)  From time to time and as appropriate for the
servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the
Trustee or the applicable Custodian shall, upon request of the Master Servicer and delivery to the Trustee or the applicable Custodian of a Request for Release in the form of Exhibit E-l, release the related Mortgage File to the Master
Servicer, and the Trustee or the applicable Custodian, on behalf of the Trustee, shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Master Servicer shall retain such Mortgage File in trust for the benefit of the
Certificateholders. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or the applicable Custodian when the need therefor by the Master
Servicer no longer exists, unless the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and

                                       84

the Master Servicer has delivered to the Trustee or the applicable Custodian a certificate of a Servicing Representative certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a
Servicing Representative stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for
Release shall be released by the Trustee or the applicable Custodian to the
Master Servicer or its designee.

                  (c)  At the direction of the Master Servicer and upon
written certification of a Servicing Representative, each of the Trustee or the applicable Custodian shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the
Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Master
Servicer a power of attorney sufficient to authorize the Master Servicer or the
Sub-Servicer to execute such documents on its behalf, provided that each of the
Trustee or the applicable Custodian shall be obligated to execute the documents identified above if necessary to enable the Master Servicer or the Sub-Servicer to perform their respective duties hereunder or under the Sub-Servicing
Agreement. Each such certification shall include a request that such pleadings or documents be executed by the Trustee or the applicable Custodian and a statement as to the reason such documents or pleadings are required.

Section 3.18      Servicing Compensation.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each
Mortgage Loan payable solely from payments of interest in respect of such
Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Late Collections, Insurance
Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii)
and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement;
provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Charges) shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection
Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a
Sub-Servicer, it being understood however, that payment of such premiums by the
Master Servicer shall constitute Servicing Advances and servicing compensation of each Sub-Servicer, and to the extent provided herein and in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

                                       85

Section 3.19      Reports to the Trustee; Collection Account Statements.

         Not later than fifteen days after each Distribution Date, the Master
Servicer shall forward to the Trustee, the NIMS Insurer and the Depositor a statement prepared by the Master Servicer setting forth the status of the
Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie
Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program
with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution
Date. Copies of such statement shall be provided by the Trustee to any
Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the
Trustee.

Section 3.20      Statement as to Compliance.

         The Master Servicer shall deliver to the Trustee, the Depositor, the
NIMS Insurer and each Rating Agency on or before April 15 of each calendar year commencing in the year following execution of this Agreement, an Officers'
Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any
Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Master
Servicer to the Trustee.

Section 3.21      Independent Public Accountants' Servicing Report.

         Not later than April 15 of each calendar year commencing in the year following execution of this Agreement, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master
Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of
Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those
Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each
Rating Agency. Copies of such statement shall be provided by the Trustee to any

                                       86

Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee. In the event such firm of independent certified public accountants requires the Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the
Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.22      Access to Certain Documentation.

                  The Master Servicer shall provide to the Office of Thrift
Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder access to the documentation regarding the Mortgage Loans serviced by the Master
Servicer under this Agreement, as may be required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master
Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer under this Agreement will be provided to any Certificateholder, the NIMS Insurer, the Trustee and to any
Person identified to the Master Servicer as a prospective transferee of a
Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

Section 3.23      Title, Management and Disposition of REO Property.

                  (a)  The deed or certificate of sale of any REO Property
shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1, as applicable (and on behalf of the Trustee for the benefit of the
Certificateholders), shall sell any REO Property as soon as practicable and, in any event, shall either sell any REO Property before the close of the third taxable year after the year REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue
Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to Trustee, the NIMS Insurer and the Depositor an Opinion of Counsel, addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by REMIC 1 of such REO
Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding.
If an extension of the three-year period is granted, the Master Servicer shall sell the related REO Property no later than 60 days prior to the expiration of such extension period. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO

                                       87

Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section
860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

                  (b)  The Master Servicer shall segregate and hold all
funds collected and received in connection with the operation of any REO
Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account.
The Master Servicer may allow the Collection Account to serve as the REO
Account, subject to separate ledgers for each REO Property. The Master Servicer may retain or withdraw any interest income paid on funds deposited in the REO
Account.

                  (c)  The Master Servicer shall have full power and
authority, subject only to the specific requirements and prohibitions of this
Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on
such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof and shall thereafter deposit in the REO
Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO
Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                           (i) all insurance premiums due and payable in respect
                  of such REO Property;

                           (ii) all real estate taxes and assessments in respect
                  of such REO Property that may result in the imposition of a lien thereon; and

                           (iii) all costs and expenses necessary to maintain
                  such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i)
through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds as Servicing Advances such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if such Servicing Advance would not constitute a Nonrecoverable Advance.

         Notwithstanding the foregoing, neither the Master Servicer nor the
Trustee shall:

                           (i) authorize the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the
                  New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                                       88

                           (ii) authorize any amount to be received or accrued
                  under any New Lease other than amounts that will constitute
                  Rents from Real Property;

                           (iii) authorize any construction on any REO Property,
                  other than construction permitted under Section 856(e)(4)(B)
                  of the Code; or

                           (iv) authorize any Person to Directly Operate any REO
                  Property on any date more than 90 days after its date of
                  acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel
(the cost of which shall constitute a Servicing Advance), a copy of which shall be provided to the NIMS Insurer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property"
within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC 1, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (i) the terms and conditions of any such contract
                  shall not be inconsistent herewith;

                           (ii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the
                  operation and management of such REO Property, including those listed above, and remit all related revenues (net of such
                  costs and expenses) to the Master Servicer as soon as
                  practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                           (iii) none of the provisions of this Section 3.23(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the
                  Master Servicer of any of its duties and obligations to the
                  Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                           (iv) the Master Servicer shall be obligated with
                  respect thereto to the same extent as if it alone were
                  performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such
Independent Contractor would constitute Servicing Advances if made by the Master
Servicer, such amounts shall be reimbursable as Servicing Advances made by the
Master Servicer.

                                       89

                  (d)  In addition to the withdrawals permitted under
Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and
Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related
Distribution Date in accordance with Section 4.01, the income from the related
REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

                  (e)  Subject to the time constraints set forth in Section
3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

                  (f)  The proceeds from the REO Disposition, net of any
amount required by law to be remitted to the Mortgagor under the related
Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution
Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance
Date in the month following the receipt thereof for distribution on the related
Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the
Startup Day allow a sale for other consideration).

                  (g)  The Master Servicer shall file information returns
with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24      Obligations of the Master Servicer in Respect of Prepayment
                  Interest Shortfalls.

         The Master Servicer shall deliver to the Trustee for deposit into the
Distribution Account on or before 3:00 p.m. New York time on the Master Servicer
Remittance Date from its own funds an amount ("Compensating Interest") equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments during the related Prepayment Period and (ii) the amount of its aggregate Servicing Fee for the most recently ended calendar month.

Section 3.25      Obligations of the Master Servicer in Respect of Mortgage
                  Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to
Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related
Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt

                                       90

of notice thereof, immediately shall deliver to the Trustee for deposit in the
Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Master
Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law and shall not be an expense of the Trust.

Section 3.26      Reserve Fund.

         No later than the Closing Date, the Trustee, on behalf of the
Certificateholders, shall establish and maintain with itself a separate, segregated trust account titled, "Reserve Fund, Deutsche Bank National Trust
Company, as Trustee, in trust for registered Holders of Long Beach Mortgage Loan
Trust 2003-4, Asset-Backed Certificates, Series 2003-4." The Trustee shall account for the right to receive payments from the Reserve Fund as property that the Trustee holds separate and apart from the REMIC Regular Interests.

                  (a)  The following amounts shall be deposited into the Reserve
                  Fund:

                           (i) On each Distribution Date, the Trustee shall
                  deposit all amounts received with respect to the Cap
                  Agreement;

                           (ii) On the Closing Date, the Depositor shall
                  deposit, or cause to be deposited, into the Reserve Fund
                  $1,000;

                           (iii) On each Distribution Date as to which there is
                  a Net WAC Rate Carryover Amount payable to any of the Class AV
                  Certificates or the Mezzanine Certificates, the Trustee has
                  been directed by the Holders of the Class C Certificates to, and therefore shall, deposit into the Reserve Fund the amounts described in Section 4.01(d)(i)(o); and

                           (iv) On each Distribution Date as to which there are
                  no Net WAC Rate Carryover Amounts, the Trustee shall deposit into the Reserve Fund on behalf of the Holders of the Class C
                  Certificates, from amounts otherwise distributable to such
                  Class C Certificates, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                  (b)  The Reserve Fund shall be segregated into two
separate portions, for which the Trustee shall keep separate accounts. "Portion
1" of the Reserve Fund will consist of amounts deposited pursuant to Section
3.26(a)(i), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund. "Portion 2" of the Reserve Fund will consist of amounts deposited pursuant to Sections 3.26(a)(ii), (a)(iii), and (a)(iv), above, plus any amounts earned on any such funds while on deposit in the Reserve Fund.
Amounts distributed from the Reserve Fund under Sections 4.01(d)(ii) and 3.26(c)
shall be deemed to be distributed first from Portion 1 of the Reserve Fund to the extent thereof and then from Portion 2.

                                       91

                  (c)  Each Portion of the Reserve Fund shall be treated as
an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC created hereunder. For federal and state income tax purposes, the Trustee shall be deemed to be the owner of Portion 1 of the Reserve Fund and no amount will be transferred by any REMIC to Portion 1 of the Reserve Fund. For
federal and state income tax purposes, the Holders of the Class C Certificates shall be deemed to be the owners of Portion 2 of the Reserve Fund and all amounts deposited into such Portion 2 of the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by
REMIC 2 to REMIC CX in respect of the Class C Interest, and then distributed by
REMIC CX to the Holders of the Class C Certificates. For federal and state income tax purposes, payments in respect of the Class AV Certificates and the
Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code
Section 860G(a)(1).

                  (d)  By accepting a Class C Certificate, each Holder of a
Class C Certificate shall be deemed to have directed the Trustee to, and the
Trustee shall pursuant to such direction, deposit into the Reserve Fund the amounts described in Section 3.26(a)(iii) and (a)(iv) above on each Distribution
Date. By accepting a Class C Certificate, each Holder of a Class C Certificate further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                  (e)  At the direction of the Holders of a majority in
Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining Portion 2 of the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to Portion 2 of the Reserve Fund is received by the Trustee, the Trustee shall invest the funds in such Portion in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.
Notwithstanding the foregoing, any funds in Portion 2 of the Reserve Fund shall be invested in Deutsche Bank Cash Management Fund 541 for so long as such investment complies with clause (vi) of the definition of Permitted Investments.
All income and gain earned upon such investment shall be deposited into Portion
2 of the Reserve Fund.

         The Trustee shall hold the funds in Portion 1 of the Reserve Fund uninvested in an Eligible Account.

                  (f)  For federal tax return and information reporting, the right of the Certificateholders to receive payment on account of the Class AV
Certificates and the Mezzanine Certificates from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

                                       92

Section 3.27      Advance Facility.

                  (a)  The Trustee, on behalf of the Trust Fund, at the
direction of the Master Servicer and with the consent of the NIMS Insurer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing
Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Master Servicer that such
Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.27(b). Such notice from the Advancing Person shall specify the amount of the reimbursement and shall specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.27 and with respect to the
Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An
Advancing Person whose obligations are limited to the making of Advances and/or
Servicing Advances shall not be required to meet the qualifications of a Master
Servicer or a Sub-Servicer pursuant to Article VI hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the
NIMS Insurer shall not withhold its consent to the Trust Fund's entering into such facility.

                  (b)  If an advancing facility is entered into, then the
Master Servicer shall not be permitted to reimburse itself under any Section specified or for any amount specified by the Advancing Person in the notice described under Section 3.27(a) above and acknowledged by the Master Servicer prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing
Person reimbursements for Advances and Servicing Advances from the Distribution
Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with the specified Sections had the Master Servicer itself made such Advance or
Servicing Advance. The Trustee is hereby authorized to pay directly to the
Advancing Person such portion of the Servicing Fee as the parties to any advancing facility may agree.

                  (c)  All Advances and Servicing Advances made pursuant to
the terms of this Agreement shall be deemed made and shall be reimbursed on a
"first in-first out" (FIFO) basis.

Section 3.28      Policy; Claims Under the PMI Policy

         Notwithstanding anything to the contrary elsewhere in this Article III, the Master Servicer shall not agree to any modification or assumption of a PMI
Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in denial of coverage under the PMI Policy. The Master Servicer shall notify the PMI Insurer that the Trustee, as trustee on behalf of the
Certificateholders, is the insured, as that term is defined in the PMI Policy, of each PMI Mortgage Loan. The Master Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the
Trustee, all claims which may be made under the PMI Policy with respect to the
PMI Mortgage Loans. The Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount

                                       93

received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

Section 3.29      Reserved.

Section 3.30      Cap Agreement.

                  (a)  The Depositor hereby directs the Trustee to execute
and deliver on behalf of the Trust the Cap Assignment and authorizes the Trustee to perform its obligations thereunder and under the Cap Agreement on behalf of the Trust in accordance with the terms of the Cap Assignment and the Cap
Agreement.

                  (b)  If the rating of the Cap Provider's obligations is
withdrawn or reduced (in the manner set forth in Section 12 of the Cap
Agreement) below one of the Approved Rating Thresholds (as defined in Section 12 of the Cap Agreement), the Trustee shall, promptly after a Responsible Officer of the Trustee has received actual knowledge or written notice of the reduction or withdrawal of the rating (it being understood that the Trustee has no duty to monitor the ratings of the Cap Provider), request the Cap Provider to take actions required to be taken by the Cap Provider by Section 12 of the Cap
Agreement.

                  (c)  In the event that the Cap Agreement is canceled or
otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby or replacement of the Cap Agreement by the Cap
Provider in accordance with Section 3.30(b)), the Depositor shall, to the extent a replacement contract is available, direct the Trustee to obtain from a counterparty designated by the Depositor a replacement contract comparable to the Cap Agreement (which both such counterparty and such replacement contract shall be acceptable to the Trustee and the Holders of the Certificates entitled to at least 50% of the Voting Rights) providing interest rate protection which is equal to the then-existing protection provided by the Cap Agreement, provided, however, that if the cost of any such replacement contract providing the same interest rate protection would be greater than the amount of any early termination payment received by the Trustee under such Cap Agreement, the amount of interest rate protection provided by such replacement contract may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of such early termination payment.

                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01      Distributions.

                  (a)  On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of the Available Funds for such
Distribution Date consisting of the Group I Interest Remittance Amount and the
Group II Interest Remittance Amount for such Distribution Date, and make the

                                       94

following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount or the
Group II Interest Remittance Amount remaining for such Distribution Date:

     (i) the Group I Interest Remittance Amount shall be distributed as follows:

     (A)  first,  to  the  Class  AV-1   Certificates,   the  Monthly   Interest
Distributable Amount and any Unpaid Interest Shortfall Amount; and

     (B) second, concurrently, to the Class AV-2 Certificates and the Class AV-3
Certificates,  the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such Classes,  in each case to the extent not paid pursuant to Section  4.01(a)(ii)(A) below,  allocated between the Class AV-2 Certificates
and  the  Class  AV-3   Certificates,   pro  rata,  based  on  their  respective
entitlements.

     (ii) the  Group II  Interest  Remittance  Amount  shall be  distributed  as follows:

     (A) first, concurrently,  to the Class AV-2 Certificates and the Class AV-3
Certificates,  the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall  Amount for such Classes,  in each case,  allocated  between the Class
AV-2  Certificates  and the Class AV-3  Certificates,  pro rata,  based on their respective entitlements; and

     (B)  second,  to  the  Class  AV-1   Certificates,   the  Monthly  Interest
Distributable  Amount and any Unpaid Interest Shortfall Amount to the extent not paid pursuant to Section 4.01(a)(i)(A) above.

     (iii)  The sum of any  Group I  Interest  Remittance  Amount  and  Group II
Interest Remittance Amount remaining  undistributed  following the distributions pursuant to clauses (i) and (ii) above shall be distributed as follows:

     first,  to  the  Class  M-1  Certificates,  the  related  Monthly  Interest
Distributable Amount;

     second,  to the  Class  M-2  Certificates,  the  related  Monthly  Interest
Distributable Amount;

     third,  to  the  Class  M-3  Certificates,  the  related  Monthly  Interest
Distributable Amount;

     fourth,  concurrently,  to the Class M-4A  Certificates  and the Class M-4F
Certificates,  the  Monthly  Interest  Distributable  Amount  for such  Classes,
allocated   between  such  Classes,   pro  rata,   based  on  their   respective
entitlements;

                                       95

     fifth,  concurrently,  to the Class  M-5A  Certificates  and the Class M-5F
Certificates,  the  Monthly  Interest  Distributable  Amount  for such  Classes,
allocated   between  such  Classes,   pro  rata,   based  on  their   respective
entitlements; and

     sixth,  to  the  Class  M-6  Certificates,  the  related  Monthly  Interest
Distributable Amount.

     (iv) Any  Group I  Interest  Remittance  Amount  or any  Group II  Interest
Remittance Amount remaining  undistributed  following  distributions pursuant to clause (iii) above shall be used in determining the amount of Net Monthly Excess
Cashflow, if any, for such Distribution Date.

     (b) On each  Distribution  Date (a)  prior to the  Stepdown  Date or (b) on which a Trigger Event is in effect,  the Class AV Certificates and the Mezzanine
Certificates shall be entitled to receive  distributions in respect of principal to the  extent of the Group I  Principal  Distribution  Amount  and the Group II
Principal Distribution Amount in the following amounts and order of priority:

     (i) first,

     (A) (x) an amount equal to the Group I Principal  Distribution Amount shall be distributed to the Class AV-1 Certificates,  until the Certificate  Principal
Balance thereof has been reduced to zero; and then

     (y) any portion of the Group II Principal Distribution Amount distributable pursuant to Section 4.01(b)(i)(B)(x), below, that remains following distribution to the  Class  AV-2  Certificates  and the  Class  AV-3  Certificates  shall  be distributed as set forth in Section 4.01(b)(i)(A)(x), above;

     (B) (x) an amount equal to the Group II Principal Distribution Amount shall be distributed as follows:

     first,  to the Class AV-2  Certificates,  until the  Certificate  Principal
Balance thereof has been reduced to zero;

     second,  to the Class AV-3  Certificates,  until the Certificate  Principal
Balance thereof has been reduced to zero; and then

     (y) any portion of the Group I Principal  Distribution Amount distributable pursuant to Section 4.01(b)(i)(A)(x), above, that remains following distribution to the Class AV-1  Certificates,  shall be  distributed  as set forth in Section
4.01(b)(i)(B)(x) above.

     (ii) second, the sum of any Group I Principal Distribution Amount and Group
II  Principal   Distribution  Amount  remaining   undistributed   following  the
distributions  pursuant  to  Section  4.01(b)(i)  shall  be  distributed  in the following order of priority:

                                       96

     first,  to the Class M-1  Certificates,  until  the  Certificate  Principal
Balance thereof has been reduced to zero;

     second,  to the Class M-2  Certificates,  until the  Certificate  Principal
Balance thereof has been reduced to zero;

     third,  to the Class M-3  Certificates,  until  the  Certificate  Principal
Balance thereof has been reduced to zero;

     fourth,  concurrently,  to the Class M-4A  Certificates  and the Class M-4F
Certificates,   pro  rata,  based  on  their  respective  Certificate  Principal
Balances,  until the Certificate Principal Balances thereof have been reduced to zero;

     fifth,  concurrently,  to the Class  M-5A  Certificates  and the Class M-5F
Certificates,   pro  rata,  based  on  their  respective  Certificate  Principal
Balances,  until the Certificate Principal Balances thereof have been reduced to zero; and

     sixth,  to the Class M-6  Certificates,  until  the  Certificate  Principal
Balance thereof has been reduced to zero.

     (iii) Any principal remaining undistributed pursuant to Sections 4.01(b)(i)
and  4.01(b)(ii)  above shall be used in  determining  the amount of Net Monthly
Excess Cashflow, if any, for such Distribution Date.

     (c) On each  Distribution Date (a) on or after the Stepdown Date and (b) on which a  Trigger  Event is not in  effect,  the  Class AV  Certificates  and the
Mezzanine  Certificates shall be entitled to receive distributions in respect of principal  to the extent of the Group I  Principal  Distribution  Amount and the
Group II Principal  Distribution  Amount in the  following  amounts and order of priority:

     (i) first,

     (A) the Group I  Principal  Distribution  Amount  shall be  distributed  as follows:

     first,  to the  Class  AV-1  Certificates,  the  Group I  Senior  Principal
Distribution  Amount,  until the Certificate  Principal Balance thereof has been reduced to zero;

     second,  to the Class  AV-2  Certificates,  the  Group II Senior  Principal
Distribution  Amount,  to the extent not paid  pursuant to clause  (i)(B) below, until the Certificate Principal Balance thereof has been reduced to zero; and

                                       97

     third,  to the Class  AV-3  Certificates,  the  Group II  Senior  Principal
Distribution  Amount,  to the extent not paid  pursuant to clause  (i)(B) below, until the Certificate Principal Balance thereof has been reduced to zero.

     (B) the Group II  Principal  Distribution  Amount shall be  distributed  as follows:

     first,  to the Class  AV-2  Certificates,  the  Group II  Senior  Principal
Distribution  Amount,  until the Certificate  Principal Balance thereof has been reduced to zero;

     second,  to the Class  AV-3  Certificates,  the  Group II Senior  Principal
Distribution  Amount,  until the Certificate  Principal Balance thereof has been reduced to zero; and

     third,  to the  Class  AV-1  Certificates,  the  Group I  Senior  Principal
Distribution  Amount,  to the extent not paid  pursuant to clause  (i)(A) above, until the Certificate Principal Balance thereof has been reduced to zero.

     (ii) second, the sum of any Group I Principal Distribution Amount and Group
II  Principal   Distribution  Amount  remaining   undistributed   following  the
distribution  pursuant  to  Section  4.01(c)(i)  shall  be  distributed  in  the following order of priority:

     first, to the Class M-1 Certificates,  the Class M-1 Principal Distribution
Amount,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;

     second, to the Class M-2 Certificates, the Class M-2 Principal Distribution
Amount,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;

     third, to the Class M-3 Certificates,  the Class M-3 Principal Distribution
Amount,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;

     fourth,  concurrently,  to the Class M-4A  Certificates  and the Class M-4F
Certificates,  the Class M-4 Principal  Distribution  Amount,  allocated between such  Classes,  pro  rata,  based  on  their  respective  Certificate  Principal
Balances,  until the Certificate Principal Balances thereof have been reduced to zero;

     fifth,  concurrently,  to the Class  M-5A  Certificates  and the Class M-5F
Certificates,  the Class M-5 Principal  Distribution  Amount,  allocated between such  Classes,  pro  rata,  based  on  their  respective  Certificate  Principal
Balances,  until the Certificate Principal Balances thereof have been reduced to zero; and

                                       98

     sixth, to the Class M-6 Certificates,  the Class M-6 Principal Distribution
Amount,  until the  Certificate  Principal  Balance  thereof has been reduced to zero.

     (iii)  Any  principal  remaining   undistributed   following  distributions
pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

     (d) (i) On each Distribution Date, any Net Monthly Excess Cashflow shall be paid in the following  order of priority,  in each case to the extent of the Net
Monthly Excess Cashflow remaining undistributed:

     (a) to the Class or  Classes  of  Certificates  then  entitled  to  receive distributions in respect of principal, in an amount equal to any Extra Principal
Distribution Amount, payable to such Class or Classes of Certificates as part of the Group I Principal Distribution Amount or the Group II Principal Distribution
Amount, as applicable,  pursuant to Section 4.01(b) or Section 4.01(c) above, as applicable;

     (b) concurrently,  to the Class AV Certificates,  in an amount equal to the
Unpaid Interest Shortfall Amount, if any, for such Classes for such Distribution
Date to the extent remaining  unpaid after  distribution of the Group I Interest
Remittance  Amount  and  the  Group  II  Interest   Remittance  Amount  on  such
Distribution  Date,  allocated  among  such  classes,  pro rata,  based on their respective entitlements;

     (c) to the  Class  M-1  Certificates,  in an  amount  equal  to the  Unpaid
Interest Shortfall Amount, if any, for such Class for such Distribution Date;

     (d) to the Class M-1  Certificates,  in an  amount  equal to the  Allocated
Realized Loss Amount, if any, for such Class for such Distribution Date;

     (e) to the  Class  M-2  Certificates,  in an  amount  equal  to the  Unpaid
Interest Shortfall Amount, if any, for such Class for such Distribution Date;

     (f) to the Class M-2  Certificates,  in an  amount  equal to the  Allocated
Realized Loss Amount, if any, for such Class for such Distribution Date;

     (g) to the  Class  M-3  Certificates,  in an  amount  equal  to the  Unpaid
Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                                       99

     (h) to the Class M-3  Certificates,  in an  amount  equal to the  Allocated
Realized Loss Amount, if any, for such Class for such Distribution Date;

     (i)  concurrently,  to the  Class  M-4A  Certificates  and the  Class  M-4F
Certificates,  in an  amount  equal to the  related  Unpaid  Interest  Shortfall
Amount, if any, for such Classes for such Distribution  Date,  allocated between such Classes, pro rata, based on their respective entitlements;

     (j)  concurrently,  to the  Class  M-4A  Certificates  and the  Class  M-4F
Certificates,  in an amount equal to the related Allocated Realized Loss Amount, if any,  for such Classes for such  Distribution  Date,  allocated  between such
Classes, pro rata, based on their respective entitlements;

     (k)  concurrently,  to the  Class  M-5A  Certificates  and the  Class  M-5F
Certificates,  in an  amount  equal to the  related  Unpaid  Interest  Shortfall
Amount, if any, for such Classes for such Distribution  Date,  allocated between such Classes, pro rata, based on their respective entitlements;

     (l)  concurrently,  to the  Class  M-5A  Certificates  and the  Class  M-5F
Certificates,  in an amount equal to the related Allocated Realized Loss Amount, if any,  for such Classes for such  Distribution  Date,  allocated  between such
Classes, pro rata, based on their respective entitlements;

     (m) to the  Class  M-6  Certificates,  in an  amount  equal  to the  Unpaid
Interest Shortfall Amount, if any, for such Class for such Distribution Date;

     (n) to the Class M-6  Certificates,  in an  amount  equal to the  Allocated
Realized Loss Amount, if any, for such Class for such Distribution Date;

     (o) to the  Reserve  Fund,  the amount by which the sum of any Net WAC Rate
Carryover  Amounts,  if any, with respect to the Class AV  Certificates  and the
Mezzanine  Certificates  for such  Distribution  Date exceeds the sum of (i) any amounts  received  by the Trustee  with  respect to the Cap  Agreement  for such
Distribution  Date  and (ii) any  amounts  in the  Reserve  Fund  that  were not distributed  on prior  Distribution  Dates  (or,  if no Net WAC  Rate  Carryover
Amounts are payable to such Classes of Certificates on such  Distribution  Date, to the Reserve Fund, an amount such that when added to other amounts  already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to
$1,000);

                                      100

     (p) if such  Distribution  Date follows the Prepayment  Period during which occurs the latest date on which a  Prepayment  Charge may be required to be paid in  respect  of any  Mortgage  Loans,  to REMIC  PX,  as  holder  of the Class P
Interest,  in reduction of the Uncertificated  Principal Balance thereof,  until the Uncertificated Principal Balance thereof is reduced to zero;

     (q) to REMIC CX, as holder of the Class C Interest,  the  Monthly  Interest
Distributable  Amount for the Class C Interest  plus,  until the  Uncertificated
Principal   Balance   of  the  Class  C  Interest   is  reduced  to  zero,   any
Overcollateralization  Release Amount for such Distribution Date (in both cases, net of such  portion of amounts  payable  pursuant  to this clause (q) that were paid pursuant to clause (o) above);

     (r) any remaining  amounts to the Class R  Certificates  (in respect of the appropriate Class R-2 Interest).

     (ii) On each  Distribution  Date,  after  making the  distributions  of the
Available  Funds as provided in this  Section 4.01 and after  depositing  in the
Reserve Fund any payments  received under the Cap  Agreement,  the Trustee shall withdraw  from the  Reserve  Fund the  amounts  on  deposit  therein  and  shall distribute  such  amounts  to  the  Class  AV  Certificates  and  the  Mezzanine
Certificates,  the related Net WAC Rate  Carryover  Amount,  pro rata,  based on their  respective  Certificate  Principal  Balances,  to the  extent of  amounts remaining in the Reserve Fund.

     On the Distribution Date on which the Certificate  Principal Balance of the
Class AV Certificates  and the Mezzanine  Certificates has been reduced to zero, after making all other distributions on such Distribution Date (including to the
Class AV Certificates  and the Mezzanine  Certificates out of the Reserve Fund),
the  Trustee  shall  distribute  to itself all  remaining  amounts on deposit in
Portion 1 of the Reserve Fund,  and shall  distribute  all remaining  amounts in
Portion 2 of the Reserve Fund to the Class C Certificates.

     (iii)  On each  Distribution  Date,  all  amounts  representing  Prepayment
Charges in respect of the Mortgage Loans received during the related  Prepayment
Period will be withdrawn from the  Distribution  Account and  distributed by the
Trustee to the Class P Interest,  and shall not be available for distribution to any  other  Class  of  Certificates.  On each  Distribution  Date,  all  amounts representing  any Master Servicer  Prepayment  Charge Payment Amounts paid by or collected by the Master  Servicer during the related  Prepayment  Period will be withdrawn from the  Distribution  Account and  distributed by the Trustee to the
Class P Interest, and shall not be available for distribution to any other Class of Certificates. The payment of the foregoing amounts in respect of such Regular
Interests shall not reduce the Uncertificated Principal Balance thereof.

     (e) Without  limiting the provisions of Section  9.01(b),  by acceptance of the Class R Certificates  the Holders of the Class R Certificates  agree, and it is the understanding of the parties hereto,  for so long as any of the NIM Notes are  outstanding,  to assign and  transfer  their  rights to receive any amounts

                                      101

otherwise  distributable  to the Holders of the Class R  Certificates  (and such rights  are  hereby  assigned  and  transferred)  to the  Holders of the Class C
Certificates to be paid to the Holders of the Class C Certificates.

     (f) All  distributions  made with respect to each Class of  Certificates on each  Distribution  Date  shall be  allocated  pro rata  among  the  outstanding
Certificates  in such  Class  based on their  respective  Percentage  Interests.
Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the  respective  Class of record on the related Record
Date  (except  as  otherwise  provided  in this  Section  4.01 or  Section  9.01 respecting  the  final  distribution  on such  Class),  based  on the  aggregate
Percentage Interest represented by their respective  Certificates,  and shall be made by wire transfer of immediately  available funds to the account of any such
Holder at a bank or other entity having appropriate facilities therefor, if such
Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately  prior to such Distribution Date and is the registered  owner  of  Certificates  having  an  initial  aggregate  Certificate
Principal  Balance  or  Notional  Amount  that is in excess of the lesser of (i)
$5,000,000  or (ii)  two-thirds  of the  Original  Class  Certificate  Principal
Balance or Original  Class  Notional  Amount of such Class of  Certificates,  or otherwise  by check  mailed by first  class mail to the  address of such  Holder
appearing  in  the  Certificate   Register.   The  final  distribution  on  each
Certificate will be made in like manner, but only upon presentment and surrender of such  Certificate at the Corporate  Trust Office of the Trustee or such other
location   specified  in  the  notice  to   Certificateholders   of  such  final
distribution.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the  Depository,  which  shall  credit  the amount of such  distribution  to the
accounts  of  its  Depository   Participants   in  accordance  with  its  normal
procedures. Each Depository Participant shall be responsible for disbursing such distribution to the  Certificate  Owners that it represents and to each indirect participating  brokerage  firm (a  "brokerage  firm" or "indirect  participating firm") for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the
Depository and the Depository  Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the
Seller shall have any  responsibility  therefor except as otherwise  provided by applicable law.

     (g) The  rights  of the  Certificateholders  to  receive  distributions  in respect of the Certificates, and all interests of the Certificateholders in such distributions,  shall be as set forth in this Agreement.  None of the Holders of any Class of  Certificates,  the Trustee or the Master Servicer shall in any way be  responsible or liable to the Holders of any other Class of  Certificates  in respect of amounts properly previously distributed on the Certificates.

     (h) Except as  otherwise  provided in Section  9.01,  whenever  the Trustee expects that the final  distribution  with respect to any Class of  Certificates will be made on the next  Distribution  Date, the Trustee  shall,  no later than three (3) days before the related  Distribution  Date,  mail to the NIMS Insurer and each  Holder  on such  date of such  Class of  Certificates  a notice to the effect that:

     (i) the Trustee  expects that the final  distribution  with respect to such
Class of  Certificates  will be made on such  Distribution  Date  but only  upon presentation  and  surrender of such  Certificates  at the office of the Trustee therein specified, and

                                      102

     (ii) no interest shall accrue on such  Certificates  from and after the end of the related Accrual Period.

     Any funds not  distributed to any Holder or Holders of Certificates of such
Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and  credited  to the  account of the  appropriate  non-tendering
Holder  or  Holders.  If any  Certificates  as to which  notice  has been  given
pursuant  to  this  Section   4.01(h)  shall  not  have  been   surrendered  for
cancellation  within six months after the time  specified  in such  notice,  the
Trustee   shall   mail  a  second   notice   to  the   remaining   non-tendering
Certificateholders  to surrender their Certificates for cancellation in order to receive the final  distribution  with respect thereto.  If within one year after the second  notice all such  Certificates  shall not have been  surrendered  for cancellation,  the Trustee  shall,  directly  or through an agent,  mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their  Certificates  but  shall  continue  to hold any  remaining  funds for the
benefit  of  non-tendering   Certificateholders.   The  costs  and  expenses  of
maintaining the funds in trust and of contacting such  Certificateholders  shall be paid out of the assets remaining in such trust fund. If within one year after the final  notice  any such  Certificates  shall not have been  surrendered  for cancellation,  the Trustee  shall pay to  Greenwich  Capital  Markets,  Inc. and
Morgan Stanley & Co. Incorporated, pro rata, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any  Certificateholder on any amount held in trust by the  Trustee  as a result  of such  Certificateholder's  failure  to surrender its  Certificate(s)  for final payment thereof in accordance with this
Section 4.01(h).

     (i) Notwithstanding  anything to the contrary herein, (i) in no event shall the  Certificate  Principal  Balance of a Mezzanine  Certificate be reduced more than  once in  respect  of any  particular  amount  both (a)  allocated  to such
Certificate  in respect of  Realized  Losses  pursuant  to Section  4.06 and (b)
distributed  to such  Certificate  in  reduction  of the  Certificate  Principal
Balance  thereof  pursuant to this Section 4.01,  and (ii) in no event shall the
Uncertificated  Principal  Balance of a REMIC  Regular  Interest be reduced more than once in respect of any  particular  amount both (a) allocated to such REMIC
Regular  Interest in respect of Realized Losses pursuant to Section 4.06 and (b)
distributed  on such REMIC Regular  Interest in reduction of the  Uncertificated
Principal Balance thereof pursuant to Section 4.05.

     (j) Any amounts distributed to REMIC CX on any Distribution Date in respect of the Class C Interest under Section  4.01(d)(i)  shall,  on such  Distribution
Date, be distributed by REMIC CX to the Holders of the Class C Certificates. Any
amounts  remaining in REMIC CX shall be  distributed to the Holders of the Class
R-CX Certificates in respect of the Class R-CX Interest. Any amounts distributed to REMIC PX on any  Distribution  Date in respect of the Class P Interest shall, on such  Distribution  Date,  be  distributed  by REMIC PX to the Holders of the
Class P Certificates.  Any amounts remaining in REMIC PX shall be distributed to the  Holders  of the Class  R-PX  Certificates  in  respect  of the  Class  R-PX
Interest.  For the  avoidance  of doubt,  the  provisions  of Sections  4.01(f),
4.01(g) and  4.01(h)  shall  apply to the Class C  Certificates  and the Class P
Certificates.

                                      103

Section 4.02      Preference Claims.

         The Trustee shall promptly notify the NIMS Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference
Claim") of any distribution made with respect to the Class C Certificates or the
Class P Certificates. Each Holder of the Class C Certificates or the Class P
Certificates, by its purchase of such Certificates, the Master Servicer and the
Trustee hereby agree that the NIMS Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii)
the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMS Insurer shall be subrogated to the rights of the Master Servicer, the Trustee and each
Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMS
Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the Trustee, as indenture trustee with respect to the
Insured NIM Notes or the holder of any Insured NIM Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P
Certificates or the Insured NIM Notes, as applicable, and the NIMS Insurer made a payment in respect of such relinquished amount.

Section 4.03      Statements.

                  (a)  On each Distribution Date, based, as applicable, on
information provided to it by the Master Servicer, the Trustee shall prepare and make available by electronic medium (as set forth in the penultimate paragraph of this Section 4.03(a)) to each Holder of the Regular Certificates, the
Trustee, the Master Servicer, the NIMS Insurer and the Rating Agencies, a
statement as to the distributions made on such Distribution Date:

                           (i) the amount of the distribution made on such
                  Distribution Date to the Holders of each Class of Regular
                  Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the
                  Class P Certificates allocable to Prepayment Charges and
                  Master Servicer Prepayment Charge Payment Amounts;

                           (ii) the amount of the distribution made on such
                  Distribution Date to the Holders of each Class of Regular
                  Certificates (other than the Class P Certificates), allocable to interest, separately identified;

                           (iii) the Overcollateralized Amount, the
                  Overcollateralization Release Amount, the
                  Overcollateralization Deficiency Amount and the
                  Overcollateralization Target Amount as of such Distribution
                  Date and the Excess Overcollateralized Amount for the Mortgage
                  Pool, for such Distribution Date;

                           (iv) the aggregate amount of servicing compensation
                  received by the Master Servicer with respect to the related
                  Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                                      104

                           (v) reserved;

                           (vi) the aggregate amount of Advances for the related
                  Due Period;

                           (vii) the aggregate Stated Principal Balance of the
                  Mortgage Loans at the Close of Business at the end of the
                  related Due Period;

                           (viii) the number, aggregate principal balance,
                  weighted average remaining term to maturity and weighted
                  average Mortgage Rate of the Mortgage Loans as of the related
                  Determination Date;

                           (ix) the number and aggregate unpaid principal
                  balance of Mortgage Loans (a) delinquent 30-59 days, (b)
                  delinquent 60-89 days, (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month
                  provided, however that any aggregate unpaid principal balance of Mortgage Loans shall be reported as of the last day of the related Due Period, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related
                  Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                           (x) with respect to any Mortgage Loan that became an
                  REO Property during the preceding Prepayment Period, the
                  unpaid principal balance and the Principal Balance of such
                  Mortgage Loan as of the date it became an REO Property;

                           (xi) the total number and cumulative principal
                  balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

                           (xii) the aggregate amount of Principal Prepayments
                  made during the related Prepayment Period;

                           (xiii) the aggregate amount of Realized Losses
                  incurred during the related Prepayment Period and the
                  cumulative amount of Realized Losses;

                           (xiv) the aggregate amount of Extraordinary Trust
                  Fund expenses withdrawn from the Collection Account or the
                  Distribution Account for such Distribution Date;

                           (xv) the Certificate Principal Balance of the Class
                  AV Certificates, the Mezzanine Certificates and the Class C
                  Certificates, after giving effect to the distributions made on such Distribution Date, and the Notional Amount of the Class C
                  Certificates, after giving effect to the distributions made on such Distribution Date;

                                      105

                           (xvi) the Monthly Interest Distributable Amount in
                  respect of the Class AV Certificates, the Mezzanine
                  Certificates and the Class C Certificates for such
                  Distribution Date and the Unpaid Interest Shortfall Amount, if
                  any, with respect to the Class AV Certificates and the
                  Mezzanine Certificates for such Distribution Date;

                           (xvii) the aggregate amount of any Prepayment
                  Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to
                  Section 3.24, and the aggregate amount of any Relief Act
                  Interest Shortfalls for such Distribution Date;

                           (xviii) the Credit Enhancement Percentage for such
                  Distribution Date;

                           (xix) the Net WAC Rate Carryover Amount for the Class
                  AV Certificates and the Mezzanine Certificates, if any, for
                  such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                           (xx) the Trustee Fee on such Distribution Date;

                           (xxi) whether a Stepdown Date or a Trigger Event has
                  occurred;

                           (xxii) the Available Funds;

                           (xxiii) the respective Pass-Through Rates applicable
                  to the Class AV Certificates, the Mezzanine Certificates and
                  the Class C Certificates for such Distribution Date and the
                  Pass-Through Rate applicable to the Class AV Certificates and the Mezzanine Certificates for the immediately succeeding
                  Distribution Date;

                           (xxiv) reserved;

                           (xxv) any other information that is required by the
                  Code and regulations thereunder to be made available to
                  Certificateholders;

                           (xxvi) the amount on deposit in the Reserve Fund;

                           (xxvii) (A) the dollar amount of payments received
                  related to claims under the PMI Policy during the related
                  Prepayment Period (and the number of Mortgage Loans to which such payments related) and (B) the aggregate dollar amount of payments received related to claims under the PMI Policy since the Cut-off Date (and the number of Mortgage Loans to which such payments related);

                                      106

                           (xxviii) (A) the dollar amount of claims made under
                  the PMI Policy that were denied during the related Prepayment
                  Period (and the number of Mortgage Loans to which such denials related) and (B) the aggregate dollar amount of claims made under the PMI Policy that were denied since the Cut-off Date
                  (and the number of Mortgage Loans to which such denials
                  related); and

                           (xxix) for such Distribution Date, the amount of any
                  payment made by the Cap Provider under the Cap Agreement.

         The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format)
available each month to Certificateholders, the Master Servicer, the NIMS
Insurer and the Rating Agencies via the Trustee's internet website. The
Trustee's internet website shall initially be located at
https://www.corporatetrust.db.com/invr. Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-735-7777.
Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

                  (b)  Within a reasonable period of time after the end of
each calendar year, the Trustee shall, upon written request, furnish to each
Person who at any time during the calendar year was a Certificateholder of a
Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a
Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                  (c)  On each Distribution Date, the Trustee shall forward
to the Holders of the Residual Certificates and the NIMS Insurer a copy of the reports forwarded to the Regular Certificateholders in respect of such
Distribution Date with such other information as the Trustee deems necessary or appropriate.

                  (d)  Within a reasonable period of time after the end of
each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Holder of a Residual Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Holder of a Residual Certificate. Such obligation of the Trustee shall be deemed to have been satisfied to the extent

                                      107

that substantially comparable information shall be prepared and furnished to
Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                  (e)  On each Distribution Date the Trustee shall provide
Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each
Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

Section 4.04      Remittance Reports; Advances.

                  (a)  Within one Business Day after each Determination
Date, but in no event later than such date which would allow the Trustee to submit a claim to the NIMS Insurer under the Indenture, the Master Servicer shall deliver to the NIMS Insurer and the Trustee by telecopy or electronic mail
(or by such other means as the Master Servicer, the NIMS Insurer and the
Trustee, as the case may be, may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than each Master
Servicer Remittance Date (or, in the case of certain information, as agreed between the Trustee and the Master Servicer, not later than four Business Days after the end of each Due Period), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the
Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section
4.01 and to prepare the statements to Certificateholders contemplated by Section
4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b)  The amount of Advances to be made by the Master
Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Monthly Payments (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date in respect of the related Mortgage Loans, over the net income from such REO
Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before 3:00 p.m. New York time on the Master Servicer Remittance
Date, the Master Servicer shall remit in immediately available funds to the
Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO
Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i)
and (ii) aggregating the total amount of Advances to be made by the Master
Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the
Master Servicer's records and replaced by the Master Servicer by deposit in the
Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date

                                      108

(determined without regard to Advances to be made on the Master Servicer
Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such
Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the close of business on any Master Servicer
Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the
Master Servicer for the related Distribution Date.

                  (c)  The obligation of the Master Servicer to make such
Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation
Proceeds thereon.

                  (d)  Notwithstanding anything herein to the contrary, no
Advance or Servicing Advance shall be required to be made hereunder by the
Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an
Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the
Depositor and the Trustee.

Section 4.05      Distributions on the REMIC Regular Interests.

                  On each Distribution Date, the Trustee shall cause the sum of the Group I Interest Remittance Amount, Group II Interest Remittance Amount,
Group I Principal Remittance Amount, and the Group II Principal Remittance
Amount, in the following order of priority, to be distributed by REMIC 1 to
REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the
Distribution Account and distributed to the Holders of the Class R Certificates
(in respect of the Class R-1 Interest), as the case may be:

                           (i) first, to the Holders of REMIC 1 Regular
                  Interests LT1-AA, LT1-A1, LT1-A2, LT1-A3, LT1-M1, LT1-M2,
                  LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6, LT1-ZZ,
                  pro rata, an amount equal to (A) the Uncertificated Accrued
                  Interest for each such REMIC 1 Regular Interest for such
                  Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC
                  1 Regular Interest LT1-ZZ shall be reduced and deferred when the REMIC 1 Overcollateralized Amount is less than the REMIC 1
                  Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LT1-ZZ
                  Uncertificated Accrued Interest Deferral Amount and such
                  amount will be payable to the Holders of REMIC 1 Regular
                  Interests LT1-A1, LT1-A2, LT1-A3, LT1-M1, LT1-M2, LT1-M3,
                  LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6 in the same
                  proportion as the Extra Principal Distribution Amount is
                  allocated to the Corresponding Certificates;

                                      109

                           (ii) second, to the Holders of the REMIC 1 Regular
                  Interest LT1-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge term as
                  identified on the Mortgage Loan Schedule or any Distribution
                  Date thereafter until $100 has been distributed pursuant to this clause;

                            (iii) third, an amount equal to the remainder of the
                  Available Funds for such Distribution Date, allocated as
                  follows:

                                    (a) to the Holders of REMIC 1 Regular
                           Interest LT1-AA and REMIC 1 Regular Interest LT1-P,
                           98.00% of such remainder (other than amounts payable
                           under clause (d) below), until the Uncertificated
                           Principal Balance of such REMIC 1 Regular Interest is
                           reduced to zero, provided, however, that REMIC 1
                           Regular Interest LT1-P shall not be reduced until the
                           Distribution Date immediately following the
                           expiration of the latest Prepayment Charge as
                           identified on the Prepayment Charge Schedule or any
                           Distribution Date thereafter, at which point such
                           amount shall be distributed to REMIC 1 Regular
                           Interest LT1-P, until $100 has been distributed
                           pursuant to this clause;

                                    (b) to the Holders of REMIC 1 Regular
                           Interests LT1-A1, LT1-A2, LT1-A3, LT1-M1, LT1-M2,
                           LT1-M3, LT1-M4A, LT1-M4F, LT1-M5A, LT1-M5F, LT1-M6,
                           1.00% of such remainder (other than amounts payable
                           under clause (d) below), in the same proportion as
                           principal payments are allocated to the Corresponding
                           Certificates, until the Uncertificated Principal
                           Balances of such REMIC 1 Regular Interests are
                           reduced to zero;

                                    (c) to the Holders of REMIC 1 Regular
                           Interest LT1-ZZ, 1.00% of such remainder (other than
                           amounts payable under clause (d) below), until the
                           Uncertificated Principal Balance of such REMIC 2
                           Regular Interest is reduced to zero; then

                                    (d) any remaining amount to the Holders of
                           the Class R Certificates (in respect of the Class R-1
                           Interest); and

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of (i) REMIC 1 Regular Interest LT1-AA and REMIC 2 Regular Interest
LT1-P, in that order and (ii) REMIC 1 Regular Interest LT1-P, respectively;
provided that REMIC 1 Regular Interest LT1-P shall not be reduced until the
Distribution Date immediately following the expiration of the latest Prepayment
Charge as identified on the Prepayment Charge Schedule or any Distribution Date
thereafter, at which point such amount shall be distributed to REMIC 1 Regular
Interest LT1-P, until $100 has been distributed pursuant to this clause.

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LT1-P.
The payment of the foregoing amounts to the Holders of REMIC 1 Regular Interest
LT1-P shall not reduce the Uncertificated Principal Balance thereof.

                                      110

Section 4.06      Allocation of Realized Losses.

                  (a)  Prior to each Determination Date, the Master Servicer shall determine as to each Mortgage Loan and REO Property: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery
Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Bankruptcy Losses; and (iii)
the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized
Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly
Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the NIMS Insurer and the
Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such
Realized Loss was incurred.

                  (b)  If on any Distribution Date after giving effect to
all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the
Class AV Certificates and the Mezzanine Certificates on such Distribution Date, the Uncertificated Principal Balance of the Class C Interest is equal to zero,
Realized Losses equal to the Undercollateralized Amount shall be allocated by the Trustee on such Distribution Date as follows: first to the Class M-6
Certificates, until the Certificate Principal Balance thereof has been reduced to zero, second, concurrently, to the Class M-5A Certificates and the Class M-5F
Certificates, pro rata, based on their respective Certificate Principal
Balances, until the Certificate Principal Balances thereof have been reduced to zero, third, concurrently, to the Class M-4A Certificates and the Class M-4F
Certificates, pro rata, based on their respective Certificate Principal
Balances, until the Certificate Principal Balances thereof have been reduced to zero, fourth to the Class M-3 Certificates until the Certificate Principal
Balance thereof has been reduced to zero, fifth to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and sixth to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the
Certificate Principal Balances of the Mezzanine Certificates on any Distribution
Date shall be so allocated after the actual distributions to be made on such date as provided in Section 4.01. All references above to the Certificate
Principal Balance of the Mezzanine Certificates shall be to the Certificate
Principal Balance of the Mezzanine Certificates immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Mezzanine Certificates on such Distribution
Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any
Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. No allocations of any Realized Losses shall be made to the Class AV Certificates or the Class P Certificates. Any Realized
Losses that reduce the distributions in respect of and/or the Uncertificated

                                      111

Principal Balance of the Class C Interest, shall be allocated by the Trustee to reduce the distributions in respect of and/or the Certificate Principal Balance of the Class C Certificates.

                  (c)  All Realized Losses on the Mortgage Loans shall be
allocated by the Trustee on each Distribution Date to the following REMIC 1
Regular Interests in the specified percentages, as follows:

                  first, to Uncertificated Accrued Interest payable to the REMIC
1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%,
respectively;

                  second, to the Uncertificated Principal Balances of the REMIC
1 Regular Interest LT1-AA and REMIC 1 Regular Interest LT1-ZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%,
respectively;

                  third, to the Uncertificated Principal Balances of REMIC 1
Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M6 and REMIC 1 Regular
Interest LT1-ZZ, 98%, 1% and 1%, until the Uncertificated Principal Balance of
REMIC 1 Regular Interest LT1-M6 has been reduced to zero;

                  fourth, to the Uncertificated Principal Balances of (i) REMIC
1 Regular Interest LT1-AA, (ii) REMIC 1 Regular Interests LT1-M5A and LT1-M5F
(pro rata) and (iii) REMIC 1 Regular Interest LT1-ZZ, (i) 98%, (ii) 1% and (iii)
1%, respectively, until the Uncertificated Principal Balances of REMIC 1 Regular
Interests LT1-M5A and LT1-M5F have been reduced to zero;

                  fifth, to the Uncertificated Principal Balances of (i) REMIC 1
Regular Interest LT1-AA, (ii) REMIC 1 Regular Interests LT1-M4A and LT1-M4F (pro
rata)and (iii) REMIC 1 Regular Interest LT1-ZZ, (i) 98%, (ii) 1% and (iii) 1%,
respectively, until the Uncertificated Principal Balances of REMIC 1 Regular
Interests LT1-M4A and LT1-M4F have been reduced to zero;

                  sixth, to the Uncertificated Principal Balances of REMIC 1
Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M3 and REMIC 1 Regular
Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated
Principal Balance of REMIC 1 Regular Interest LT1-M3 has been reduced to zero;

                  seventh, to the Uncertificated Principal Balances of REMIC 1
Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M2 and REMIC 1 Regular
Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated
Principal Balance of REMIC 1 Regular Interest LT1-M2 has been reduced to zero;
and

                  eighth, to the Uncertificated Principal Balances of REMIC 1
Regular Interest LT1-AA, REMIC 1 Regular Interest LT1-M1 and REMIC 1 Regular
Interest LT1-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated
Principal Balance of REMIC 1 Regular Interest LT1-M1 has been reduced to zero.

                                      112

Section 4.07      Compliance with Withholding Requirements.

         Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders.

Section 4.08      Commission Reporting.

                  (a)  Within 15 days after each Distribution Date, the
Trustee shall, in accordance with industry standards and applicable regulations, file with the Commission via the Electronic Data Gathering Analysis and
Retrieval system, a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an Exhibit thereto. Prior to April 30, in the year following the year of execution of this Agreement, the Trustee shall in accordance with industry standards file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, in the year following the year of execution of this Agreement, the Depositor shall execute and the Trustee shall file a Form 10-K, in substance conforming to industry standards and applicable regulations, with respect to the Trust Fund together with the accompanying certification described below. The Trustee shall provide the Form 10-K to the Depositor by March 20 (or the preceding Business Day if such day is not a Business Day) of the year that such Form 10-K is required to be filed. The Depositor shall execute such Form 10-K and return the original to the Trustee by March 25 (or the preceding Business Day if such day is not a
Business Day). The Trustee shall prepare, execute, file and deliver on behalf of the Depositor Form 8-Ks required to be filed under the Exchange Act so long as no certification in respect of such Form 8-K is required by the Commission. The
Depositor shall prepare and the appropriate person shall execute, in accordance with the Exchange Act or any other applicable law, any certification required under the Exchange Act or any other applicable law to accompany the Form 10-K or any other periodic report. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the
Depositor, provided, however, that the Trustee shall not execute the Form 10-K on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The
Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the
Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

                                      113

                                   ARTICLE V

                                THE CERTIFICATES

Section 5.01      The Certificates.

                  (a)  The Certificates in the aggregate will represent the
entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC 1.

         The Certificates will be substantially in the forms annexed hereto as
Exhibits A-1 through A-16. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

         Upon original issue, the Certificates shall be executed by the Trustee and authenticated and delivered by the Trustee, to or upon the order of the
Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory.
Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b)  The Book Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of the Book-Entry Certificates may not be transferred by the
Trustee except to another Depository that agrees to hold the Book-Entry
Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Book-Entry Certificates through the book-entry facilities of the
Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such
Ownership Interests. All transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the
Depository authorizing it to act as such. The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Master Servicer and if the Trustee is not the Book-Entry Custodian, the Trustee and any other transfer agent (including the Depository or any successor Depository) to act as
Book-Entry Custodian under such conditions as the predecessor Book-Entry
Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the
Depository. If the Trustee resigns or is removed in accordance with the terms hereof, successor Trustee or, if it so elects, the Depository shall immediately

                                      114

succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as
Book-Entry Certificates by the Book-Entry Custodian.

         The Trustee, the Master Servicer, the NIMS Insurer and the Depositor
may for all purposes (including the making of payments due on the Book-Entry
Certificates) deal with the Depository as the authorized representative of the
Certificate Owners with respect to the Book-Entry Certificates for the purposes of the exercise by Certificateholders of the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

         If (i)(A) the Depositor advises the Trustee in writing that the
Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate
Owners representing in the aggregate not less than 51% of the Ownership
Interests of the Book-Entry Certificates advise the Trustee through the
Depository, in writing, that the continuation of a book-entry system through the
Depository is no longer in the best interests of the Certificate Owners, the
Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the
Book-Entry Certificates by the Book-Entry Custodian or the Depository, as
applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates.
Such Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry
Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the
Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the
Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the
Trustee shall recognize the Holders of the Definitive Certificates as
Certificateholders hereunder.

                                      115

Section 5.02      Registration of Transfer and Exchange of Certificates.

                  (a)  The Trustee shall cause to be kept at one of the
offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of
Certificates as herein provided.

                  (b)  No transfer, sale, pledge or other disposition of any
Class C Certificate, Class P Certificate or Residual Certificate shall be made unless such disposition is exempt from the registration requirements of the
Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any Class C Certificate, Class P Certificate or Residual
Certificates by the Depositor to the Seller, (ii) the transfer of any Class C
Certificate, Class P Certificate or Residual Certificates by the Seller to an
Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificate, Class P Certificate or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust, the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class
C Certificates, Class P Certificates or Residual Certificates to the Seller or
its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii)
or (iii) above) (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the
Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the
Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the
1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as
Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate, Class P
Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Trust Fund against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  (c)  Each Transferee of a Class AV Certificate or
Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a)
such Transferee is not a Plan or purchasing such Certificate with Plan Assets as defined below, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59 at 55 F.R. 36724 (1990) or PTE
90-22 at 55 F.R. 20548 (1990) (as amended), as both such PTEs are further amended by PTE 2000-58, 65 F. R. 67765 (November 13, 2000) (the "Exemption"),
and that it understands that there are certain conditions to the availability of the Exemption including that the Cap Agreement is an "eligible yield supplement agreement" within the meaning of PTE 2000-58 and that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a
Rating Agency, or (c) the following conditions are satisfied: (i) such

                                      116

Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class
Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

         No transfer of a Class C Certificate, Class P Certificate or Residual
Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan
Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the
Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the
Master Servicer, the Trustee or the Trust Fund to any obligation or liability
(including obligations or liabilities under ERISA or Section 4975 of the Code)
in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or
the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the (i) initial transfer of any Class C Certificate,
Class P Certificate or Residual Certificates by the Depositor to the Seller,
(ii) the transfer of any Class C Certificate, Class P Certificate or Residual
Certificates by the Seller to an Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any
Class C Certificates, Class P Certificates or Residual Certificates by an
Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such
Affiliate or (iv) a subsequent transfer of any Class C Certificates, Class P
Certificates or Residual Certificates to the Seller or its designee by such entity or trust described in clauses (ii) or (iii) above to which the
Certificates were previously transferred in reliance on clauses (ii) or (iii)
above (in which case, the Depositor, the Seller, any such Affiliate and such entities sponsored by such Affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the
Depositor of the status of each transferee the Seller or such an Affiliate. Each transferee of a Class C Certificate, Class P Certificate or Residual Certificate
shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the (i)
initial transfer of any Class C Certificate, Class P Certificate or Residual
Certificates by the Depositor to the Seller, (ii) the transfer of any Class C
Certificate, Class P Certificate or Residual Certificates by the Seller to an
Affiliate of the Seller or to a trust, the depositor of which is an Affiliate of the Seller, (iii) the transfer of any Class C Certificates, Class P Certificates or Residual Certificates by an Affiliate of the Seller to one or more entities sponsored by such Affiliate or to a trust the depositor of which is one or more entities sponsored by such Affiliate or (iv) a subsequent transfer of any Class
C Certificates, Class P Certificates or Residual Certificates to the Seller or
its designee by such entity or trust described in clauses (ii) or (iii) above to which the Certificates were previously transferred in reliance on clauses (ii)
or (iii) above).

                                      117

         If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that
Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such
Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the
Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                  (d)  Each Person who has or who acquires any Ownership
Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each
Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (i) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted
                  Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (ii) No Person shall acquire an Ownership Interest in
                  a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

                           (iii) In connection with any proposed transfer of any
                  Ownership Interest in a Residual Certificate, the Trustee
                  shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                                    A. an affidavit in the form of Exhibit K
                           hereto from the proposed transferee to the effect
                           that such transferee is a Permitted Transferee and
                           that it is not acquiring its Ownership Interest in
                           the Residual Certificate that is the subject of the
                           proposed transfer as a nominee, trustee or agent for
                           any Person who is not a Permitted Transferee; and

                                    B. a covenant of the proposed transferee to
                           the effect that the proposed transferee agrees to be
                           bound by and to abide by the transfer restrictions
                           applicable to the Residual Certificates.

                           (iv) Any attempted or purported transfer of any
                  Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a
                  Permitted Transferee shall, upon discovery that the
                  registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall not

                                      118

                  be under any liability to any Person for any registration of transfer of a Residual Certificate that is in fact not
                  permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the
                  provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such
                  Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a
                  Permitted Transferee.

                           (v) If any Person other than a Permitted Transferee
                  acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the
                  Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other
                  Person having an Ownership Interest therein, to notify the
                  Depositor to arrange for the sale of such Residual
                  Certificate. The proceeds of such sale, net of commissions
                  (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous
                  Holder of such Residual Certificate that is a Permitted
                  Transferee, except that in the event that the Trustee
                  determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other
                  provisions of this Agreement, the Trustee may withhold a
                  corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause
                  (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership
                  Interest in a Residual Certificate as a result of its exercise of such discretion.

                           (vi) If any Person other than a Permitted Transferee
                  acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the
                  Trustee will provide to the Internal Revenue Service, and to the persons designated in Section 860E(e)(3) of the Code,
                  information needed to compute the tax imposed under Section
                  860E(e)(1) of the Code on such transfer.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i)
written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating
Agency to downgrade its rating of any of the Other NIM Notes, the Insured NIM
Notes (without giving effect to any insurance policy issued by the NIMS Insurer)
or the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a
REMIC.

                  (e)  Subject to the preceding subsections, upon surrender
for registration of transfer of any Certificate at any office or agency of the
Trustee designated from time to time for such purpose pursuant to Section 8.12,

                                      119

the Trustee shall execute and authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same
Class of a like aggregate Percentage Interest.

                  (f)  At the option of the Holder thereof, any Certificate
may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such
Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (g)  No service charge shall be made for any registration
of transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Trustee and disposed of pursuant to its standard procedures.

Section 5.03      Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Trustee or the
Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Depositor and (in the case of a Class C Certificate or Class P Certificate) the NIMS
Insurer such security or indemnity as may be required by them to save each of them, and the Trust Fund, harmless, then, in the absence of notice to the
Trustee that such Certificate has been acquired by a bona fide purchaser, the
Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee)
in connection therewith. Any duplicate Certificate issued pursuant to this
Section, shall constitute complete and indefeasible evidence of ownership in the
Trust, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

Section 5.04      Persons Deemed Owners.

         The Master Servicer, the Depositor, the Trustee, the NIMS Insurer and
any agent of the Master Servicer, the Depositor, the Trustee or the NIMS Insurer
may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Depositor, the Trustee, the NIMS Insurer
nor any agent of any of them shall be affected by notice to the contrary.

                                      120

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01      Liability of the Master Servicer and the Depositor.

         The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master
Servicer herein.

Section 6.02 Merger or Consolidation of the Depositor or the Master Servicer.

         Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the
Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for Fannie Mae or
Freddie Mac in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this
Agreement.

         The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any
Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of
Fannie Mae or Freddie Mac; and provided further that the Rating Agencies'
ratings of the Other NIM Notes, the Class AV Certificates and the Mezzanine
Certificates and the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the
Rating Agencies to the Trustee).

Section 6.03      Limitation on Liability of the Depositor, the Master Servicer
                  and Others.

         None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer or the
Depositor, as applicable, pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence

                                      121

in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The
Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or
Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the
Depositor or the Master Servicer acts without the consent of Holders of
Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer
shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the
Collection Account.

         The Master Servicer (except the Trustee to the extent it has succeeded the Master Servicer as required hereunder) indemnifies and holds the Trustee, the Depositor and the Trust Fund harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the
Depositor or the Trust Fund may sustain in any way related to the failure of the
Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the NIMS Insurer and the Depositor if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the
Trustee, the Depositor and/or the Trust Fund in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

                                      122

Section 6.04      Limitation on Resignation of Master Servicer.

         The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that its duties hereunder are no longer permissible under applicable law or (ii) with the written consent of the Trustee and the NIMS Insurer and written confirmation from each Rating
Agency (which confirmation shall be furnished to the Depositor and the Trustee)
that such resignation will not cause such Rating Agency to reduce the then current rating of any of the Other NIM Notes, the Class AV Certificates or the
Mezzanine Certificates or the shadow rating of the Insured NIM Notes (without giving effect to any insurance policy issued by the NIMS Insurer). Any such determination pursuant to clause (i) of the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the NIMS Insurer shall have assumed the Master Servicer's responsibilities, duties, liabilities
(other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

         Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, nor delegate to or subcontract with, nor authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Master Servicer from designating a
Sub-Servicer as payee of any indemnification amount payable to the Master
Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement. If, pursuant to any provision hereof, the duties of the
Master Servicer are transferred to a successor master servicer, the entire amount of the Servicing Fee and other compensation payable to the Master
Servicer pursuant hereto shall thereafter be payable to such successor master servicer.

Section 6.05      Rights of the Depositor, the NIMS Insurer and the Trustee in
                  Respect of the Master Servicer.

         The Master Servicer shall afford (and any Sub-Servicing Agreement shall provide that each Sub-Servicer shall afford) the Depositor, the NIMS Insurer and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer (and any such Sub-Servicer) in respect of the Master Servicer's rights and obligations hereunder and access to officers of the Master Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor, the NIMS Insurer and the Trustee its (and any such Sub-Servicer's) most recent financial statements and such other information relating to the Master
Servicer's capacity to perform its obligations under this Agreement that it possesses. To the extent such information is not otherwise available to the public, the Depositor, the NIMS Insurer and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the
Master Servicer's (or any such Sub-Servicer's) written consent, except as required pursuant to this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the NIMS
Insurer, the Trustee or the Trust Fund, and in either case, the Depositor or the

                                      123

Trustee, as the case may be, shall use, and the NIMS Insurer shall be deemed to have agreed with the parties hereto to use, its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this
Agreement or exercise the rights of the Master Servicer under this Agreement;
provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01      Master Servicer Events of Default.

         "Master Servicer Event of Default," wherever used herein, means any one of the following events:

                           (i) any failure by the Master Servicer to remit to
                  the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Master Servicer Remittance Date pursuant to
                  Section 4.04) required to be made under the terms of the
                  Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor, the Trustee (in which case notice shall be provided by
                  telecopy), or to the Master Servicer, the Depositor and the
                  Trustee by the NIMS Insurer or the Holders of Certificates
                  entitled to at least 25% of the Voting Rights; or

                           (ii) any failure on the part of the Master Servicer
                  duly to observe or perform in any material respect any of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 45 days (30 days in the case of any failure to
                  maintain a Sub-Servicing Agreement with an eligible
                  Sub-Servicer to the extent required in accordance with Section
                  3.02(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and
                  the Trustee by the NIMS Insurer or the Holders of Certificates
                  entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Representative of the
                  Master Servicer; or

                           (iii) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or

                                      124

                  similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master
                  Servicer and if such proceeding is being contested by the
                  Master Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                           (iv) the Master Servicer shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                           (v) the Master Servicer shall admit in writing its
                  inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors; or

                           (vi) any failure by the Master Servicer of the Master
                  Servicer Termination Test; or

                           (vii) any failure of the Master Servicer to make, or
                  cause an Advancing Person to make, any Advance on any Master
                  Servicer Remittance Date required to be made from its own
                  funds pursuant to Section 4.04 which continues unremedied
                  until 3:00 p.m. New York time on the Business Day immediately following the Master Servicer Remittance Date; or

                           (viii) the Master Servicer ceases to be an approved
                  seller or servicer of Fannie Mae.

         If a Master Servicer Event of Default described in clauses (i) through
(vi) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the
Depositor or the Trustee may, and at the written direction of the NIMS Insurer or the Holders of Certificates entitled to at least 51% of Voting Rights, the
Trustee shall, by notice in writing to the NIMS Insurer and the Master Servicer
(and to the Depositor if given by the Trustee or to the Trustee if given by the
Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Master
Servicer Event of Default described in clauses (vii) or (viii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer (delivered immediately by facsimile and effective on the date of acknowledgement of receipt in the case of a Master Servicer Event of Default described in clause (vii)), the NIMS Insurer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the
Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or

                                      125

appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees, at its sole cost and expense, promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the
Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, or any REO Account or Servicing
Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this
Section 7.01, the Trustee shall not be deemed to have knowledge of a Master
Servicer Event of Default unless a Responsible Officer of Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer
Event of Default is received by the Trustee and such notice references the
Certificates, any of the Trust REMICs or this Agreement.

         The Trustee shall be entitled to be reimbursed by the Master Servicer
(or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

Section 7.02      Trustee to Act; Appointment of Successor.

                  (a)  On and after the time the Master Servicer receives a
notice of termination, the Trustee shall be the successor in all respects to the
Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter, which shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c) and its obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Master
Servicer's obligations to make Advances pursuant to Section 4.04; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent Mortgage Loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.04; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master
Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days) before the servicing transfer is fully effected. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the Mortgage

                                      126

Loans to which the Master Servicer would have been entitled if it had continued
to act hereunder (other than amounts which were due or would become due to the
Master Servicer prior to its termination or resignation). Notwithstanding anything herein to the contrary, in no event shall the Trustee be liable for any
Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Master Servicer to act as successor Master Servicer under this Agreement and the transactions set forth or provided for herein. After the Master Servicer receives a notice of termination, notwithstanding the above and subject to the next paragraph, the
Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent
Mortgage Loans, or if the NIMS Insurer or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating
Agency, having a net worth of not less than $15,000,000 and reasonably acceptable to the NIMS Insurer, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

         No appointment of a successor to the Master Servicer under this
Agreement shall be effective until the assumption by the successor of all of the
Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the
Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master
Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

         Upon removal or resignation of the Master Servicer, the Trustee, with the cooperation of the Depositor, (x) shall solicit bids for a successor Master
Servicer as described below and (y) pending the appointment of a successor
Master Servicer as a result of soliciting such bids, shall serve as Master
Servicer of the Mortgage Loans serviced by such predecessor Master Servicer. The
Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the first paragraph of this Section 7.02 (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Master Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Master Servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing
Fee. Within thirty days after any such public announcement, the Trustee with the cooperation of the Depositor, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder

                                      127

to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee, upon receipt of the purchase price shall pay such purchase price to the Master Servicer being so removed, after deducting from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the
Trustee to the Master Servicer at the time of such sale.

                  (b)  If the Master Servicer fails to remit to the Trustee
for distribution to the Certificateholders any payment required to be made under the terms of this Agreement (for purposes of this Section 7.02(b), a
"Remittance") because the Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section
362 of the Bankruptcy Code, the Trustee shall upon written notice of such prohibition, regardless of whether it has received a notice of termination under
Section 7.01, shall be treated as though it had succeeded to the Master Servicer and shall advance the amount of such Remittance by depositing such amount in the
Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee can reasonably be expected to be ultimately recoverable from Stayed Funds and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master
Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on the amount of any such advance. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall be entitled to reimburse itself for such advance, without interest, by withdrawing from the
Distribution Account, out of amounts on deposit therein, an amount equal to the portion of such advance attributable to the Stayed Funds.

Section 7.03      Notification to Certificateholders.

                  (a)  Upon any termination of the Master Servicer pursuant
to Section 7.01 above or any appointment of a successor to the Master Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the
Certificate Register and to the NIMS Insurer.

                  (b)  Not later than the later of 60 days after the
occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates and to the NIMS Insurer notice of each such occurrence, unless such default or
Master Servicer Event of Default shall have been cured or waived.

Section 7.04      Waiver of Master Servicer Events of Default.

         The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Master Servicer Event of
Default hereunder may, with the consent of the NIMS Insurer, waive such default or Master Servicer Event of Default; provided, however, that a default or Master
Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates and the NIMS

                                      128

Insurer (as evidenced by the written consent of the NIMS Insurer). Upon any such waiver of a default or Master Servicer Event of Default, such default or Master
Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

                                   THE TRUSTEE

Section 8.01      Duties of Trustee.

         The Trustee, prior to the occurrence of a Master Servicer Event of
Default and after the curing of all Master Servicer Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Master Servicer Event of
Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the
Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

         No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                           (i) Prior to the occurrence of a Master Servicer
                  Event of Default, and after the curing of all such Master
                  Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this
                  Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible
                  Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                                      129

                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the
                  NIMS Insurer or the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy
                  available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

Section 8.02      Certain Matters Affecting the Trustee.

                  (a)  Except as otherwise provided in Section 8.01:

                           (i) The Trustee may request and rely conclusively
                  upon and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and
                  evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may
                  prescribe;

                           (ii) The Trustee may consult with counsel and any
                  Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this
                  Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or
                  direction of any of the NIMS Insurer or the
                  Certificateholders, pursuant to the provisions of this
                  Agreement, unless the NIMS Insurer or such Certificateholders shall have offered to the Trustee security or indemnity
                  satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default
                  (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a
                  prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                           (iv) The Trustee shall not be personally liable for
                  any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of a Master Servicer
                  Event of Default hereunder and after the curing of all Master
                  Servicer Events of Default which may have occurred, the
                  Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate,
                  statement, instrument, opinion, report, notice, request,
                  consent, order, approval, bond or other paper or document, unless requested in writing to do so by the NIMS Insurer or the Holders of Certificates entitled to at least 25% of the
                  Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or
                  liabilities likely to be incurred by it in the making of such

                                      130

                  investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the NIMS Insurer or such
                  Certificateholders, the Trustee may require reasonable
                  indemnity against such expense, or liability from the NIMS
                  Insurer or such Certificateholders as a condition to taking any such action;

                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either
                  directly or by or through agents custodians, nominees or
                  attorneys and shall not be responsible for any willful
                  misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

                           (vii) The Trustee shall not be personally liable for
                  any loss resulting from the investment of funds held in the
                  Collection Account at the direction of the Master Servicer pursuant to Section 3.12; and

                           (viii) Except as otherwise expressly provided herein,
                  none of the provisions of this Agreement shall require the
                  Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee including the
                  compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's
                  performance in accordance with the provisions of this
                  Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

                  (b)  All rights of action under this Agreement or under
any of the Certificates, enforceable by the Trustee may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.03      Trustee Not Liable for Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the signature of the Trustee, the execution and authentication of the Trustee on the
Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor, and the Trustee shall not assume any responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as

                                      131

specifically set forth in Section 8.13) or of the Certificates (other than execution and authentication of the Trustee on the Certificates) or of any
Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the
proceeds of the Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with
Section 3.10.

Section 8.04      Trustee May Own Certificates.

         The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may transact banking and/or trust business with the Seller, the Depositor, the Master Servicer or their Affiliates.

Section 8.05      Trustee's Fees and Expenses.

                  (a)  On the Closing Date, the Depositor shall pay to the
Trustee as specified in a separate agreement between the Depositor and the
Trustee. The Trustee shall withdraw from the Distribution Account on each
Distribution Date and pay to itself the Trustee Fee for such Distribution Date and one day's interest earnings (net of losses) on amounts on deposit in the
Distribution Account. The right to receive the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

         The Trustee, and any director, officer, employee or agent of the
Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the
Trustee arising out of or in connection with the acceptance or administration of its obligations (including, without limitation, its obligation to enter into the
Cap Assignment) and duties under this Agreement, other than any loss, liability or expense (i) in any way relating to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, including as a result of a breach of the Trustee's obligations under
Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the
Trust Fund that the Trustee or any director, officer, employee or agent of the
Trustee may have hereunder in its capacity as such, may be withdrawn by the
Trustee from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

         As a limitation on the foregoing with respect to certain expenses of the Trustee, the Trustee shall receive from the Trust Fund amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the
Trust Fund (collectively, "Third Party Claims") in an amount not greater than
$25,000 per month, and $600,000 in the aggregate (with amounts in excess of

                                      132

$25,000 for any month carried-forward to subsequent months, until the $600,000 aggregate maximum is reached). The Trustee shall have no obligation to incur additional expenses for which reimbursement is limited pursuant to this paragraph in excess of the aggregate limit set forth above unless it has received reasonable security or indemnity for such additional expenses. The
Certificateholders shall hold the Trustee harmless for any consequences to such
Certificateholders resulting from any failure of the Trustee to incur any such additional expenses in excess of the aforementioned aggregate limit.

                  (b)  Without limiting the Master Servicer's
indemnification obligations under Section 6.03, the Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment under this Section 8.05(b) made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

Section 8.06      Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Master Servicer or any
Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07      Resignation or Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the NIMS Insurer, the
Depositor, the Master Servicer and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor Trustee acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting
Rights. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer, or if at any time the
Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed,

                                      133

or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer, may remove the Trustee and the Depositor may appoint a successor Trustee, acceptable to the NIMS Insurer and to the Holders of Certificates entitled to at least 51% of the Voting
Rights, by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

         The Holders of Certificates entitled to at least 51% of the Voting
Rights, with the consent of the NIMS Insurer, may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by the NIMS Insurer or such Holders, as applicable, or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the NIMS Insurer, the Certificateholders and the Master Servicer
by the Depositor.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08      Successor Trustee.

         Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, and to its predecessor
Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor Trustee all
Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which Custodian shall become the agent of any successor Trustee hereunder), and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the ratings of any of the
Other NIM Notes or of any Class of Certificates or of the shadow ratings of the
Insured NIM Notes (without giving effect to any insurance policy issued by the
NIMS Insurer) by any Rating Agency, as evidenced by a letter from each Rating
Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the
Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Depositor.

                                      134

Section 8.09      Merger or Consolidation of Trustee.

         Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section
8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10      Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1, or property securing the same may at the time be located, the Master
Servicer and the Trustee, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the
Trustee and the NIMS Insurer, to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of
REMIC 1, and to vest in such Person or Persons, in such capacity, such title to
REMIC 1, or any part thereof and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master
Servicer and the Trustee may consider necessary or desirable. If the Master
Servicer shall not have joined in such appointment or the NIMS Insurer shall not have approved such appointment within 15 days after the receipt by it of a request so to do, or in case a Master Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. If such appointment is at the request of the Master Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

         In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as
Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to
REMIC 1, or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the
Trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct

                                      135

of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11      Appointment of Custodians.

         The Trustee may, with the consent of the Depositor and the Master
Servicer, appoint one or more Custodians to hold all or a portion of the
Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement.
The Trustee shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee and the consent of the
NIMS Insurer, the consent to which shall not be unreasonably withheld. The
Trustee shall pay any and all fees and expenses of any Custodian (other than the
Washington Mutual Custodian) in accordance with each Custodial Agreement.
Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any
Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. In no event shall the appointment of any Custodian pursuant to a
Custodial Agreement diminish the obligations of the Trustee hereunder. The
Trustee shall at all times remain responsible under the terms of this Agreement notwithstanding the fact that certain duties have been assigned to the Custodian
(other than the Washington Mutual Custodian), but only to the extent the Trustee is responsible for its own acts hereunder. Any documents delivered by the
Depositor or the Master Servicer to a Custodian other than the Trustee, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by such a Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder.

Section 8.12      Appointment of Office or Agency.

         The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. As of the Closing Date, the Trustee designates its offices located at the office of Trustee's agent, located at DTC Transfer Agent Services, 55 Water
Street, Jeanette Park Entrance, New York, NY 10041 for such purpose.

                                      136

Section 8.13      Representations and Warranties of the Trustee.

         The Trustee hereby represents and warrants to the Master Servicer and the Depositor, as of the Closing Date, that:

                           (i) it is a national banking association duly
                  organized, validly existing and in good standing under the laws of the United States.

                           (ii) the execution and delivery of this Agreement,
                  and the performance and compliance with the terms of this
                  Agreement, will not violate its charter or bylaws or
                  constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                           (iii) it has the full power and authority to enter
                  into and consummate all transactions contemplated by this
                  Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and
                  delivered this Agreement.

                           (iv) this Agreement, assuming due authorization,
                  execution and delivery by the Master Servicer and the
                  Depositor, constitutes its valid, legal and binding
                  obligation, enforceable against it in accordance with the
                  terms hereof, subject to (A) applicable bankruptcy,
                  insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX

                                   TERMINATION

Section 9.01      Termination Upon Purchase or Liquidation of All Mortgage Loans.

                  (a)  Subject to Section 9.02, the respective obligations
and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee (other than the obligations of the Master Servicer to the
Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments in respect of the REMIC 1 Regular Interests, REMIC
2 Regular Interests and the Classes of Certificates as hereinafter set forth)
shall terminate upon the payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all
Mortgage Loans and each REO Property remaining in REMIC 1 and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in REMIC 1; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC 1 shall be at a price (the "Termination
Price") equal to (a) if the Terminator is the Master Servicer, 100% of the
aggregate Stated Principal Balance of all the Mortgage Loans included in REMIC 1

                                      137

and accrued interest on the Stated Principal Balance of each such Mortgage Loan at the applicable Net Mortgage Rate in effect from time to time from the Due
Date as to which interest was last paid by the related Mortgagor or by an advance by the Master Servicer to but not including the first day of the month in which such purchase is to be effected, plus the appraised value of each REO
Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion and (b) if the
Terminator is the NIMS Insurer, the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each
REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser selected by the Terminator in its reasonable discretion, and (B) the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to the third paragraph of this Section 9.01), and any additional amounts necessary to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the
NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid.

                  (b)  The Master Servicer shall have the right and, if the
Master Servicer does not exercise such right, the NIMS Insurer, shall have the right (the party exercising such right, the "Terminator") to purchase all of the
Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i)
of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the
Mortgage Loans and each REO Property remaining in REMIC 1 pursuant to clause (i)
of the preceding paragraph only if (A) the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is equal to or less than 10% of the Cut-off Date Principal
Balance of the Closing Date Mortgage Loans. Additionally, if the Terminator is
the Master Servicer, the Terminator may elect to purchase all of the Mortgage
Loans and each REO Property in REMIC 1 pursuant to clause (i) of the preceding paragraph only if the Termination Price (A) is equal to or less than the aggregate fair market value of all of the assets of REMIC 1 (as determined by the Terminator, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to
Certificateholders pursuant to Section 9.01(c)) and (B) will result in distributions on the Certificates sufficient to pay all interest accrued on, as well as amounts necessary to pay in full the principal balance of, the NIM Notes and any amounts necessary to reimburse the NIMS Insurer for all amounts paid under the NIMs insurance policy and any other amounts reimbursable or otherwise payable to the NIMS Insurer, in each case, with interest thereon at the applicable rate set forth in the Indenture and to the extent not previously reimbursed or paid (unless the NIMS Insurer consents to a lesser Termination
Price). By acceptance of the Residual Certificates, the Holders of the Residual
Certificates agree for so long as any NIM Notes are outstanding, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

                                      138

                  (c)  Notice of the liquidation of the REMIC 1 Regular
Interests shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Terminator, not earlier than the
15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the REMIC 1 Regular Interests and the related Certificates will be made upon presentation and surrender of the related
Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the
REMIC 1 Regular Interests or the related Certificates from and after the Accrual
Period relating to the final Distribution Date therefor and (iv) that the Record
Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee designated in such notice for purposes of such surrender.
The Trustee shall remit to the Master Servicer from such funds deposited in the
Distribution Account (i) any amounts which the Master Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section
3.11 and (ii) any other amounts otherwise payable by the Trustee to the Master
Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 9.01(d) below. Upon certification to the Trustee by a
Servicing Representative of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

                  (d)  Upon presentation of the Certificates by the
Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their
Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such
Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such
Certificateholders shall be paid out of the assets remaining in the trust funds.
If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Greenwich Capital
Markets, Inc. and Morgan Stanley & Co. Incorporated all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

                                      139

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.02      Additional Termination Requirements.

                  (a)  In the event that the Terminator purchases all the
Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC 1 pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

                           (i) The Trustee shall specify the first day in the
                  90-day liquidation period in a statement attached to each
                  Trust REMIC's final Tax Return pursuant to Treasury regulation
                  Section 1.860F-l and shall satisfy all requirements of a
                  qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor obtained at the expense of the Terminator;

                           (ii) During such 90-day liquidation period, and at or
                  prior to the time of making of the final payment on the
                  Certificates, the Trustee shall sell all of the assets of
                  REMIC 1 to the Terminator for cash; and

                           (iii) At the time of the making of the final payment
                  on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the
                  Residual Certificates all cash on hand in the Trust Fund
                  (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

                  (b)  At the expense of the Terminator, the Trustee shall
prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to the
Section 9.02(a).

                  (c)  By their acceptance of Certificates, the Holders
thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

Section 10.01     REMIC Administration.

                  (a)  The Trustee shall elect to treat each Trust REMIC as
a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the
Certificates are issued, copies of which forms and returns shall promptly be furnished by the Trustee to the NIMS Insurer. For the purposes of the REMIC election in respect of REMIC 1, the REMIC 1 Regular Interests shall be designated as the Regular Interests in REMIC 1 and the Class R-1 Interest shall

                                      140

be designated as the Residual Interest in REMIC 1. For the purposes of the REMIC election in respect of REMIC 2, (i) the Regular Certificates (other than the
Class C Certificates and the Class P Certificates) and the REMIC 2 Regular
Interests shall be designated as the Regular Interests in REMIC 2 and (ii) the
Class R-2 Interest shall be designated as the Residual Interest in REMIC 2. For the purposes of the REMIC election in respect of REMIC CX, the Class C
Certificates shall be designated as the Regular Interests in REMIC CX and the
Class R-CX Interest shall be designated as the Residual Interest in REMIC CX.
For purposes of the REMIC election in respect of REMIC PX, the Class P
Certificates shall be designated as the Regular Interests in REMIC PX and the
Class R-PX Interest shall be designated as the Residual Interest in REMIC PX.
The Trustee shall not permit the creation of any "interests" in REMIC 1, REMIC
2, REMIC CX or REMIC PX (within the meaning of Section 860G of the Code) other than the REMIC 1 Regular Interests, the REMIC 2 Regular Interests and the
interests represented by the Certificates.

                  (b)  The Closing Date is hereby designated as the "Startup
Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

                  (c)  The Trustee shall pay, out of funds on deposit in the
Distribution Account, any and all expenses relating to any tax audit of the
Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any Trust REMIC that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The Trustee, as agent for each Trust REMIC's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Trustee in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The holder of the largest Percentage Interest of the Class R Certificates shall be designated, in the manner provided under Treasury regulations Section
1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of each Trust REMIC created hereunder other than REMIC CX and
REMIC PX. The holder of the largest Percentage Interest of the Class R-CX
Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section
301.6231(a)(7)-1, as the tax matters person of REMIC PX. The holder of the largest Percentage Interest of the Class R-PX Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and
Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of
REMIC PX. By its acceptance thereof, each such holder hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person of each respective REMIC.

                  (d)  The Trustee shall prepare, sign and file in a timely
manner, all of the Tax Returns in respect of each REMIC created hereunder, copies of which Tax Returns shall be promptly furnished to the NIMS Insurer. The expenses of preparing and filing such returns shall be borne by the Trustee

                                      141

without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its respective obligations under this
Article.

                  (e)  The Trustee shall perform on behalf of each Trust
REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.
Among its other duties, as required by the Code, the REMIC Provisions or such other compliance guidance, the Trustee shall provide (i) to any Transferor of a
Residual Certificate (or other person designated in Section 860E(e)(3) of the
Code) and to the Internal Revenue Service such information as is necessary for the computation of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders
such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Master
Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the
Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the
Depositor shall provide or cause to be provided to the Trustee, within ten (10)
days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates. The Depositor shall also provide such information or data to the NIMS Insurer.

                  (f)  The Trustee shall take such action and shall cause
each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do specific actions in order to assist in the maintenance of such status). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i)
endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions set forth in Section 860F(a) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the NIMS Insurer have received an Opinion of Counsel, addressed to the Trustee and the NIMS Insurer
(at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an
Adverse REMIC Event could occur with respect to such action; provided that the
Master Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of
Counsel. The Trustee shall deliver to the NIMS Insurer a copy of any such advice or opinion. In addition, prior to taking any action with respect to any Trust
REMIC or the assets thereof, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with the Trustee or its designee, in writing, with respect to

                                      142

whether such action could cause an Adverse REMIC Event to occur with respect to a Trust REMIC, and the Master Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Master
Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC 1 will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

                  (g)  If any tax is imposed on prohibited transactions of
any Trust REMIC created hereunder pursuant to Section 860F(a) of the Code, on the net income from foreclosure property of any such REMIC pursuant to Section
860G(c) of the Code, or on any contributions to any such REMIC after the Startup
Day therefor pursuant to Section 860G(d) of the Code, or if any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Article X, or (iii) otherwise against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.
                  (h)  On or before April 15 of each calendar year
commencing after the date of this Agreement, the Trustee shall deliver to the
Master Servicer, the NIMS Insurer and each Rating Agency a Certificate from a
Responsible Officer of the Trustee stating the Trustee's compliance with this
Article X.

                  (i)  The Trustee shall, for federal income tax purposes,
maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

                  (j)  Following the Startup Day, the Trustee shall not
accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section
2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k)  Neither the Trustee nor the Master Servicer shall
enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services or permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the
Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                      143

Section 10.02     Prohibited Transactions and Activities.

         None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC 1, (iii) the termination of REMIC 1 pursuant to Article IX of this Agreement, (iv) a substitution pursuant to
Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to
Article II or III of this Agreement), nor acquire any assets for any Trust REMIC
(other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution
Account for gain, nor accept any contributions to any Trust REMIC after the
Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it and the NIMS Insurer have received an
Opinion of Counsel, addressed to the Trustee and the NIMS Insurer (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a)
affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust
REMIC to be subject to a tax on "prohibited transactions" or "contributions"
pursuant to the REMIC Provisions.

Section 10.03     Trustee, Master Servicer and Depositor Indemnification.

                  (a)  The Trustee agrees to indemnify the Trust Fund, the
Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust
Fund, the Depositor or the Master Servicer as a result of a breach of the
Trustee's covenants set forth in this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Trustee.

                  (b)  The Master Servicer agrees to indemnify the Trust
Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust
Fund, the Depositor or the Trustee as a result of a breach of the Master
Servicer's covenants set forth in Article III or this Article X or any state, local or franchise taxes imposed upon the Trust as a result of the location of the Master Servicer or any subservicer.

                  (c)  The Depositor agrees to indemnify the Trust Fund, the
Master Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust
Fund, the Master Servicer or the Trustee as a result of a breach of the
Depositor's covenants set forth in this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01     Amendment.

         This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the
Custodian, with the consent of the NIMS Insurer, and without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct,
                                      144

modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), or in any Custodial Agreement, (iii) to
modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a
REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the
NIMS Insurer, the Depositor and the Master Servicer have received an Opinion of
Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust
Fund as a REMIC or adversely affect in any material respect the interest of any
Certificateholder or (iv) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such
Custodial Agreement, provided that, in each case, such action shall not, as evidenced by an Opinion of Counsel delivered to the parties hereto and the NIMS
Insurer, adversely affect in any material respect the interests of any
Certificateholder and, provided, further, that (A) such action will not affect in any material respect the permitted activities of the Trust and (B) such action will not increase in any material respect the degree of discretion which the Master Servicer is allowed to exercise in servicing the Mortgage Loans. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no
Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian, with the consent of the NIMS Insurer, and with the consent of the
Holders of Certificates entitled to at least 66% of the Voting Rights, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such
Certificate, (ii) adversely affect in any material respect the interests of the
Holders of any Class of Certificates in a manner, other than as described in
(i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

         Notwithstanding any contrary provision of this Agreement, the Trustee and the NIMS Insurer shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any tax on any
Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                                      145

         Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder and the NIMS Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

         The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 11.02     Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the
Master Servicer at the expense of the Trust, but only upon direction of
Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the
Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 11.03     Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii)
otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                      146

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of
Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of
Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the
Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the
Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04     Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the
State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05     Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, Long Beach Mortgage Company, 1100
Town & Country Road, Suite 1600, Orange, California 92868, Attention: General
Counsel (telecopy number: (714) 543-6847), or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Master Servicer, (b) in the case of the Trustee, Deutsche Bank National
Trust Company, 1761 St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration Services LB0304 (telecopy number (714) 247-6478)
or such other address or telecopy number as may hereafter be furnished to the other parties hereto in writing by the Trustee, (c) in the case of the
Depositor, Long Beach Securities Corp., 1100 Town & Country Road, Suite 1600,
Orange California 92868, Attention: General Counsel (telecopy number: (714)
543-6847), or such other address or telecopy number as may be furnished to the other parties hereto in writing by the Depositor, and (d) in the case of the
NIMS Insurer, the NIMS Insurer's address or telecopy number as set forth in the
Indenture, or such other addresses or telecopy number as may be furnished to the other parties thereto in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate
Register. Notice of any Master Servicer default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this
Agreement shall be conclusively presumed to have duly been given when mailed,

                                      147

whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 11.06     Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07 Notice to the Rating Agencies and the NIMS Insurer.

         The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which it has actual knowledge:

         1. Any amendment to this Agreement;
         2. The occurrence of any Master Servicer Event of Default that has not been cured or waived;

         3. The resignation or termination of the Master Servicer or the
Trustee;

         4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

         5. The final payment to the Holders of any Class of Certificates;

         6. Any change in the location of the Collection Account or the
Distribution Account;

         7. The Trustee were it to succeed as Master Servicer, is unable to make advances regarding delinquent Mortgage Loans; and

         8. The filing of any claim under the Master Servicer's blanket bond and errors and omissions insurance policy required by Section 3.14 or the cancellation or material modification of coverage under any such instrument.

         In addition, the Trustee shall promptly make available to each Rating
Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

         1. each annual statement as to compliance described in Section 3.20 hereof;

         2. each annual independent public accountants' servicing report described in Section 3.21 hereof.

         Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's

                                      148

Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS
Monitoring/Long Beach Mortgage Loan Trust 2003-4; Fitch, Inc., One State Street
Plaza, New York, New York 10004, Standard & Poor's Rating Services, Inc., 55
Water Street, New York, New York 10041 and the NIMS Insurer at the address provided in Section 11.05.

         In addition, each party hereto agrees that it will furnish or make available to the NIMS Insurer a copy of any opinions, notices, reports, schedules, certificates, statements, rating confirmation letters or other information that are furnished hereunder to the Trustee or the
Certificateholders.

Section 11.08     Article and Section References.

         All Article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.09     Third-Party Beneficiaries.

         The NIMS Insurer shall be deemed a third-party beneficiary of this
Agreement, and shall be entitled to enforce such rights, in each case, as if it were a party hereto. Notwithstanding anything to the contrary anywhere in this
Agreement, all rights of the NIMS Insurer hereunder (i) shall be suspended whenever rights of the NIMS Insurer under the Indenture (other than the right to consent to amendments to the Indenture) are suspended and (ii) except in the case of any right to indemnification hereunder shall permanently terminate upon the later to occur of (A) the payment in full of the Insured NIM Notes as provided in the Indenture and (B) the payment in full to the NIMS Insurer of any amounts owed to the NIMS Insurer as provided in the Indenture.

Section 11.10     Grant of Security Interest.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage
Loans by the Depositor to secure a debt or other obligation of the Depositor.
However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a)
it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform
Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of

                                      149

cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the
Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.
Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the
Depositor to the Trustee.

                                      150

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee
have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                            LONG BEACH SECURITIES CORP.,
                              as Depositor

                            By:
                                 ----------------------------------------------
                            Name:      Jeffery A Sorensen
                            Title:     Vice President

                            LONG BEACH MORTGAGE COMPANY,
                              as Master Servicer

                            By:
                                 ----------------------------------------------
                            Name:      Jeffery A Sorensen
                            Title:     First Vice President

                            DEUTSCHE BANK NATIONAL TRUST COMPANY,
                              as Trustee

                            By:
                                 ----------------------------------------------
                            Name:      Ronaldo Reyes
                            Title:     Assistant Vice President

                            By:
                             --------------------------------------------------
                            Name:    Valerie Delgado
                            Title:   Associate

STATE OF WASHINGTON                         )
                                            )  ss.:
COUNTY OF KING                              )

         On the _____ day of _________, 2003 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen, known to me to be a Vice
President of Long Beach Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      ________________________
                                                       Notary Public

STATE OF WASHINGTON                         )
                                            )  ss.:
COUNTY OF KING                              )

         On the _____ day of _________, 2003 before me, a notary public in and for said State, personally appeared Jeffery A Sorensen, known to me to be a
First Vice President of Long Beach Mortgage Company, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      ________________________
                                                       Notary Public

STATE OF CALIFORNIA                         )
                                            )  ss.:
COUNTY OF                                   )

         On the _____ day of _________, 2003 before me, a notary public in and for said State, personally appeared Ronaldo Reyes, known to me to be an
Assistant Vice President of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      ________________________
                                                       Notary Public

STATE OF                                    )
                                            )  ss.:
COUNTY OF                                   )

         On the _____ day of _________, 2003 before me, a notary public in and for said State, personally appeared Valerie Delgado, known to me to be an
Associate of Deutsche Bank National Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such association executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                      ________________________
                                                       Notary Public

                                   EXHIBIT A-1

                             CLASS AV-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            AV-1
Assumed Maturity Date                      :            August, 2033

                                     AV-1-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class AV-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
AV-1 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class AV-1
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class AV-1 Certificate (obtained by dividing the Denomination of this Class AV-1 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class AV-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class AV-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class AV-1
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class AV-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     AV-1-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class AV-1 Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     AV-1-3

                       [Reverse of Class AV-1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     AV-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     AV-1-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     AV-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     AV-1-7

                                   EXHIBIT A-2

                             CLASS AV-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            AV-2
Assumed Maturity Date                      :            August, 2033

                                     AV-2-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class AV-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
AV-2 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class AV-2
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class AV-2 Certificate (obtained by dividing the Denomination of this Class AV-2 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class AV-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class AV-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class AV-2
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class AV-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     AV-2-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class AV-2 Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     AV-2-3

                       [Reverse of Class AV-2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     AV-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     AV-2-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     AV-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     AV-2-7

                                   EXHIBIT A-3

                             CLASS AV-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-2 CERTIFICATES TO THE EXTENT
DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. SOLELY FOR
U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A
"REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED,
RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            [____]
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            AV-3
Assumed Maturity Date                      :            August, 2033

                                     AV-3-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class AV-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
AV-3 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class AV-3
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class AV-3 Certificate (obtained by dividing the Denomination of this Class AV-3 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class AV-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class AV-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class AV-3
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class AV-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     AV-3-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class AV-3 Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     AV-3-3

                       [Reverse of Class AV-3 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     AV-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denomi-nations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     AV-3-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     AV-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     AV-3-7

                                   EXHIBIT A-4

                             CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES AND THE CLASS AV-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-1
Assumed Maturity Date                      :            August, 2033

                                     M-1-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                    Class M-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-1 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-1
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-1
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-1-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-1 Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-1-3

                       [Reverse of Class M-1 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-1-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-1-7

                                   EXHIBIT A-5

                             CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE
EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-2
Assumed Maturity Date                      :            August, 2033

                                     M-2-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                    Class M-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-2 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-2
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-2
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-2-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-2 Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-2-3

                       [Reverse of Class M-2 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-2-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-2-7

                                   EXHIBIT A-6

                             CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE
CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-3
Assumed Maturity Date                      :            August, 2033

                                     M-3-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                    Class M-3

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-3 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-3
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-3
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-3-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-3 Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-3-3

                       [Reverse of Class M-3 Certificate]

                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-3-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-3-7

                                   EXHIBIT A-7

                             CLASS M-4A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-4A
Assumed Maturity Date                      :            August, 2033

                                     M-4A-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class M-4A

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-4A Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-4A
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-4A Certificate (obtained by dividing the Denomination of this Class M-4A Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-4A
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-4A-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-4A Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-4A-3

                       [Reverse of Class M-4A Certificate]
                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-4A-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-4A-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-4A-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-4A-7

                                   EXHIBIT A-8

                             CLASS M-4F CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            5.745%
CUSIP                                      :            [____]
Class                                      :            M-4F
Assumed Maturity Date                      :            August, 2033

                                     M-4F-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class M-4F

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-4F Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-4F
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-4F Certificate (obtained by dividing the Denomination of this Class M-4F Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4F Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4F Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-4F
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-4F Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-4F-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-4F Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-4F-3

                       [Reverse of Class M-4F Certificate]
                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-4F-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-4F-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-4F-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-4F-7

                                   EXHIBIT A-9

                             CLASS M-5A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4A CERTIFICATES AND
THE CLASS M-4F CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-5A
Assumed Maturity Date                      :            August, 2033

                                     M-5A-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class M-5A

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-5A Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-5A
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-5A Certificate (obtained by dividing the Denomination of this Class M-5A Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-5A
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-5A-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-5A Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-5A-3

                       [Reverse of Class M-5A Certificate]
                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-5A-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-5A-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-5A-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-5A-7

                                  EXHIBIT A-10

                             CLASS M-5F CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4A CERTIFICATES AND
THE CLASS M-4F CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            6.500%
CUSIP                                      :            [____]
Class                                      :            M-5F
Assumed Maturity Date                      :            August, 2033

                                     M-5F-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class M-5F

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-5F Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-5F
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-5F Certificate (obtained by dividing the Denomination of this Class M-5F Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5F Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5F Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-5F
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-5F Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-5F-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-5F Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-5F-3

                       [Reverse of Class M-5F Certificate]
                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-5F-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-5F-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-5F-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-5F-7

                                  EXHIBIT A-11

                             CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS
AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE
ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER
HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, THE CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4A CERTIFICATES, THE
CLASS M-4F CERTIFICATES, THE CLASS M-5A CERTIFICATES AND THE CLASS M-5F
CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT
REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $[_____]
Original Class Certificate Principal
Balance of this Class                      :            $[_____]
Percentage Interest                        :            100.00%
Pass-Through Rate                          :            Variable
CUSIP                                      :            [____]
Class                                      :            M-6
Assumed Maturity Date                      :            August, 2033

                                     M-6-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                    Class M-6

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class
M-6 Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class M-6
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class
Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach
Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class M-6
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                     M-6-2

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class M-6 Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     M-6-3

                       [Reverse of Class M-6 Certificate]
                      LONG BEACH MORTGAGE LOAN TRUST 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     M-6-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     M-6-5

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     M-6-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     M-6-7

                                  EXHIBIT A-12

                              CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AV-1 CERTIFICATES, CLASS AV-2
CERTIFICATES, THE CLASS AV-3 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS
M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4A CERTIFICATES, THE
CLASS M-4F CERTIFICATES, THE CLASS M-5A CERTIFICATES, THE CLASS M-5F
CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Original Certificate Principal Balance     :            $[_____]
Initial Notional Amount of this
Certificate ("Denomination")               :            $[_____]
Original Notional Amount of this Class     :            $[_____]
Percentage                                 :            100.00%
Pass-Through Rate                          :            Variable
Class                                      :            C

                                      C-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                     Class C

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C
Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class C
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class
Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities
Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and
Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                                      C-2

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Reference is hereby made to the further provisions of this Class C
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      C-3

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class C Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                      C-4

                        [Reverse of Class C Certificate]
                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of

                                      C-5

transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee, the NIMS Insurer, if
any, and any agent of the Depositor, the Master Servicer, the Trustee or the
NIMS Insurer, if any, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the
Master Servicer, the Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      C-6

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                      C-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                      C-8

                                  EXHIBIT A-13

                               CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF
1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Initial Certificate Principal Balance of
this Certificate ("Denomination")          :            $100.00
Original Class Certificate Principal
Balance of this Class                      :            $100.00
Percentage Interest                        :            100.00%
Class                                      :            P

                                      P-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                     Class P

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P
Certificate at any time may be less than the Initial Certificate Principal
Balance set forth on the face hereof, as described herein. This Class P
Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class
Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities
Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and
Servicing Agreement dated as of July 1, 2003 (the "Agreement") among the
Depositor, Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which
Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered

                                      P-2

to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Reference is hereby made to the further provisions of this Class P
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class P Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      P-3

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class P Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                      P-4

                        [Reverse of Class P Certificate]
                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                      P-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      P-6

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                      P-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                      P-8

                                  EXHIBIT A-14

                              CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS
"RESIDUAL INTERESTS" IN TWO SEPARATE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS,"
AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND
WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM
IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE
WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Percentage Interest                        :            100.00%
Class                                      :            R

                                      R-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting primarily of a pool of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee
referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this
Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the office or agency designated by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered

                                      R-2

to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in
this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the
Agreement, (iii) each person holding or acquiring any Ownership Interest in this
Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any
Disqualified Organization acquires an Ownership Interest on a Class R
Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                      R-3

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class R Certificates referenced in the
within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                      R-4

                        [Reverse of Class R Certificate]

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate

                                      R-5

Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         By acceptance of the Class R Certificates the Holders of the Class R
Certificates agree that for so long as any of the NIM Notes are outstanding or any amounts are reimbursable or payable to the NIMS Insurer, if any, in accordance with the terms of the Indenture, in connection with any amounts distributable to the Holders of the Class R Certificates pursuant to Section
4.01(d)(i)(n) of the Agreement, their rights to receive the amounts so distributable are assigned and transferred and any such amounts shall be paid by the Trustee out of the Trust Fund, and to the extent received by the Holders of the Class R Certificates they shall pay any such amounts, to the Holders of the
Class C Certificates.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      R-6

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                      R-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                      R-8

                                  EXHIBIT A-15

                             CLASS R-CX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-CX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND
WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM
IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE
WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Percentage Interest                        :            100.00%
Class                                      :            R-CX

                                     R-CX-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class R-CX

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting primarily of a pool of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee
referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this
Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the office or agency designated by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered

                                     R-CX-2

to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in
this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the
Agreement, (iii) each person holding or acquiring any Ownership Interest in this
Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any
Disqualified Organization acquires an Ownership Interest on a Class R-CX
Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     R-CX-3

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class R-CX Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     R-CX-4

                       [Reverse of Class R-CX Certificate]

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     R-CX-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     R-CX-6

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     R-CX-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                     R-CX-8

                                  EXHIBIT A-16

                             CLASS R-PX CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT
REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED
FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE
PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-PX CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND
WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION," AS SUCH TERM
IS DEFINED IN SECTION 860E OF THE CODE, SHALL BE MADE.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE
PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE
WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT
ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE
PROCEDURES DESCRIBED HEREIN.

Certificate No.                            :            1
Cut-off Date                               :            With respect to any Mortgage Loan, July 1, 2003
First Distribution Date                    :            August 25, 2003
Percentage Interest                        :            100.00%
Class                                      :            R-PX

                                     R-PX-1

                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4
                                   Class R-PX

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the
         Trust consisting primarily of a pool of first lien and second lien, fixed rate and adjustable rate mortgage loans (the "Mortgage Loans")

                    LONG BEACH SECURITIES CORP., as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee
referred to below or any of their respective affiliates.

         This certifies that Long Beach Asset Holdings Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this
Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Long Beach Securities Corp. (the "Depositor"). The Trust was
created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among the Depositor, Long Beach Mortgage Company, as master servicer (the "Master Servicer") and Deutsche Bank National Trust Company, as
trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the
Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this
Certificate at the office or agency designated by the Trustee.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to
Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof

                                     R-PX-2

desiring to effect such transfer shall, and does hereby agree to, indemnify the
Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate to a Plan subject to ERISA or Section
4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in
this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the
Agreement, (iii) each person holding or acquiring any Ownership Interest in this
Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to Disqualified Organizations, if any
Disqualified Organization acquires an Ownership Interest on a Class R-PX
Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the
Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     R-PX-3

         IN WITNESS WHEREOF, the Trustee, on behalf of the Trust has caused this
Certificate to be duly executed.

Dated:  July __, 2003
                           LONG BEACH MORTGAGE LOAN TRUST 2003-4

                           By: DEUTSCHE BANK NATIONAL TRUST COMPANY
                               not in its individual capacity, but solely as
                               Trustee

                           By ______________________________________________

This is one of the Class R-PX Certificates referenced in the within-mentioned Agreement

By_______________________________________________
         Authorized Signatory of
         Deutsche Bank National Trust Company,
         as Trustee

                                     R-PX-4

                       [Reverse of Class R-PX Certificate]
                      Long Beach Mortgage Loan Trust 2003-4
                           Asset-Backed Certificates,
                                  Series 2003-4

         This Certificate is one of a duly authorized issue of Certificates designated as Long Beach Mortgage Loan Trust 2003-4, Asset-Backed Certificates,
Series 2003-4 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the
Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the
Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the
Certificate Register or by wire transfer or otherwise, as set forth in the
Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and of Holders of the
requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                                     R-PX-5

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the
Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and any agent of the
Depositor, the Master Servicer, the Trustee or the NIMS Insurer, if any, may
treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the
Trustee, the NIMS Insurer, if any, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the date at which the remaining
Stated Principal Balance of the Mortgage Loans is less than 10% of the Stated
Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master
Servicer or the NIMS Insurer, if any, may purchase, in whole, from the Trust the
Mortgage Loans in the manner and at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date for the Certificates in August,
2033.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                     R-PX-6

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto
_______________________________________________________________________________

_______________________________________________________________________________
     (Please print or typewrite  name and address  including  postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage  Interest to assignee on the Certificate Register of the Trust.

     I (We)  further  direct the  Trustee to issue a new  Certificate  of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________________

                                      _____________________________________
                                      Signature by or on behalf of assignor

                                     R-PX-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions  shall  be  made,  by  wire  transfer  or  otherwise,  in immediately  available  funds to ______________________________________________,
_______________________________________________________________________________,
for  the   account   of________________________________________________________,
account   number_______________________________________________________________,
or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

         This  information  is provided by  ___________________________________, the  assignee  named  above,  or  _____________________________________________, as its agent.

                                    EXHIBIT B

                              FORM OF CAP AGREEMENT

WestLB AG, New York
Global Financial Markets

10 July 2003

                                  TRANSACTION

To:        Long Beach Mortgage Company

Attn:      Valerie Delgado
Tel:       0017142476273
Fax:       0017142476471

CC:        Greenwich Capital Markets
Attn.:     Adam Smith
Fax:       001-203-618-2271

Our Reference:          265270N

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Long Beach Mortgage Company, a corporation organized under the laws of the State of Delaware, and WestLB AG, New York
Branch (each a "party" and together "the parties") on the Trade Date specified below (the "Transaction").

         The definitions and provisions contained in the 2000 ISDA Definitions
(as published by the International Swaps and Derivatives Association, Inc.
("ISDA")) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this
Confirmation, this Confirmation will govern.

         1. This Confirmation evidences a complete and binding agreement between you and us as to the terms and conditions of the Transaction to which this
Confirmation relates and will constitute a Confirmation subject to the terms and conditions of the 1992 Master Agreement (Multicurrency - Cross Border) in the
form published by ISDA, which is incorporated by reference hereby, except as expressly modified herein (the "ISDA Form") but without any Schedule except for the election of (i) the laws of the State of New York (without reference to choice of law doctrine) as the governing law, (ii) USD as the Termination
Currency and (iii) that Party A and Party B will make the representations in
Section (a) "Payer Representations" of Part 2 "Tax Representations" of the
Schedule to the ISDA Form.

         Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below, in freely transferable funds and in the manner customary for payments in the required currency. If on any date amounts would otherwise be payable in the same currency by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

                                      B-1

         This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.
Each party irrevocably agrees that the courts of the State of New York located in the Borough of Manhattan and the United States District Court for the
Southern District of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Confirmation and for such purposes hereby irrevocably submits to the jurisdiction of such courts. Each party waives any objection which it may have now or in the future to the laying of venue of any suit, action or proceeding in the above courts and agrees not to claim that either court is an inconvenient forum. Additionally to the fullest extent permitted by applicable law, each party waives its respective right to jury trial with respect to any suit, action or proceeding arising under, or in connection with, this Confirmation.

In this Confirmation "Party A" means WestLB AG, New York Branch and "Party B"
means Long Beach Mortgage Company.

         2. The particular Transaction to which this Confirmation relates is a
Rate Cap, the terms of which are as follows:

Notional Amount:                                     As detailed in Schedule A attached hereto for each Calculation
                                                     Period.

Cap Rate:                                            As detailed in Schedule A attached hereto for each Calculation Period.
Trade Date:                                          01 July 2003

Effective Date:                                      10 July 2003

Termination Date:                                    25 January 2007, subject to adjustment in accordance with the
                                                     Modified Following Business Day Convention.

Fixed Amounts:
Fixed Rate Payer :                                   Party B
Fixed Amount (Premium):                              USD 1,020,000.00, paid by Party B to Party A on the Fixed Rate Payer
                                                     Payment Date, subject to Adjustment in accordance with the Modified
                                                     Following Business Day Convention.
Fixed Rate Payer Payment Date:                       10 July 2003
Floating Amounts:
Floating Rate Payer:                                 Party A
Floating Rate Payer Payment Dates:                   Two Business Days prior to the 25th day of each month of each year commencing 25 August 2003 through and including the Termination Date, subject to adjustment in accordance with the Modified Following
                                                     Business Day Convention

                                      B-2

Floating Rate for initial Calculation Period:        To be determined

Floating Rate Option:                                USD-LIBOR-BBA; provided, however, that if the Floating Rate Option for any Calculation Period is greater than 9.770% then the Floating
                                                     Rate Option shall be deemed to be 9.770% for such Calculation Period.

Floating Rate Payer Payment Amount                   Notional Amount times the Floating Rate Day Count Fraction times
                                                     (Floating Rate Option minus Cap Rate) provided, however, that no payment shall be made by Party A and the Floating Rate Payer Payment
                                                     Amount shall be zero if the Floating Rate Option is less than or equal to the Cap Rate.

Designated Maturity:                                 1 month

Spread:                                              None

Floating Rate Day Count Fraction:                    Acutal/360

Reset Dates:                                         The first day of each Floating Rate Payer Calculation Period.

Rate Cut-off Dates:                                  Inapplicable

Method of Averaging:                                 Inapplicable

Compounding:                                         Inapplicable

Compounding Dates:                                   Inapplicable

Business Days for payment:                           New York

Calculation Agent:                                   Party A

3.       Credit Support Documents:

Party A Credit Support Documents:                    Inapplicable

Party B Credit Support Documents:                    Inapplicable

4.       Account Details:

Payment to Party A:                                  JP Morgan Chase Bank, NY
                                                     ABA#:  021000021
                                                     Acct.#:  001-1-621398
                                                     Acct. Name:  WestLB-NY Derivatives
                                                     Ref: 265270N
                                                     Swift Code: WELAUS3XGDG

                                      B-3

Payments to Party B:                                 Deutsche Bank National Trust Company
                                                     ABA# 021001033
                                                     LA Asset Backed Account
                                                     Acct.# 01419663
                                                     Ref: LB0304
                                                     Cap payment ref # 265270N

5.       Offices:

      The Office of Party A for the Transaction is New York.

      The Office of Party B for the Transaction is Santa Ana, California.

6.   For the purpose of Sections 4(a)(i) and (ii) of the ISDA Form, each party agrees to deliver the following documents, as applicable:

         (a) Tax forms, documents or certificates to be delivered are:
              (i) As soon as possible or upon demand, any document required or reasonably requested to allow the other party to make payments under this Transaction without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.

         (b) Other documents to be delivered are:
              (i) Upon execution and delivery of this Confirmation, copies of specimen signatures of persons authorized to execute this
              Confirmation. This document will be covered by the 3(d)
              representation of the ISDA Form.
              (ii) As soon as possible upon request, such other documents as the other party may reasonably request in connection with the
              Transaction to which this Confirmation relates. These documents will be covered by the 3(d) representation of the ISDA Form.

              (iii) With respect to Party A only, annual audited financial statements prepared in accordance with generally accepted
              accounting principles in Germany. These documents will be covered by the 3(d) representation of the ISDA Form.

7.       Addresses for Notices:

    For the purpose of Section 12(a) of the ISDA Form:

                  Address for notices or communications to Party A:

                  WestLB AG, New York Branch
                  c/o WestLB AG, London Branch
                  Woolgate Exchange
                  25 Basinghall Street
                  London
                  EC2V 5HA
                  Attn.: Documentation Unit
                  Tel:  +44 20 7020 8552
                  Fax:  +44 20 7020 8600

                                      B-4

                  Address for notices or communications to Party B:
                  Deutsche Bank National Trust Company
                  1761 East St. Andrew Place
                  Santa Ana, California 92705-4934
                  Attention: LB 0304 Trust Administration
                  Tel: 001-714-247-6000
                  Fax: 001-714-247-6471

8.  Additional Provisions:            Notwithstanding  the  terms of  Sections  5 and 6 of the ISDA  Form,  if
                                      Party B has satisfied its payment  obligations  under Section 2(a)(i) of the ISDA
                                      Form,  then unless Party A is required  pursuant to  appropriate  proceedings  to return  to Party B or  otherwise  returns  to Party B upon  demand of Party B any portion of such  payment,  (a) the  occurrence  of an event  described in Section
                                      5(a) of the ISDA Form with  respect to Party B shall not  constitute  an Event of
                                      Default or Potential  Event of Default with respect to Party B as the  Defaulting
                                      Party and (b) Party A shall be entitled to designate an Early  Termination  Event pursuant  to Section 6 of the ISDA Form only as a result of a  Termination  Event set forth in either  Section  5(b)(i) or Section  5(b)(ii)  of the ISDA Form with respect to Party A as the  Affected  Party or Section  5(b)(iii) of the ISDA Form
                                      with respect to Party A as the Burdened  Party.  For purposes of the  Transaction to which this  Confirmation  relates,  Party B's only  obligation  under  Section
                                      2(a)(i)  of the ISDA Form is to pay the Fixed  Amount  on the  Fixed  Rate  Payer
                                      Payment Date.

                                      B-5

9. Transfer, Amendment and                       No  transfer,  amendment,  waiver,  supplement,  assignment  or other
    Assignment:                                  modification  of this  Transaction  (other than the assignment of the
                                                 Transaction  to be entered into on the Effective  Date among Party A,
                                                 Party B, Deutsche Bank National Trust Company, not individually,  but solely as Trustee  (the  "Trustee")  under the Pooling and  Servicing
                                                 Agreement dated 01 July 2003, among Long Beach  Securities  Corp., as
                                                 Depositor (the "Depositor"),  Long Beach Mortgage Company,  as Master
                                                 Servicer,  and the Trustee  (the  "Pooling  Agreement")  on behalf of
                                                 Long  Beach   Mortgage  Loan  Trust  2003-4  (the  "Trust")  and  the
                                                 Depositor)  shall be permitted by either party unless each of Moody's
                                                 Investors  Service,  Inc.  ("Moody's"),   Fitch  Inc.  ("Fitch")  and
                                                 Standard & Poors Ratings Group, a division of McGraw Hill  Companies,
                                                 Inc ("S&P") have been provided notice of such transfer,  amendment or
                                                 assignment   and   confirms  in  writing   (including   by  facsimile
                                                 transmission)  within five  Business  Days after such notice is given that it will not  downgrade,  withdraw  or  modify  its  then-current
                                                 rating   of:  (i)  the  Long  Beach   Mortgage   Loan  Trust   2003-4
                                                 Asset-Backed  Certificates,  Series 2003-4 (the  "Certificates") that were  rated  when  issued,  and  (ii)  certain  net  interest  margin securities  (the "NIMS") if issued,  that may be issued by a separate trust pursuant to an indenture to be entered into in connection  with
                                                 the  NIMS  (the   "Indenture")   and   secured   by  certain  of  the
                                                 Certificates  without regard to the insurance  policies issued by the
                                                 Note  Insurer and the Backup Note Insurer  (each,  if any, as defined
                                                 in  the  Indenture).   Furthermore,  no  such  transfer,   amendment,
                                                 waiver,  supplement,   assignment  or  other  modification  shall  be
                                                 permitted  by either  party  unless the Note  Insurer  and the Backup
                                                 Note Insurer,  if any,  shall have been  provided  notice of the same and  the  Note  Insurer  and  the  Backup  Note  Insurer  shall  have
                                                 consented   thereto,   which  consent   shall  not  be   unreasonably
                                                 withheld.  The Note  Insurer,  if any,  shall  not  have any  consent rights  hereunder  if an Insurer  Default  (if any, as defined in the
                                                 Indenture)  has  occurred  and is  continuing  and  the  Backup  Note
                                                 Insurer,  if any,  shall not have any consent  rights  hereunder if a
                                                 Backup Note  Insurer  Default  (if any, as defined in the  Indenture)
                                                 has occurred and is continuing.

                                      B-6

10.  Proceedings:                        Party A shall  not  institute  against  or cause  any  other  person to institute  against,  or join any other  person in  instituting  against
                                         Party B, Deutsche Bank National Trust Company,  not  individually,  but solely as Trustee  under the Pooling  Agreement  on behalf of the Trust
                                         or  the  Depositor   any   bankruptcy,   reorganization,   arrangement,
                                         insolvency or liquidation  proceedings,  or other proceedings under any federal or state  bankruptcy,  dissolution or similar law, for a period of one year and one day following the later of indefeasible  payment in full of the Certificates and NIMS (if any).

11.  Set-off:                            The  provisions  for Set-off set forth in Section 6(e) of the ISDA Form shall not apply for purposes of this Transaction.

12.      Rating Agency Downgrade.

         Notwithstanding anything else to the contrary herein, in the event that
Party A's short-term unsecured and unsubordinated debt rating is withdrawn or reduced below "A-1" by S&P or its short-term unsecured and unsubordinated debt rating is withdrawn or reduced below "P-1" by Moody's (and together with S&P, the "Swap Rating Agencies", and such rating thresholds, "Approved Rating
Thresholds"), within 30 days after such rating withdrawal or downgrade (unless, within 30 days after such withdrawal or downgrade, each such Swap Rating Agency has reconfirmed the rating of the Certificates that were rated when issued and/or the NIMS (if any), without regard to the Insurance Policies, if any, issued by the Note Insurer and/or the Backup Note Insurer which was in effect immediately prior to such withdrawal or downgrade), Party A, at its own expense, shall (i) seek another entity to replace Party A as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, Party A's obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS (if any), without regard to the Insurance Policies, if any, issued by the Note Insurer or the Backup Note Insurer; or (iv) establish any other arrangement satisfactory to the applicable Swap Rating Agency which will be sufficient to restore the immediately prior ratings of the Certificates that were rated when issued and/or the NIMS (if any), without regard to the
Insurance Policies, if any, issued by the Note Insurer and/or the Backup Note
Insurer.

13.      Additional Termination Events.

         Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Party A has not, within 30 days, complied with Section 12 above, then an Additional Termination Event shall have occurred with respect to
Party A and Party A shall be the sole Affected Party with respect to such an
Additional Termination Event. For the avoidance of doubt, this Additional
Termination Event will only occur upon the written notice of Party B.

14.      Amendment to the ISDA Form

         The "Failure to Pay or Deliver" provision in Section 5(a)(i) of the
ISDA Form is hereby amended by deleting the word "third" in the third line thereof and inserting the word "first" in place thereof. The "Breach of
Agreement" and "Misrepresentation" provisions in Sections 5(a)(ii) and 5(a)(iv), and clause (2) in the "Bankruptcy" provisions in Section 5(a)(vii) of the ISDA
Form are hereby deleted.

                                      B-7

15.      Additional Basic Representations

         In Section 3(a) of the ISDA Form the following representations which shall be construed as Section 3(a)(vi) and (vii) shall be added:

         (vi)     Organization. It is, in the case of Party A, a bank organized under the laws of Germany, and in the case of Party B, a
                  corporation organized under the laws of the State of Delaware.

         (vii)    Eligible Contract Participant. It is an "eligible contract participant" as defined in Section 1a (12) of the Commodity
                  Exchange Act (7 U.S.C. 1a), as amended.

16.      Relationship Between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into this Transaction or an amendment thereof that:

         (i)      Each Party is acting for its own account. Each Party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as
                  investment advice or as a recommendation to enter into this
                  Transaction; it being understood that information and
                  explanations related to the terms and conditions of this
                  Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not
                  received from the other party any assurance or guarantee as to the expected results of this Transaction.

         (ii)     It is capable of evaluating and understanding (on its own
                  behalf or through independent professional advice), and
                  understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(iii) The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

17.      Definitions

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling Agreement. In the case of any inconsistency between this Confirmation and such terms, this Confirmation will prevail.

18.      Third Party Beneficiaries

         Each of the Note Insurer and the Backup Note Insurer, if any, is a
third party beneficiary of this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                                      B-8

19.      Automatic Early Termination

         The Automatic Early Termination provisions of Section 6(a) of the ISDA
Form will not apply to Party A or Party B; provided, however, that for Party A
(i) where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5),
(6) or, to the extent analogous thereto, (8) of the ISDA Form, is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early
Termination provision of Section 6(a) of the ISDA Form will apply to the
Defaulting Party for purpose of such Event of Default, and (ii) to the extent that Section 6(a) of the ISDA Form is applicable, the second sentence of Section
6(a) of the ISDA Form shall only apply with respect to an Event of Default specified in Section 5(a)(vii)(4) of the ISDA Form or, to the extent analogous thereto, Section 5(a)(vii)(8) of the ISDA Form, if the relevant petition is presented to a court or other authority in the jurisdiction where the Defaulting
Party is incorporated.

20.      Indemnity

         Party A agrees to indemnify, defend and hold harmless each of Party B, the Trustee, the Depositor, the Trust, Greenwich Capital Markets Inc., Morgan
Stanley & Co. Incorporated, Citicorp Global Markets, Inc., Deutsche Bank
Securities Inc., UBS Securities LLC and WaMu Capital Corp., their respective subsidiaries and affiliates and any shareholder, director, officer, employee, agent or "controlling person" (as such term is used in the Securities Act of
1933, as amended (the "Securities Act")) of any of the foregoing (each, an
"Indemnified Party") against any and all Losses to which any Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such
Losses arise out of or result from an untrue statement of a material fact contained in the prospectus supplement to be dated 08 July, 2003 in respect of the Certificates or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the text under the heading entitled "Description of
Certificates - The Cap Agreement and the subsections "--WestLB AG" and "--The
New York Branch" on pages ____ of such prospectus supplement.

         "Losses" means (a) any actual out-of-pocket loss incurred by an
Indemnified Party and (b) any actual out-of-pocket costs or expenses reasonably incurred by such Indemnified Party, including reasonable fees or expenses of its counsel and other expenses incurred in connection with investigating or defending any claim, action or other proceeding which entitle such party to be indemnified hereunder, plus (c) interest on the amount paid by such Indemnified
Party from the date of such payment to the date of payment by Party A, at the statutory rate applicable to judgment for breach of contract.

                                      B-9

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile transmission at (212) 597-8592. No hard copy of this Confirmation will follow.
If you require hard copies, please contact Documentation Unit, WestLB AG,
Woolgate Exchange, 25 Basinghall Street, London, EC2V 5HA tel: +44 20 7020 8552.
If you have any questions regarding payments or resets, please contact our
Business Area Control Group at (212) 597-8580.

     We are happy to have completed this transaction with you.

                                Yours sincerely,

                                WESTLB AG, NEW YORK BRANCH

                                By: ________________________
                                      Name:
                                     Title:

                                By: ________________________
                                      Name:
                                     Title:

Accepted and confirmed as of the date first above written:

Long Beach Mortgage Company

By: ________________________
    Name:  Andrew Sciandra
    Title: Vice President

                                      B-10

Schedule A
         For use with Reference Number 265270N
         (All dates subject to adjustment in accordance with the modified following business day convention)

                                   From and
                    Period         Including    To but Excluding           Amount                Rate

                      1            10-Jul-03       25-Aug-03          2,151,500,000.00          4.12313
                      2            25-Aug-03       25-Sep-03          2,106,057,572.73          6.28107
                      3            25-Sep-03       25-Oct-03          2,060,797,371.09          6.50010
                      4            25-Oct-03       25-Nov-03          2,015,694,468.46          6.27795
                      5            25-Nov-03       25-Dec-03          1,970,728,648.30          6.49713
                      6            25-Dec-03       25-Jan-04          1,925,884,421.65          6.27553
                      7            25-Jan-04       25-Feb-04          1,881,151,081.53          6.27608
                      8            25-Feb-04       25-Mar-04          1,836,523,005.19          6.73145
                      9            25-Mar-04       25-Apr-04          1,791,998,398.66          6.27443
                      10           25-Apr-04       25-May-04          1,747,580,521.80          6.49424
                      11           25-May-04       25-Jun-04          1,703,277,163.23          6.27335
                      12           25-Jun-04       25-Jul-04          1,659,100,507.13          6.49366
                      13           25-Jul-04       25-Aug-04          1,615,731,597.13          6.27453
                      14           25-Aug-04       25-Sep-04          1,573,460,004.76          6.27432
                      15           25-Sep-04       25-Oct-04          1,532,257,681.68          6.49448
                      16           25-Oct-04       25-Nov-04          1,492,097,602.93          6.27370
                      17           25-Nov-04       25-Dec-04          1,452,953,436.93          6.49389
                      18           25-Dec-04       25-Jan-05          1,414,799,524.92          6.27332
                      19           25-Jan-05       25-Feb-05          1,377,610,864.73          6.27462
                      20           25-Feb-05       25-Mar-05          1,341,363,287.89          6.98310
                      21           25-Mar-05       25-Apr-05          1,306,032,781.47          6.27411
                      22           25-Apr-05       25-May-05          1,271,596,170.19          6.49426
                      23           25-May-05       25-Jun-05          1,238,030,872.01          6.27380
                      24           25-Jun-05       25-Jul-05          1,205,314,914.76          7.06902
                      25           25-Jul-05       25-Aug-05          1,173,532,135.86          6.91258
                      26           25-Aug-05       25-Sep-05          1,142,566,690.60          6.91156
                      27           25-Sep-05       25-Oct-05          1,112,381,980.40          7.15211
                      28           25-Oct-05       25-Nov-05          1,082,958,345.63          6.90930
                      29           25-Nov-05       25-Dec-05          1,054,276,627.43          7.15010
                      30           25-Dec-05       25-Jan-06          1,026,318,178.44          7.45156
                      31           25-Jan-06       25-Feb-06           999,141,693.67           7.53261
                      32           25-Feb-06       25-Mar-06           972,660,333.64           8.37413
                      33           25-Mar-06       25-Apr-06           946,844,773.47           7.52895
                      34           25-Apr-06       25-May-06           921,678,296.54           7.78930
                      35           25-May-06       25-Jun-06           897,144,610.26           7.52550
                      36           25-Jun-06       25-Jul-06           873,227,852.76           8.36217
                      37           25-Jul-06       25-Aug-06           849,972,068.62           8.18741
                      38           25-Aug-06       25-Sep-06           836,832,479.82           8.18476
                      39           25-Sep-06       25-Oct-06           816,077,889.15           8.46618
                      40           25-Oct-06       25-Nov-06           795,489,263.50           8.17946
                      41           25-Nov-06       25-Dec-06           775,417,004.16           8.46102
                      42           25-Dec-06       25-Jan-07           755,848,199.10           8.71623

                                      B-11

Reference Number:  265270N - Assignment
Long Beach Mortgage Company
10 July, 2003

WestLB AG, New York Branch
Global Financial Markets
10 July 2003

DATE:                                     10 July, 2003

TO:                                       Long Beach Mortgage Company
ATTENTION:                                Jeffery A Sorenson
TELEPHONE:                                001-206-554-8522
FACSIMILE:                                001-206-554-2717

TO:                                       Long Beach Securities Corp.
ATTENTION:                                Jeffery A Sorenson
TELEPHONE:                                001-206-554-8522
FACSIMILE:                                001-206-554-2717

TO:                                       Deutsche  Bank  National  Trust  Company,  not  individually  but solely as
                                          Trustee (the "Trustee") under the Pooling and Servicing  Agreement dated 01
                                          July 2003 among Long  Beach  Securities  Corp.,  as  Depositor,  Long Beach
                                          Mortgage  Company,  as Master  Servicer,  and the Trustee on behalf of Long
                                          Beach Mortgage Loan Trust 2003-4
                                          Valerie Delgado
ATTENTION:                                001-714-247-6273
TELEPHONE:                                001-714-247-6471
FACSIMILE:
                                          Lianne Free
FROM:                                     00 44 207 020 8558
TELEPHONE:                                00 44 207 020 8600
FACSIMILE:

SUBJECT:                                  Fixed Income Cap Assignment Agreement

REFERENCE NUMBER(S):                      265270N

The purpose of this letter is to set forth the terms and conditions of the assignment and assumption amongst Long Beach Mortgage Company ("LBMC"), Long
Beach Securities Corp. ("LBSC"), Deutsche Bank National Trust Company, not
individually, but solely as Trustee (the "Trustee") under the Pooling and
Servicing Agreement dated as of 01 July, 2003, among LBSC, as Depositor, LBMC, as Master Servicer and the Trustee (the "Pooling Agreement") on behalf of Long
Beach Mortgage Loan Trust 2003-4 and WestLB AG, New York Branch ("WestLB") (the
"Assignment") agreed to on 10 July, 2003.

LBMC and WestLB are parties to a Transaction (the "Transaction"), as evidenced by a letter agreement and confirmation dated 10 July, 2003 attached hereto as
Exhibit A (the "Confirmation").

                                      B-12

Reference Number:  265270N - Assignment
Long Beach Mortgage Company
10 July, 2003

The terms of the assignment of the Transaction are as follows:

1.   The following assignments and assumptions of the Transaction shall occur on the Effective Assignment Date sequentially as follows:

A.   LBMC hereby assigns to LBSC, and LBSC hereby assumes from LBMC, all of the rights, interests and obligations of LBMC in and under the Transaction, and the Transaction shall be governed by this letter agreement and the
     Confirmation which together shall be deemed a transaction confirmation between LBSC and WestLB; such assignment and assumption to be effective on and as of the Effective Assignment Date.

B.   LBSC hereby assigns to Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2003-4 and Deutsche Bank National Trust
     Company, not individually, but solely as Trustee under the Pooling
     Agreement on behalf of the Long Beach Mortgage Loan Trust 2003-4 hereby assumes from LBSC, all of the rights, interests and obligations of LBSC in and under the Transaction, and the Transaction shall be governed by this letter agreement and the Confirmation which together shall be deemed a transaction confirmation between Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2003-4 and WestLB; such Assignment and assumption to be effective on and as of the Effective Assignment Date.

2.   The "Effective Assignment Date" shall be 10 July, 2003.

3.   On the Effective Assignment Date, each of LBMC and LBSC hereby releases
     WestLB, and WestLB hereby releases each of LBMC and LBSC and LBMC and LBSC hereby releases each other, from all rights, interests and obligations relating to the Transaction other than the indemnity set forth in Paragraph
     20 of the Confirmation, and none of the parties referenced in this paragraph shall have any further obligations to make payments or any other obligations to each other relating to the Transaction.

4.   WestLB expressly understands and agrees that (i) all of the rights, interest and obligations under the Transaction have been assigned to
     Deutsche Bank National Trust Company, not individually, but solely as
     Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
     Trust 2003-4 and (ii) insofar as this Assignment Agreement is executed by the Trustee (a) this Assignment Agreement is executed and delivered by
     Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Pooling Agreement on behalf of Long Beach
     Mortgage Loan Trust 2003-4 referred to in this Assignment Agreement in the exercise of the powers and authority conferred and vested in it thereunder and (b) under no circumstances shall Deutsche Bank National Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Assignment Agreement.

                                      B-13

Reference Number:  265270N - Assignment
Long Beach Mortgage Company
10 July, 2003

5.   WestLB makes to Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach
     Mortgage Loan Trust 2003-4 and Deutsche Bank National Trust Company, not
     individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust 2003-4 makes to WestLB those representations set forth in Section 3(a) of the ISDA Form (as defined in the Confirmation) referenced in the Confirmation with references in such
     Section to "this Agreement" being deemed references to this letter agreement.

6.   Deutsche Bank National Trust Company, not individually, but solely as
     Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
     Trust 2003-4 and WestLB hereby acknowledge that no further redocumentation of the Transaction is necessary upon the execution by all parties of this
     Assignment and, upon the Effective Assignment Date, all references to Party
     A in the Confirmation shall continue to be references to WestLB and all references to Party B in the Confirmation shall be deemed to be references to Deutsche Bank National Trust Company, not individually, but solely as
     Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
     Trust 2003-4.

This Assignment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In providing this Assignment, it shall not be necessary to produce or account for more than one such counterpart.

It is expressly understood and agreed by the parties hereto that insofar as this
Assignment is executed by the Trustee: (i) this Assignment is executed and delivered by Deutsche Bank National Trust Company, not in its individual capacity but solely as Trustee under the Pooling Agreement referred to in this
Assignment in the exercise of the powers and authority conferred and vested in it thereunder; and (ii) under no circumstances shall Deutsche Bank National
Trust Company in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Assignment or in the Confirmation.

                                      B-14

Reference Number:  265270N - Assignment
Long Beach Mortgage Company
10 July, 2003

LBMC, LBSC, Deutsche Bank National Trust Company, not individually, but solely as Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan
Trust 2003-4 and WestLB hereby agree to check this Assignment and to confirm that the foregoing correctly sets forth the terms of the agreement among LBMC,
LBSC, Deutsche Bank National Trust Company, not individually, but solely as
Trustee under the Pooling Agreement on behalf of Long Beach Mortgage Loan Trust
2003-4 and WestLB with respect to the Transaction to which this Assignment relates by signing in the spaces below and returning to WestLB a signed facsimile of this Assignment. For inquiries, please contact [ ] by telephone at
[ ].

Very truly yours,

WESTLB AG, NEW YORK BRANCH

By:      ____________________
         Name:
         Title:
By:      ____________________
         Name:
         Title:

On behalf of LBMC, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

LONG BEACH MORTGAGE COMPANY
By:      ________________________________________
         As authorized agent or officer for Long
         Beach Mortgage Company
         Name:  Andrew Sciandra
         Title:    Vice President

On behalf of LBSC, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

LONG BEACH SECURITIES CORP.
By:   ____________________________________________
      As authorized signatory for Long Beach
      Securities Corp.
      Name:    Andrew Sciandra

                                      B-15

Reference Number:  265270N - Assignment
Long Beach Mortgage Company
10 July, 2003

On behalf of Deutsche Bank National Trust Company, not individually but solely as Trustee (the "Trustee") under the Pooling and Servicing Agreement dated 01
June 2003 among Long Beach Securities Corp., as Depositor, Long Beach Mortgage
Company, as Master Servicer, and the Trustee on behalf of Long Beach Mortgage
Loan Trust 2003-4, I hereby agree to, accept and confirm the terms of the foregoing as of the date first above written.

Deutsche Bank National Trust Company, not individually but solely as Trustee
(the "Trustee") under the Pooling and Servicing Agreement dated 01 June 2003 among Long Beach Securities Corp., as Depositor, Long Beach Mortgage Company, as
Master Servicer, and the Trustee on behalf of Long Beach Mortgage Loan Trust
2003-4

By:
       -----------------------------
       Name:
       Title:

By:
       -----------------------------
       Name:
       Title:

                                      B-16

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                        MORTGAGE LOAN PURCHASE AGREEMENT

         This is a Mortgage Loan Purchase Agreement (the "Agreement"), dated
July 8, 2003, between Long Beach Securities Corp., a Delaware corporation (the
"Purchaser") and Long Beach Mortgage Company, a Delaware corporation (the
"Seller").

                              Preliminary Statement

         The Seller intends to sell certain mortgage loans and the yield maintenance agreement to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the mortgage loans and the yield maintenance agreement into a mortgage pool constituting the trust fund. The trust fund will issue fixed rate and adjustable rate asset backed certificates designated as Long Beach Mortgage Loan Trust
2003-4 Asset-Backed Certificates, Series 2003-4 (the "Certificates"). The
Certificates will consist of sixteen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of July
1, 2003 (the "Pooling and Servicing Agreement"), among the Purchaser, as depositor, Deutsche Bank National Trust Company, as trustee (the "Trustee") and the Seller, as master servicer (in such capacity, the "Master Servicer").
Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         The parties hereto agree as follows:

SECTION 1.        Agreement to Purchase.

         The Seller agrees to sell, and the Purchaser agrees to purchase, on or before July 10, 2003 (the "Closing Date"), those certain fixed-rate and adjustable-rate conventional residential mortgage loans (the "Mortgage Loans")
and the yield maintenance agreement, together with all related guarantees, as set forth on Schedule A attached hereto (the "Yield Maintenance Agreement").

SECTION 2.        Mortgage Loan Schedule.

         The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this
Agreement on the Closing Date and the Seller shall prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing
Schedule") that shall describe such Mortgage Loans and set forth all of the
Mortgage Loans to be purchased under this Agreement. The Closing Schedule shall conform to the requirements set forth in this Agreement and to the definition of
"Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing
Schedule shall be the Mortgage Loan Schedule under the Pooling and Servicing
Agreement.

SECTION 3.        Consideration.

         In consideration for the Mortgage Loans and the Yield Maintenance
Agreement to be purchased hereunder, the Purchaser shall on the Closing Date, as described in Section 8 hereof, (i) pay to or upon the order of the Seller in

                                      C-1

immediately available funds an amount (the "Purchase Price") equal to the net cash sale proceeds of the Class AV-1 Certificates, the Class AV-2 Certificates,
the Class AV-3 Certificates and the Mezzanine Certificates and (ii) deliver to
Long Beach Asset Holdings Corp., upon the order of the Seller, the Class C
Certificates, the Class P Certificates, the Class R Certificates, the Class R-CX
Certificates and the Class R-PX Certificates (the "Long Beach Certificates").

         The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to (i) all scheduled payments of principal due after July 1,
2003 (the "Cut-off Date"), (ii) all unscheduled collections in respect of the
Mortgage Loans received after June 1, 2003 (other than the portion of such collections due on or prior to the Cut-off Date), (iii) all other payments of principal due and collected after the Cut-off Date, and (iv) all payments of interest on the Mortgage Loans due after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

         Pursuant to the Pooling and Servicing Agreement, the Purchaser will transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Purchaser in and to the Mortgage Loans and the Yield Maintenance Agreement,
together with its rights under this Agreement (other than Section 17 hereof).

SECTION 4.        Transfer of the Mortgage Loans and the Yield Maintenance
                  Agreement.

(a)      Possession of Mortgage Files. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans and the Yield Maintenance
         Agreement. The contents of each Mortgage File related to a Mortgage
         Loan not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser and promptly transferred to the Trustee. Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the related Mortgage and the other contents of the related Mortgage File shall be vested in the
         Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered promptly to the Purchaser or as otherwise directed by the Purchaser.

(b)      Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date deliver or cause to be delivered to the Purchaser, the
         Trustee or their designee each of the following documents for each
         Mortgage Loan:

(i)      the original Mortgage Note, endorsed in blank or in the following form:
         "Pay to the order of Deutsche Bank National Trust Company, as Trustee, under the applicable agreement, without recourse," with all prior and intervening endorsements, showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or (in the case of not more than 1.00% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date) a copy of such original
         Mortgage Note with an accompanying Lost Note Affidavit executed by the
         Seller;

                                      C-2

(ii)     the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)    an original Assignment in blank;

(iv)     the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the
         Mortgage to the Trustee or in blank;

(v)      the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)     the original lender's title insurance policy, (or, in the case of any
         Washington Mutual Mortgage Loan, a copy thereof) together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such title policy is unavailable, a written commitment or uniform binder or preliminary report of the title issued by the title insurance or escrow company.

         The Seller shall promptly (and in no event later than thirty (30)
Business Days, subject to extension upon a mutual agreement between the Seller and the Purchaser) following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage, submit or cause to be submitted for recording, at no expense to the Purchaser, in the appropriate public office for real property records, each Assignment referred to in (iii) and (iv) above and shall execute each original Assignment referred to in clause (iii) above in the following form: "Deutsche Bank National Trust
Company, as the Trustee under the applicable agreement, without recourse." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.
Notwithstanding the foregoing, the Assignments referred to in (iii) and (iv)
above shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if each Rating Agency shall have determined that no recordation is required for such Rating Agency to assign the initial ratings to the Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3
Certificates, the Mezzanine Certificates and the Other NIM Notes and initial shadow rating to the Insured NIM Notes, without giving effect to any insurance policy issued by the NIMS Insurer; provided, however, that each Assignment referred to in (iii) and (iv) above shall be submitted for recording by the
Seller, in the manner described above, at no expense to the Trust Fund or the
Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of

                                      C-3

Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing
Agreement and (v) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

         If any document referred to in Section 4(b)(ii), Section 4(b)(iii),
Section 4(b)(iv), or Section 4(b)(v) above (collectively, the "Recording
Documents") has as of the Closing Date been submitted for recording but either
(x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such Recording Documents shall be deemed to be satisfied upon (1) delivery to the Purchaser, the Trustee or their designee of a copy of each such Recording Document certified by the
Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Purchaser, the Trustee or their designee upon receipt thereof, and in any event no later than one year after the Closing Date (except as provided below), of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. In instances where, due to a delay on the part of the applicable recording office where any such Recording Documents have been delivered for recordation, the Recording Documents cannot be delivered to the Purchaser, the
Trustee or their designee within one year after the Closing Date, the Seller shall deliver to the Purchaser, the Trustee or their designee within such time period an Officer's Certificate stating the date by which the Seller expects to receive such Recording Documents from the applicable recording office. If the
Recording Documents have still not been received by the Seller and delivered to the Purchaser, the Trustee or their designee by such date, the Seller shall deliver to the Purchaser, the Trustee or their designee by such date an additional Officer's Certificate stating a revised date by which Seller expects to receive the applicable Recording Documents. This procedure shall be repeated until the Recording Documents have been received by the Seller and delivered to the Purchaser, the Trustee or their designee. If the original or copy of the lender's title insurance policy was not delivered pursuant to Section 4(b)(vi)
above, the Seller shall deliver or cause to be delivered to the Purchaser, the
Trustee or their designee promptly after receipt thereof, and in any event within 120 days after the Closing Date such title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser, the Trustee or their designee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Each original document relating to a Mortgage Loan which is not delivered to the Purchaser, the Trustee or their designee, if held by the
Seller, shall be so held for the benefit of the Purchaser or its assignee, transferee or designee. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Purchaser, the Trustee or their designee. Any such original document that is not required pursuant to the terms of this Section to be a part of a Mortgage File shall be held by the Seller in its capacity as Master Servicer.

(c) Acceptance of Mortgage Loans. The documents delivered pursuant to Section
4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before, on and after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date

                                      C-4

within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.

(d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement (other than Section 17 hereof), in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. Any expense reasonably incurred by or on behalf of the Purchaser, the Trustee, or the NIMS Insurer, if any, in connection with enforcing any obligations of the
Seller under this Agreement will be promptly reimbursed by the Seller.

(e) Examination of Mortgage Files. Prior to the Closing Date the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser, for examination, the Mortgage File pertaining to each
Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours at any time before or after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans with respect to which the Seller's representations and warranties contained in this
Agreement are not correct, such Mortgage Loans shall be deleted from the
Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the related Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5.        Representations, Warranties and Covenants of the Seller.

         The Seller hereby represents and warrants and covenants to the
Purchaser, as of the date hereof and as of the Closing Date:

(i)  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Seller in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement;

(ii) The Seller had the full corporate power and authority to originate, hold and sell each Mortgage Loan and has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Seller the execution, delivery and performance of this Agreement; and
     this Agreement, assuming the due authorization, execution and delivery

                                      C-5

     thereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a)
     bankruptcy, insolvency, moratorium, receivership, conservatorship, arrangement, moratorium and other similar laws relating to creditors'
     rights generally and (b) the general principles of equity, whether such enforcement is sought in equity or at law;

(iii) The execution and delivery of this Agreement by the Seller, the servicing of the Mortgage Loans by the Seller under the Pooling and Servicing
     Agreement, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Seller and does not (A)
     result in a breach of any term or provision of the charter or by-laws of the Seller, (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement, instrument or indenture to which the Seller is a party or by which it may be bound, or any statute, order or regulation applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or any of its property or (C) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage
     Loans or any documents or instruments evidencing or securing the Mortgage
     Loans; and the Seller is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the
     Seller's knowledge, would in the future result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans or materially and adversely affect (x) the ability of the Seller to perform its obligations under this
     Agreement or the Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Seller taken as a whole;

(iv) No consent, approval, authorization, or order of, any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Seller has obtained the same;

(v)  The Seller is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and
     Section 211 of the National Housing Act;

(vi) No litigation or proceeding is pending or, to the best knowledge of the
     Seller, threatened, against the Seller that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the
     Pooling and Servicing Agreement or the issuance of the Certificates or the ability of the Seller to service the Mortgage Loans or to perform any of

                                      C-6

     its other obligations hereunder in accordance with the terms hereof and the terms of the Pooling and Servicing Agreement or, that would result in a material adverse change in the financial or operating conditions of the
     Seller;

(vii) No certificate of an officer, statement or other information furnished in writing or report delivered by the Seller to the Purchaser, any Affiliate of the Purchaser or the Trustee for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder and under the Pooling and Servicing Agreement contains any untrue statement of a material fact, or omits a material fact necessary to make the information, certificate, statement or report not misleading in any material respect;

(viii) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(ix) Each Mortgage Note, each Mortgage, each Assignment and any other document required to be delivered by or on behalf of the Seller under this Agreement or the Pooling and Servicing Agreement to the Purchaser or any assignee, transferee or designee of the Purchaser for each Mortgage Loan has been or will be, in accordance with Section 4(b) hereof, delivered to the Purchaser or any such assignee, transferee or designee. With respect to each Mortgage
     Loan, the Seller is in possession of a complete Mortgage File in compliance with the Pooling and Servicing Agreement, except for such documents that have been delivered (1) to the Purchaser or any assignee, transferee or designee of the Purchaser or (2) for recording to the appropriate public recording office and have not yet been returned;

(x)  The Seller (A) is a solvent entity and is paying its debts as they become due, (B) immediately after giving effect to the transfer of the Mortgage
     Loans, will be a solvent entity and will have sufficient resources to pay its debts as they become due and (C) did not sell the Mortgage Loans to the
     Purchaser with the intent to hinder, delay or defraud any of its creditors;
     and

(xi) The transfer of the Mortgage Loans to the Purchaser at the Closing Date
     will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

SECTION 6.        Representations and Warranties of the Seller Relating to the
                  Individual Mortgage Loans.

         The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date with respect to each Mortgage Loan:

(i)      The information set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan is complete, true and correct in all material respects as of the Cut-off Date, unless another date is set forth on the Mortgage Loan Schedule;

(ii)     [reserved];

                                      C-7

(iii) Each Mortgage is a valid and enforceable first or second lien on the
     Mortgaged Property, including all improvements thereon, subject only to (a)
     the lien of non-delinquent current real property taxes and assessments, (b)
     covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and which do not materially interfere with the benefits of the security intended to be provided by such Mortgage, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) in the case of a second lien, only to a first lien on such Mortgaged Property;

(iv) Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. The form of endorsement of each Mortgage Note satisfied the requirement, if any, of endorsement in order to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note; and each Assignment to be delivered hereunder is in recordable form and is sufficient to effect the assignment of and to transfer to the assignee thereunder the benefits of the assignor, as mortgagee or assignee thereof, under each Mortgage to which that Assignment relates;

(v)  To the best of the Seller's knowledge, there is no delinquent tax or assessment lien against any Mortgaged Property;

(vi) There is no valid offset, defense or counterclaim to any Mortgage Note
     (including any obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note) or the Mortgage, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii) To the best of the Seller's knowledge, there are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related
     Mortgage, except those which are insured against by the title insurance policy referred to in (xi) below;

(viii) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is at least in average repair;

(ix) Each Mortgage Loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, predatory and abusive lending, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby, including without limitation the receipt of interest does not involve the violation of any such laws;

                                      C-8

(x)  Neither the Seller nor any prior holder of any Mortgage has modified the
     Mortgage in any material respect, satisfied, canceled or subordinated such
     Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto
     (except that a Mortgage Loan may have been modified by a written instrument signed by the Seller or a prior holder of the Mortgage Loan which has been recorded, if necessary, to protect the interests of the Seller and the
     Purchaser and which has been delivered to the Purchaser or any assignee, transferee or designee of the Purchaser as part of the Mortgage File, and the terms of which are reflected in the Mortgage Loan Schedule);

(xi) A lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, and, with respect to each Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement in an amount at least equal to the balance of the Mortgage Loan as of the Cut-off Date or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, the transfer of the related Mortgage Loan to the Purchaser and the Trustee does not affect the validity or enforceability of such policy and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the
     Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and in a form acceptable to Fannie Mae or Freddie Mac on the date of origination of such Mortgage Loan, which policy insures the Seller and successor owners of indebtedness secured by the insured Mortgage, as to the first or second, as the case may be, priority lien of the Mortgage; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related
     Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

(xii) Each Mortgage Loan was originated by, or generated on behalf of, the
     Seller, or originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

(xiii) With respect to each Adjustable Rate Mortgage Loan, on each Adjustment
     Date, the Mortgage Rate will be adjusted to equal the Index plus the Gross
     Margin, rounded to the nearest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. The related
     Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment which is sufficient to fully amortize the outstanding principal balance of the Mortgage Loan over its

                                      C-9

     remaining term and to pay interest at the applicable Mortgage Rate. No
     Mortgage Loan is subject to negative amortization. All rate adjustments have been performed in accordance with the terms of the related Mortgage
     Note or subsequent modifications, if any;

(xiv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the
     Mortgaged Property;

(xv) All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and to the best of the Seller's knowledge, the Mortgaged
     Property is lawfully occupied under applicable law;

(xvi) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(xvii) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the Mortgagor enforceable against the Mortgagor by the mortgagee or its representative in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law. To the best of the
     Seller's knowledge, all parties to the Mortgage Note and the Mortgage had full legal capacity to execute all Mortgage Loan documents and to convey the estate purported to be conveyed by the Mortgage and each Mortgage Note and Mortgage have been duly and validly executed by such parties;

(xviii) The proceeds of each Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the
     Mortgage Loans were paid;

(xix) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                                      C-10

(xx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

(xxi) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note;

(xxii) The origination, underwriting and collection practices used by the Seller with respect to each Mortgage Loan have been in all respects legal, proper, prudent and customary in the subprime mortgage servicing business. Each
     Mortgage Loan is currently being serviced by Washington Mutual Bank, FA;

(xxiii) There is no pledged account or other security other than real estate securing the Mortgagor's obligations;

(xxiv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

(xxv) [reserved];

(xxvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire extended coverage and coverage of such other hazards as are customarily covered by hazard insurance policies with extended coverage in the area where the Mortgaged Property is located representing coverage not less than the lesser of the outstanding principal balance of the related Mortgage Loan or the minimum amount required to compensate for damage or loss on a replacement cost basis. All individual insurance policies and flood policies referred to in this clause (xxvi) and in clause
     (xxvii) below contain a standard mortgagee clause naming the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the
     Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the
     Mortgagor's cost and expense and to seek reimbursement therefor from the
     Mortgagor;

(xxvii) If the Mortgaged Property is in an area identified in the Federal
     Register by the Federal Emergency Management Agency as subject to special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A)
     the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                                      C-11

(xxviii) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note; and neither the
     Seller nor any other entity involved in originating or servicing the
     Mortgage Loan has waived any default, breach, violation or event of acceleration;

(xxix) Each Mortgaged Property is improved by a one- to four-family residential dwelling, including condominium units and dwelling units in planned unit developments, which, to the best of the Seller's knowledge, does not include cooperatives and does not constitute property other than real property under state law. Each manufactured housing constituting any portion of any Mortgaged Property is a "single family residence" as defined in Section 25(e)(10) of the Code; (xxx) There is no obligation on the part of the Seller or any other party under the terms of the Mortgage or related
     Mortgage Note to make payments in addition to those made by the Mortgagor;

(xxxi) Any future advances made prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxii) Each Mortgage Loan was underwritten in accordance with the Seller's underwriting guidelines as described in the Prospectus Supplement as applicable to its credit grade;

(xxxiii) Each appraisal of a Mortgage Loan that was used to determine the appraised value of the related Mortgaged Property was conducted generally in accordance with the Seller's underwriting guidelines, and included an assessment of the fair market value of the related Mortgaged Property at the time of the appraisal. The Mortgage File contains an appraisal of the applicable Mortgaged Property;

(xxxiv) None of the Mortgage Loans is a graduated payment Mortgage Loan, nor is any Mortgage Loan subject to a temporary buydown or similar arrangement;

(xxxv) As of the Cut-off Date, there were no Mortgage Loans with respect to which the monthly payment due thereon in May, 2003 had not been made, none of the Mortgage Loans has been contractually delinquent for more than 30 days more than once during the preceding twelve months and, no Mortgage
     Loan has ever experienced a delinquency of 60 or more days since the origination thereof;

(xxxvi) Each Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

                                      C-12

(xxxvii) To the best of the Seller's knowledge no misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(xxxviii) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

(xxxix) The information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms under applicable law upon the Mortgagor's voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; or (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment. No Mortgage Loan has a Prepayment Charge for a term in excess of five years from the date of its origination;

(xl) The Loan-to-Value Ratio for each Mortgage Loan was no greater than 100% at the time of origination;

(xli) The first date on which each Mortgagor must make a payment on the related
     Mortgage Note is no later than 60 days from the date of this Agreement;

(xlii) With respect to each Mortgage Loan, the related Mortgagor shall not fail to make the first Monthly Payment due under the terms of the Mortgage Loan by the second succeeding Due Date after the Due Date on which such Monthly
     Payment was due;

(xliii) The transfer, assignment and conveyance of the Mortgage Notes and the
     Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(xliv) There are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date

                                      C-13

     of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(xlv) There is no proceeding pending, or to best of the Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property or the taking by eminent domain of any Mortgaged Property;

(xlvi) No Mortgage Loan is subject to the Home Ownership and Equity Protection
     Act of 1994 or Regulation Z (12 CFR 226.32) or is a "high cost" loan or a
     "predatory" loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan, or without limiting the generality of the foregoing, is a "covered" loan under the laws of the states of California, Colorado or Ohio and any breach of this representation will be deemed to materially and adversely affect the value of the related loan;

(xlvii) No proceeds from any Mortgage Loans were used to finance single-premium credit insurance policies. No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

(xlviii) The Seller did not select the Mortgage Loans with the intent to adversely affect the interests of the Purchaser;

(xlix) The Seller has not received any notice that any Mortgagor has filed for any bankruptcy or similar legal protection;

(l)  No Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 6, 2003, which is secured by a Mortgaged Property located in the State of Georgia is a "home loan" as defined in the Georgia Fair
     Lending Act (HB 1361); and

(li) No Mortgage Loan originated on or after June 23, 2003 is secured by a
     Mortgaged Property located in the State of Kentucky.

SECTION 7.        Repurchase Obligation for Defective Documentation and for
                  Breach of Representation and Warranty.

(a) The representations and warranties contained in Section 5 (ix) and Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the
Purchaser, including the Trustee for the benefit of holders of asset-backed certificates evidencing an interest in all or a portion of the Mortgage Loans.
With respect to the representations and warranties contained herein which are made to the knowledge or the best of knowledge of the Seller, or as to which the
Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein

                                      C-14

of the Purchaser or the Purchaser's assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan.

         Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller (as listed on the
Trustee's initial certification), as part of any Mortgage File or of a breach of any of the representations and warranties contained in Section 5 or Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest of the Purchaser or the Purchaser's assignee, transferee or designee in any Mortgage Loan, the party discovering the breach shall give prompt written notice to the others. Within ninety (90) days of the earlier of the discovery or the Seller's receipt of notice of any such missing documentation which was not transferred to the Purchaser as described above or materially defective documentation or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects, or in the event the Seller cannot deliver such missing document or such defect or breach cannot be cured, the Seller shall, within 90 days of its discovery or receipt of notice, either (i) repurchase the affected
Mortgage Loan at a price equal to the Purchase Price (as defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and
Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans; provided, however, that in the case of a breach of the representation and warranty concerning the Mortgage Loan Schedule contained in Section 6(i), if such breach relates to any field on the Mortgage Loan Schedule which identifies any
Prepayment Charge and such Prepayment Charge has been triggered pursuant to the terms of the related Mortgage Note, then in lieu of purchasing such Mortgage
Loan from the Trust Fund at the Purchase Price (as defined in the Pooling and
Servicing Agreement), the Seller shall pay the amount of the incorrectly identified Prepayment Charge (net of any amount previously collected by or paid to the Trust Fund in respect of such Prepayment Charge), and the Seller shall have no obligation to repurchase or substitute for such Mortgage Loan. In the event of a substitution permitted hereunder, the Seller shall amend the Closing
Schedule to reflect the withdrawal of each removed Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement and the addition of the Qualified Substitute Mortgage Loan(s). The Seller shall deliver to the
Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section
7(a) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price (as defined in the Pooling and Servicing Agreement) in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any
repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement and any
remedy by the Seller for a breach of a representation or warranty that materially and adversely affects the value of any Prepayment Charge shall be made in a manner consistent with Section 2.03(c) of the Pooling and Servicing
Agreement.

                                      C-15

(b) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Purchaser against the Seller respecting a missing or defective document or a breach of the representations and warranties contained in Section 5 or Section 6.

SECTION 8.        Closing; Payment for the Mortgage Loans.

         The closing of the purchase and sale of the Mortgage Loans and the
Yield Maintenance Agreement shall be held at the Seattle office of Heller Ehrman
White & McAuliffe LLP at 9:30 am New York time on the Closing Date (or such other location or time as is mutually agreeable to the parties).

         The Purchaser's obligation to close the transactions contemplated by this Agreement shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all
Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to
Section 2.01 of the Pooling and Servicing Agreement; and

(d) All other terms and conditions of this Agreement to be complied with by
Seller, shall have been complied with.

(e) Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and
Servicing Agreement, the consideration for the Mortgage Loans and the Yield
Maintenance Agreement as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price in immediately available funds and delivery of the Long Beach Certificates to Long Beach Asset Holdings Corp.

SECTION 9.        Closing Documents.

         Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

                                      C-16

(a) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, Greenwich Capital Markets, Inc. and Morgan Stanley & Co.
Incorporated (together, Greenwich Capital Markets, Inc. and Morgan Stanley & Co.
Incorporated are the "Co-Representatives") and the NIMS Insurer, if any, may
rely and attached thereto copies of the certificate of incorporation, bylaws and certificate of good standing of the Seller under the laws of the State of
Delaware;

(b) An Officers' Certificate of the Seller, dated the Closing Date, upon which the Purchaser, the Co-Representatives and the NIMS Insurer, if any, may rely, with respect to certain facts regarding the sale of the Mortgage Loans, by the
Seller to the Purchaser;

(c) An Opinion of Counsel of the Seller (which may be in-house counsel of the
Seller), dated the Closing Date and addressed to the Purchaser, the
Co-Representatives and the NIMS Insurer, if any;

(d) Such opinions of counsel as the Rating Agencies, the Co-Representatives, the
Trustee or the NIMS Insurer, if any, may reasonably request in connection with the sale of the Mortgage Loans and the Yield Maintenance Agreement by the Seller
to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement;

(e) A letter from Deloitte & Touche L.L.P., certified public accountants, dated the date hereof and to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus
Supplement under the captions "Summary of Terms--Mortgage Loans", "Risk
Factors", "The Mortgage Pool" and "Long Beach Mortgage Company" agrees with the records of the Seller;

(f) The Seller shall deliver to the Purchaser for inclusion in the Prospectus
Supplement under the caption "Long Beach Mortgage Company" or for inclusion in other offering materials, such publicly available information regarding the
Seller, its financial condition and its mortgage loan delinquency, foreclosure and loss experience, underwriting standards, lending activities and loan sales, production, and servicing and collection practices, and any similar nonpublic, unaudited financial information and a computer tape with respect to the pool information, as the Co-Representatives may reasonably request;

(g) Letters from at least two nationally recognized statistical rating agencies rating the Offered Certificates (as defined in the Prospectus Supplement); and

(h) Such further information, certificates, opinions and documents as the
Purchaser or the Co-Representatives may reasonably request.

SECTION 10.       Costs.

         The Seller shall pay (or shall reimburse the Purchaser or any other
Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the
Mortgage Loans and the Yield Maintenance Agreement, including without limitation, recording fees, fees for title policy endorsements and continuations

                                      C-17

and the fees for recording Assignments, the fees and expenses of the Seller's in-house accountants and in-house attorneys, the costs and expenses incurred in connection with determining the Seller's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(d) and 9(e), the cost of an opinion of counsel regarding the true sale of the Mortgage Loans and the Yield Maintenance
Agreement and non-consolidation of the Seller, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus, the Prospectus
Supplement, any blue sky filings and private placement memorandum relating to the Certificates and other related documents, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the Mortgage
Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of any opinions of outside special counsel that may be required for the Seller and the fees charged by any Rating
Agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11.       Servicing.

         The Seller has represented to the Purchaser that the Mortgage Loans are being serviced in accordance with the terms of the Pooling and Servicing
Agreement, and it is understood and agreed by and between the Seller and the
Purchaser that any interim servicing arrangements with the Seller will be superseded by the servicing arrangements set forth in the Pooling and Servicing
Agreement.

SECTION 12.       Mandatory Delivery; Grant of Security Interest.

         The sale and delivery on the Closing Date of the Mortgage Loans and the
Yield Maintenance Agreement in accordance with the terms and conditions of this
Agreement is mandatory. It is specifically understood and agreed that each
Mortgage Loan is unique and identifiable on the Closing Date and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the Mortgage Loans on or before the Closing Date.

         The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and the Yield
Maintenance Agreement, and each document and instrument evidencing each such
Mortgage Loan and the Yield Maintenance Agreement to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such
Mortgage Loans and the Yield Maintenance Agreement in custody for the Purchaser, subject to (i) the Purchaser's right, prior to the Closing Date, to reject any
Mortgage Loan to the extent permitted by this Agreement and (ii) the Purchaser's obligation to deliver or cause to be delivered the consideration for the
Mortgage Loans and the Yield Maintenance Agreement pursuant to Section 8 hereof.
Any Mortgage Loan or Yield Maintenance Agreement rejected by the Purchaser shall concurrently therewith be automatically released from the security interest created hereby. The Seller agrees that, upon acceptance of the Mortgage Loans and the Yield Maintenance Agreement by the Purchaser or its designee and delivery of payment to the Seller, that any security interest held by the Seller in such Mortgage Loans and the Yield Maintenance Agreement shall be released.

                                      C-18

         All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this
Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively. Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or shall not have delivered or caused to be delivered the Long Beach Certificates to Long Beach Asset Holding Corp., or any
such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price or not to deliver or cause to be delivered the Long Beach Certificates to Long Beach Asset Holding
Corp, the Purchaser shall immediately effect the re-delivery of the Mortgage
Loans and the Yield Maintenance Agreement, if delivery to the Purchaser has occurred and any security interest created by this Section 12 shall be deemed to have been released.

SECTION 13.       Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Purchaser, addressed to the
Purchaser at 1201 Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBSC
Legal Counsel, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser; if to the Seller, addressed to the Seller at 1201
Third Ave., WMT1706, Seattle, Washington 98101, Attn: LBMC Legal Counsel, or to
such other address as the Seller may designate in writing to the Purchaser.

SECTION 14.       Severability of Provisions.

         Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15.       Agreement of Parties.

         The Seller and the Purchaser each agree to execute and deliver such instruments (including UCC financing statements and continuation statements) and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this
Agreement and the Pooling and Servicing Agreement.

SECTION 16.       Survival.

         The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser and its successors and assigns, notwithstanding any investigation heretofore or hereafter made by the
Purchaser or on its behalf, and that the representations, warranties and

                                      C-19

agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and the Yield Maintenance Agreement and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and
Servicing Agreement or the Trust Fund.

SECTION 17.       Indemnification, Representative.

(a) The Seller indemnifies and holds harmless the Purchaser, the Purchaser's officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the
"1933 Act") or Section 20 of the Exchange Act of 1934, as amended, (the
"Exchange Act"), as follows:

(i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the
Class AV-1 Certificates, the Class AV-2 Certificates, the Class AV-3
Certificates and the Mezzanine Certificates arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; and will reimburse, as incurred, the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred;
provided, however, that the Seller will be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made therein in reliance upon and in conformity with written information furnished to the Purchaser by the Seller specifically for use in the preparation thereof (the "Seller's Prospectus Supplement Information");

(ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Seller; and

(iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser, subject to Section 17(c)
below), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

                                      C-20

                  This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

                  (b) The Purchaser agrees to indemnify and hold harmless the
         Seller, each of its directors, each of its officers and each person, if any, who controls the Seller within the meaning of Section 15 of the
         1933 Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Seller or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, other than in the Seller's
         Prospectus Supplement Information, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any legal or other expenses reasonably incurred by the Seller or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
         Section 17 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 17, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 17 unless the indemnifying party is materially prejudiced by such omission to notify and in any event the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under this
         Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 17, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation for a defense.

                  Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing (ii) such

                                      C-21

         indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party)
         or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by the Seller if the indemnified parties under this Section 17 consist of the Seller or any of its officers, directors or controlling persons, or
         (ii) the Purchaser, if the indemnified party under this Section 17 consist of the Purchaser or any of the Purchaser's directors, officers or controlling persons.

                  Each indemnified party, as a condition of the indemnity
         agreements contained in Section 17(a) and Section 17(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 17(a) or Section 17(b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i)
         includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii)
         does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

                  Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying

                                      C-22

         party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in Section 17(a) or
         17(b) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Purchaser on the one hand and the Seller on the other from the offering of the
         Underwritten Certificates (as defined in the Prospectus Supplement) or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Purchaser on the one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 17(b) is unavailable or insufficient to hold harmless the indemnified party under Section 17(b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 17(b) in such proportion as appropriate to reflect the relative fault of the Purchaser on one hand and the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Purchaser on the one hand and the Seller on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Purchaser bear to the total underwriting discounts and commissions received by the
         Underwriters (as defined in the Prospectus Supplement). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Purchaser or by the Seller and the parties'
         relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection
         (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection
         (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 18.       Representations and Warranties of the Seller Relating to the
                  Yield Maintenance Agreement.

         The Seller hereby represents and warrants to the Purchaser, that as of the Closing Date with respect to the Yield Maintenance Agreement:

                                      C-23

(a) Immediately prior to the assignment of the Yield Maintenance Agreement to the Purchaser, the Seller had good title to, and was the sole legal and beneficial owner of, the Yield Maintenance Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Seller, and has full right and authority, subject to no interest or participation of, or agreement with, any other party to sell and assign the same. Upon the delivery, transfer or assignment of the Yield
Maintenance Agreement to the Purchaser as contemplated herein, the Purchaser will receive the Yield Maintenance Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind created by the Seller;

(b) The Yield Maintenance Agreement constitutes "general intangibles" within the meaning of the applicable UCC;

(c) The Seller has received all consents and approvals required by the terms of the Yield Maintenance Agreement for the sale of the Yield Maintenance Agreement hereunder to the Purchaser;

(d) The Seller has caused or will have caused, within ten days after the Closing
Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law as necessary to perfect the security interest in the Yield Maintenance Agreement granted to the
Purchaser hereunder; and

(e) The Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a description of collateral covering the Yield Maintenance Agreement other than any financing statement (a)
relating to the security interest granted to the Purchaser hereunder or (b) that has been terminated.

SECTION 19.       Governing Law.

         THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES
OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF
LAW PRINCIPLES. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401
OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 20.       Miscellaneous.

         This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                                      C-24

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the Yield Maintenance Agreement by the Seller to the
Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the
Mortgage Loans and the Yield Maintenance Agreement by the Seller to the
Purchaser and not as a pledge of the Mortgage Loans and the Yield Maintenance
Agreement by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and the Yield Maintenance Agreement
are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the
Yield Maintenance Agreement by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New
York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the
Mortgage Loans, the Yield Maintenance Agreement and all amounts payable to the holders of the Mortgage Loans and the Yield Maintenance Agreement in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of the Mortgage Notes, the Yield
Maintenance Agreement, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial
Code; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the
Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d)
hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this
Agreement, take such actions as may be necessary to ensure that, if this
Agreement were deemed to create a security interest in the Mortgage Loans and the Yield Maintenance Agreement, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and
Servicing Agreement.

SECTION 21.       Third Party Beneficiary.

         Each of the Trustee and the NIMS Insurer, if any, shall be a third-party beneficiary hereof (except with respect to Section 17) and shall be entitled to enforce the provisions hereof as if a party hereto, except the provisions of Section 17 hereof. The Co-Representatives, on behalf of the
Underwriters (as defined in the Prospectus Supplement), shall be a third-party beneficiary hereof solely with respect to Section 17 and shall be entitled to enforce the provisions of Section 17 as if it were a party hereto.

                                      C-25

         IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                           LONG BEACH SECURITIES CORP.

                          By: _________________________
                              Name: Jeffery A Sorensen
                              Title:   Vice President

                           LONG BEACH MORTGAGE COMPANY

                          By: _________________________
                              Name: Jeffery A Sorensen
                              Title: First Vice President

                                      C-26

                                   SCHEDULE A

                           Yield Maintenance Agreement

Provider                                                   Transaction Reference
--------                                                   ---------------------
WestLB AG, New York Branch                                 265270N

                                      A-1

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE
                                [FILED BY PAPER]

                                       D-1

                                   EXHIBIT E-1

                               REQUEST FOR RELEASE
                            (for Trustee /Custodian)

Loan Information

         Name of Mortgagor:
                                    ----------------------------------------------------

         Master Servicer
         Loan No.:
                                    ----------------------------------------------------

Trustee /Custodian

         Name:
                                    ----------------------------------------------------

         Address:
                                    ----------------------------------------------------

         Trustee/
         Custodian
         Mortgage File No.:
                                    ----------------------------------------------------

Depositor

         Name:                      LONG BEACH SECURITIES CORP.
         Address:
                                    ----------------------------------------------------
         Certificates:              Long Beach Mortgage Certificates, Series 2003-4.

                                      E-1

         The undersigned Master Servicer hereby acknowledges that it has received from _______________________, as Trustee for the Holders of Long Beach
Mortgage Loan Trust 2003-4, Asset-Backed Certificates, Series 2003-4, the
documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of July 1, 2003, among the
Trustee, the Depositor and the Master Servicer (the "Pooling and Servicing
Agreement").

(a) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by ___________________, payable to, or endorsed to the order of, the Trustee.

(b) Mortgage recorded on _____________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________ in book/reel/docket _________________
of official records at page/image _____________.

(c) Deed of Trust recorded on ___________________ as instrument no.
________________ in the County Recorder's Office of the County of
_________________, State of ____________________ in book/reel/docket
_________________ of official records at page/image ________________.

(d) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
___________________ as instrument no. _________ in the County Recorder's Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

(e) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

(f)      _____________________________________________
(g)      _____________________________________________
(h)      _____________________________________________
(i)      _____________________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

         (1) The Master Servicer shall hold and retain possession of the
Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

         (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the
Documents or any proceeds thereof.

                                      E-2

         (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

         (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be ear-marked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

Dated:

                                            LONG BEACH MORTGAGE COMPANY

                                            By:  _____________________________
                                            Name:
                                            Title:

                                      E-3

                                   EXHIBIT E-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICERS' CERTIFICATE AND TRUST RECEIPT
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATES
                                  SERIES 2003-4

____________________________________________________ HEREBY CERTIFIES THAT
HE/SHE IS AN OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH
BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND
SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:___________________________   BORROWER'S NAME: _____________________

COUNTY:________________________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS,
WHICH ARE REQUIRED TO BE DEPOSITED IN THE COLLECTION ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

                                          DATED:_______________________________

_________________________________
/ / VICE PRESIDENT

/ / ASSISTANT VICE PRESIDENT

                                      E-4

                                   EXHIBIT F-1
                     FORM OF TRUSTEE'S INITIAL CERTIFICATION
                                     [Date]

Long Beach Securities Corp.                            Long Beach Mortgage Company
1100 Town & Country Road                               1100 Town & Country Road
Orange, California 92868                               Orange, California 92868

Re:  Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
     dated as of July 1, 2003 among Long Beach Securities Corp., Long Beach
     Mortgage Company and Deutsche Bank National Trust Company, Long Beach
     Mortgage Loan Trust 2003-4, Asset-Backed Certificates, Series 2003-4

Ladies and Gentlemen:

         Pursuant to Section 2.02 of the Pooling and Servicing Agreement, the
undersigned, as Trustee, hereby acknowledges receipt of each Mortgage File and certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule
(other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered by this certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(e) of the Pooling and Servicing
Agreement) required to be delivered to it pursuant to the Pooling and Servicing
Agreement are in its possession, (ii) such documents have been reviewed by it and are not mutilated, torn or defaced unless initialed by the related borrower and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (ix), (xii), (xiv) (to the extent of the
Periodic Rate Cap for the first Adjustment Date and subsequent Adjustment Dates)
and (xvi) of the definition of "Mortgage Loan Schedule" of the Pooling and
Servicing Agreement accurately reflects information set forth in the Mortgage
File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the
Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

                                      F-1

                                          DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title:_____________________________

                                      F-2

                                   EXHIBIT F-2
                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                     [Date]

Long Beach Securities Corp.                          Long Beach Mortgage Company
1100 Town & Country Road                             1100 Town & Country Road
Orange, California 92868                             Orange, California 92868

Re:  Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
     dated as of July 1, 2003 among Long Beach Securities Corp., Long Beach
     Mortgage Company and Deutsche Bank National Trust Company, Long Beach
     Mortgage Loan Trust 2003-4, Asset-Backed Certificates, Series 2003-4

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and
Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage
Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                  (a) the original Mortgage Note, endorsed in blank or in the following form: "Pay to the order of Deutsche Bank National Trust
         Company, as Trustee under the applicable agreement, without recourse,"
         with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the
         Trustee or a copy of such original Mortgage Note with an accompanying
         Lost Note Affidavit executed by the Seller;

                  (b) the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                  (c) an original Assignment in blank;

                  (d) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

                  (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                  (f) the original lender's title insurance policy, together with all endorsements or riders issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company.

                                      F-3

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage
Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing
Agreement.

                                          DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

                                          By:   _____________________________
                                          Name: _____________________________
                                          Title:_____________________________

                                      F-4

                                    EXHIBIT G

                                   [RESERVED]

                                      G-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT
         Personally appeared before me the undersigned authority to administer oaths, ___________who first being duly sworn deposes and says: Deponent is
_____________ of _______________, successor by merger to _____________("Seller")
and who has personal knowledge of the facts set out in this affidavit.

On __________________, did execute and deliver a promissory note in the principal amount of $____________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing Deutsche
Bank National Trust Company, as Trustee on behalf of Long Beach Mortgage Loan
Trust 2003-4, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Deutsche Bank National Trust Company, Long
Beach Securities Corp. and Long Beach Mortgage Company harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:  ________________________
     ________________________

STATE OF                                    )
                                            )        SS:
COUNTY OF                                   )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.

_______________________________
_______________________________
My commission expires_____________________.

                                      H-1

                                    EXHIBIT I
                          FORM OF ERISA REPRESENTATION

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Long Beach Mortgage Company
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2003-4,
                           Asset-Backed Certificates, Series 2003-4
Ladies and Gentlemen:

         ___________________ (the "Transferee") intends to acquire from
__________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of the Class [____] Certificate of Long Beach Mortgage Loan
Trust 2003-4, Asset-Backed Certificates, Series 2003-4, (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee").
Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the
Trustee and the Master Servicer that the following statements in either (1) or
(2) are accurate:

         _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of
         Section 3(3) of the Employee Retirement Income Security Act of 1974, as
         amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal
         Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
         (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss.
         2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101; or

         _____ (2) The Transferee will provide an Opinion of Counsel to the
         Depositor, the Trustee and the Master Servicer which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the
         Trustee, the Master Servicer, or the Trust Fund to any obligation or

                                      I-1

         liability (including obligations or liabilities under ERISA or Section
         4975 of the Code) in addition to those undertaken in this Agreement.

         IN WITNESS WHEREOF, the Transferee executed this certificate.

                                   [Transferee]

                                   By:
                                       ----------------------------------------

                                   Name:
                                         --------------------------------------

                                   Title:
                                          -------------------------------------

                                      I-2

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2003-4,
                           Asset-Backed Certificates Series 2003-4

Ladies and Gentlemen:

         In connection with our acquisition of $______ Initial Certificate
Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan
Trust 2003-4 Asset-Backed Certificates, Series 2003-4 (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an
"accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the
Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as
amended, nor are we acting on behalf of any such plan, (e) we are acquiring the
Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if

                                      J-1

requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Agreement.

                                                     Very truly yours,

                                                     [NAME OF TRANSFEREE]

                                                     By: _______________________
                                                         Authorized Officer

                                      J-2

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

                  Re:      Long Beach Mortgage Loan Trust 2003-4,
                           Asset-Backed Certificates Series 2003-4

Ladies and Gentlemen:

         In connection with our acquisition of $______ Initial Certificate
Principal Balance of the Class [__] Certificate of Long Beach Mortgage Loan
Trust 2003-4 Asset-Backed Certificates, Series 2003-4 (the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement dated as of July 1, 2003
(the "Agreement") among Long Beach Securities Corp., as depositor (the
"Depositor"), Long Beach Mortgage Company, as master servicer (the "Master
Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee"), we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the
Certificates, (c) we are not an employee benefit plan that is subject to the
Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the
Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the
Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule

                                      J-3

144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii)
pursuant to another exemption from registration under the Securities Act.

                                                     Very truly yours,

                                                     [NAME OF TRANSFEREE]

                                                     By:  _____________________
                                                          Authorized Officer

                                      J-4

                                                                                                                   ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief
Financial Officer, Senior Vice President or other executive officer of the
Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii)
the Buyer satisfies the criteria in the category marked below.

         _____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as
         amended.

         _____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of
         Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
         (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         _____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         _____    Broker-dealer.  The Buyer is a dealer registered pursuant to
         Section 15 of the Securities Exchange Act of 1934.

______________________
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                      J-5

         _____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of
         Columbia.

         _____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         _____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of
         1974.

         _____    Investment Advisor.  The Buyer is an investment advisor
         registered under the Investment Advisors Act of 1940.

         _____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of
         1958.

         _____    Business  Development  Company.  Buyer is a business
         development  company as  defined in Section  202(a)(22)  of the
         Investment Advisors Act of 1940.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the
Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the
Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                                      J-6

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                         Print Name of Buyer

                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Date:
                                     -------------------------------------------

                                      J-7

                                                                                                                   ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief
Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a
Family of Investment Companies (as defined below), is such an officer of the
Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of
Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the
Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment
Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

_____ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         _____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
         144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof)
         that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                      J-8

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule
144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.
Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                --------------------------------------------
                                Print Name of Buyer or Adviser

                                By:
                                    ----------------------------------------
                                Name:
                                     ---------------------------------------
                                Title:
                                      --------------------------------------

                                IF AN ADVISER:

                                             Print Name of Buyer

                                Date:
                                     ---------------------------------------

                                      J-9

                                    EXHIBIT K

                        TRANSFER AFFIDAVIT AND AGREEMENT

                     LONG BEACH MORTGAGE LOAN TRUST 2003-4,
                    ASSET-BACKED CERTIFICATES, SERIES 2003-4

STATE OF ____________      )
                           ) ss.:
COUNTY OF __________       )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in the Class [___] Certificate (the
"Certificate") issued pursuant to the Pooling and Servicing Agreement, (the
"Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"),
Long Beach Mortgage Company, as master servicer (the "Master Servicer") and
Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its
Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The
Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted
Transferees; (ii) such tax will be imposed on the transferor, or, if such
Transfer is through an agent (which includes a broker, nominee or middleman) of a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent
Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted
Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a

                                      K-1

"pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another
Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the
Agreement and understands the legal consequences of the acquisition of an
Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the
Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any
Person to whom the Transferee attempts to Transfer its Ownership Interest in the
Certificate, and in connection with any Transfer by a Person for whom the
Transferee is acting as nominee, trustee or agent, and the Transferee will not
Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred to any Person that the Transferee knows is not a Permitted
Transferee. In connection with any such Transfer by the Transferee, the
Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a "Transferor Certificate") to the
effect that such Transferee has no actual knowledge that the Person to which the
Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the
Certificate.

         8. The Transferee's taxpayer identification number is _____________.

         9. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

         10. The Transferee is aware that the Certificate may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that, as the holder of a noneconomic residual interest, the Transferee may incur tax liabilities in excess of any cash flows generated by the Certificate. The Transferee intends to pay taxes associated with holding the Certificate as they become due.

         11. The Transferee is not an employee benefit plan that is subject to
ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

                                      K-2

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its
Vice President, attested by its Secretary, this ___ day of [__________].

                                       [Transferee NAME]

                                       By:
                                           ------------------------------
                                       Name:
                                             ----------------------------
                                       Title:
                                              ---------------------------

[Corporate Seal]

ATTEST:

Secretary

         Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this ___ day of [__________].

                                                     _________________________
                                                            NOTARY PUBLIC

                                                     My Commission expires the
                                                     __ day of ____, 20__.

                                      K-3

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Long Beach Securities Corp.
1100 Town & Country Road
Orange, California 92868

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California  92705

                  Re:      Long Beach Mortgage Loan Trust 2003-4,
                           Asset-Backed Certificates Series 2003-4

Ladies and Gentlemen:

         In connection with our disposition of the Class [__] Certificates (the
"Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2003 (the "Agreement") among Long Beach Securities Corp., as depositor (the "Depositor"), Long Beach Mortgage Company, as master servicer
(the "Master Servicer") and Deutsche Bank National Trust Company, as trustee
(the "Trustee") we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of
Section 5 of the Act, (c) to the extent we are disposing of the Class [__]
Certificate, we have no knowledge that the Transferee is not a Permitted
Transferee and (d) no purpose of the proposed disposition of the Class [__]
Certificate is to impede the assessment or collection of tax.

                                  Very truly yours,

                                  TRANSFEROR

                                  By:
                                      -----------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                         --------------------------------------

                                      L-1

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE

                             AVAILABLE UPON REQUEST

                                   SCHEDULE II

                              CAP PREMIUM SCHEDULES

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                           PMI MORTGAGE LOAN SCHEDULE

                                 NOT APPLICABLE